Exhibit 99.5

PUBLIC ACCOUNTS 2012-2013

VOLUME 1

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC

Fiscal year ended March 31, 2013

Published in accordance with section 86
of the Financial Administration Act (CQLR, chapter A-6.001)

Public Accounts 2012-2013 - Volume 1

Legal deposit - Bibliothèque et Archives nationales du Québec

October 2013

ISSN 0706-2850 (Print version)

ISSN 1925-1823 (PDF)

© Gouvernement du Québec, 2013

His Honour the Honourable Pierre Duchesne

Lieutenant-Governor of Québec

Parliament Building

Québec

Your Honour,

I am pleased to present you with the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2013.

Nicolas Marceau

Minister of Finance and the Economy

Québec, October 2013

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Mr. Nicolas Marceau

Minister of Finance and the Economy

Parliament Building

Québec

Dear Minister,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2013. These accounts have been prepared under section 86 of the Financial Administration Act (CQLR, chapter A-6.001), in accordance with the Government’s accounting policies.

Respectfully yours,

Simon-Pierre Falardeau, CPA, CA

Comptroller of Finance

Québec, October 2013

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PUBLIC ACCOUNTS 2012-2013 — VOLUME 1

TABLE OF CONTENTS

PRESENTATION OF THE PUBLIC ACCOUNTS			11

GLOSSARY			13

ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS

1.	HIGHLIGHTS FOR THE 2012-2013 FISCAL YEAR		21

2.	OVERVIEW OF BUDGET 2012-2013		23

3.	RISKS AND UNCERTAINTIES		25

4.	BALANCED BUDGET ACT		27

5.	VARIANCE ANALYSIS		29

	5.1	COMPARISON OF ACTUAL RESULTS WITH THE BUDGET	30

	5.2	COMPARISON OF ACTUAL RESULTS WITH THE PREVIOUS FISCAL YEAR	32

6.	ANALYSIS OF MAIN TRENDS		37

7.	RESULTS OF THE INDICATOR ANALYSIS		49

APPENDIX 1 - FINANCIAL STATISTICS			61

APPENDIX 2 - INFORMATION BY REPORTING SECTOR			67

CONSOLIDATED FINANCIAL STATEMENTS

STATEMENT OF RESPONSIBILITY			73

INDEPENDENT AUDITOR’S REPORT			75

CONSOLIDATED STATEMENT OF OPERATIONS			79

CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT			80

CONSOLIDATED STATEMENT OF FINANCIAL POSITION			81

CONSOLIDATED STATEMENT OF CHANGE IN NET DEBT			82

CONSOLIDATED STATEMENT OF CASH FLOW			83

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SIGNIFICANT ACCOUNTING POLICIES	85

2.	MEASUREMENT UNCERTAINTY	97

3.	ACCOUNTING CHANGES	98

4.	TAX-FUNDED TRANSFERS	102

5.	DUTIES AND PERMITS	103

6.	CASH	104

7.	SHORT-TERM INVESTMENTS	105

8.	ACCOUNTS RECEIVABLE	106

9.	LOANS AND PORTFOLIO INVESTMENTS	107

10.	GENERATIONS FUND	110

11.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES	112

12.	DEFERRED REVENUE	113

13.	OTHER LIABILITIES	115

14.	FEDERAL GOVERNMENT TRANSFERS TO BE REPAID	116

15.	PENSION PLANS AND OTHER EMPLOYEE FUTURE BENEFITS	117

16.	RISK MANAGEMENT AND DERIVATIVE INSTRUMENTS	131

17.	DEBTS	133

18.	FIXED ASSETS	139

19.	CONTRACTUAL OBLIGATIONS	142

20.	LOAN GUARANTEES	147

21.	CONTINGENCIES	150

22.	CASH FLOW INFORMATION	151

23.	ASSET-BACKED TERM NOTES (ABTNS)	153

24.	COMPARATIVE FIGURES	156

APPENDICES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	NATIONAL ASSEMBLY, DESIGNATED PERSONS, GOVERNMENT DEPARTMENTS AND BODIES WHOSE FINANCIAL TRANSACTIONS WERE CONDUCTED FROM THE GENERAL FUND OF THE CONSOLIDATED REVENUE FUND	157

2.	GOVERNMENT BODIES, SPECIAL FUNDS AND SINKING FUNDS	159

3.	ORGANIZATIONS IN THE GOVERNMENT’S HEALTH AND SOCIAL SERVICES AND EDUCATION NETWORKS	162

4.	GOVERNMENT ENTERPRISES	172

5.	GOVERNMENT DEPARTMENTS AND BODIES THAT CONDUCT FIDUCIARY TRANSACTIONS NOT INCLUDED IN THE GOVERNMENT’S REPORTING ENTITY	173

6.	REVENUE	174

7.	EXPENDITURE	175

8.	INVESTMENT IN GOVERNMENT ENTERPRISES	176

9.	SEGMENT DISCLOSURES	185

10.	FIDUCIARY TRANSACTIONS CONDUCTED BY THE GOVERNMENT	189

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Presentation of the Public Accounts

The 2012-2013 Public Accounts present the financial position of the Gouvernement du Québec and its operations. They include a financial analysis and a glossary to increase their usefulness and transparency. The analysis presents the changes in the main trends for the major consolidated financial statement items.

The Ministère des Finances et de l’Économie considers that the use of indicators is efficient for studying changes in the state of the Government’s finances. Therefore, eleven indicators are presented in the section “Analysis of the consolidated financial statements”.

The 2012-2013 Public Accounts present information on the actual results for the fiscal year ended March 31, 2013. The initial forecasts of the results for this fiscal year were presented in Budget 2012-2013 on March 20, 2012 and revised in Budget 2013-2014 on November 20, 2012. Preliminary data of the results were presented in the March 28, 2013 Update on Québec’s Economic and Financial Situation. The comparative analysis with the Budget that appears in the present publication was made using the initial forecasts in Budget 2012-2013 according to the Canadian Institute of Chartered Accountants (CICA).

The Public Accounts for the fiscal year ended March 31, 2013 have been prepared by the Comptroller of Finance for the Minister of Finance and the Economy in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (CQLR, chapter A-6.001). They are published in two volumes.

Preparing the Public Accounts requires the participation and collaboration of many employees from different government departments, funds, bodies, and organizations in the health and social services and education networks as well as employees from government enterprises. We would like to thank all of them for their help in publishing these documents.

Volume 1 — Consolidated financial statements of the Gouvernement du Québec

Volume 1 presents the consolidated financial statements of the Gouvernement du Québec, as well as a financial analysis that facilitates understanding of the transactions carried out in fiscal 2012-2013.

Presentation of the Public Accounts (cond’t)

The consolidated financial statements consist of many items:

•                       A consolidated statement of operations, which accounts for the annual surplus or deficit arising from operations during the fiscal year. It presents the Government’s revenue, the cost of services and other expenses for the year.

•                       A consolidated statement of accumulated deficit, which shows the change in the accumulated deficit taking into consideration the results for the fiscal year, items charged directly to it and various restatements stemming from accounting changes.

•                       A consolidated statement of financial position, which presents the financial resources of the Gouvernement du Québec as well as its obligations. It establishes the net debt, which consists of the accumulated deficit and non-financial assets.

•                       A consolidated statement of change in net debt, which accounts for the combined effect on the net debt of the results for the fiscal year, the change in non-financial assets, items charged directly to the accumulated deficit and restatements stemming from accounting changes.

•                       A consolidated statement of cash flow, which provides information on the Government’s liquid assets generated by or used during the fiscal year within the context of operating, equity investment, fixed asset investment and financing activities.

•                       Notes and appendices, which provide additional information on the items of the consolidated statements and which are an integral part of the consolidated financial statements. They also include a summary of the main accounting policies used to prepare the consolidated financial statements, as well as consolidated information by government mission on operations.

In accordance with the Auditor General Act (CQLR, chapter V-5.01), the Auditor General of Québec prepares, as an independent auditor, a report included with the Government’s consolidated financial statements in which he expresses his opinion on the financial statements.

Volume 2 — Financial information on the Consolidated Revenue Fund: general fund and special funds

Volume 2 présents the financial information on the Consolidated Revenue Fund which is made of the general fund and the special funds This volume is divided into two sections. The first section report on the revenue from government departments, government budget-funded bodies, their authorized appropriations as well as expenses and other costs charged on each of these appropriations and finally, the financial operations of the specified purpose accounts they administer The second section presents revenue from special funds, their approved and realized expenses and investments.

Glossary

The following terms are used in the sections “Analysis of the consolidated financial statements” and “Consolidated financial statements” contained in this volume.

Accrual basis of accounting

The accrual basis of accounting is an accounting method that involves taking into account, in determining an entity’s net results, the revenues the entity earned and the expenditures it incurred during a fiscal year without considering the moment the transactions were settled through cash receipts or disbursements or in any other manner.

Advance borrowings

Advance borrowings are borrowings made by the general fund of the Consolidated Revenue Fund in a fiscal year to meet its financial requirements in the next fiscal year.

Budget balance

The budget balance and its calculation method are defined in the Balanced Budget Act (CQLR, chapter E - 12.00001).

The budget balance measures the attainment of a balanced budget. For a given fiscal year, it is the result of the difference between the revenue and expenditure determined in accordance with the Government’s accounting policies and taking into account the following adjustments:

•             Items not included in the budget balance:

i)                     the revenue and expenditure recorded in the Generations Fund;

ii)                  certain retroactive adjustments to revenue from government enterprises;

iii)               for fiscal 2012-2013, the result arising from discontinued operations following the decision to close the Gentilly-2 nuclear generating station, presented in Hydro-Québec’s annual consolidated financial statements.

•             Items included in the budget balance:

i)                     entries charged directly to the accumulated deficit, except for those resulting from:

(1)               the retroactive effect of any new Canadian Institute of Chartered Accountants standard for the years preceding the changeover year proposed by the Institute;

(2)              accounting changes resulting from the 2006-2007 accounting reform appearing in the public accounts;

ii)                  any amount needed from the stabilization reserve to maintain a balanced budget.

Glossary (cont’d)

Consolidation methods

Line-by-line consolidation method

The accounts of the Consolidated Revenue Fund, which include the general fund and the special funds, and the accounts of the other entities included in the Government’s reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government’s accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

Modified equity method

Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are accounted for at cost. The cost is adjusted annually by the Government’s share in the results of these enterprises with an offsetting entry to revenue, and by its share in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government’s reporting entity. This method requires no harmonization of enterprises’ accounting policies with those of the Government.

Consolidated Revenue Fund

The Consolidated Revenue Fund consists of all money received or collected from various sources over which the Parliament of Québec has the power of appropriation. The fund comprises a general fund and special funds.

Debt representing accumulated deficits

The debt representing accumulated deficits consists of the accumulated deficits presented in the Government’s consolidated financial statements, plus the stabilization reserve balance established by the Balanced Budget Act (CQLR, chapter E-12.00001).

Derivative instruments

Derivative instruments are instruments whose value fluctuates depending on an underlying instrument, regardless of whether the underlying instrument is actually held or issued.

Glossary (cont’d)

Financial assets

Financial assets are assets that can be used to repay existing debts or to finance future transactions. They are not intended to be used to deliver public services.

Financial instruments

Financial instruments are liquid assets, equity securities in an entity or contracts that are both a source of financial assets for one of the two contracting parties and a source of financial liabilities or equity instruments for the other contracting party.

General fund

The general fund consists of money paid into the Consolidated Revenue Fund that has not been credited to a special fund under legislative provisions.

Generations Fund

Under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), the Minister of Finance and the Economy deposits the sums that make up this fund with the Caisse de dépôt et placement du Québec. These sums are used exclusively for repaying the Government’s debt.

Government accounting policies

The Government’s accounting policies define how it must record financial transactions in its books and adequately report them to the general public. They are adopted by the Conseil du trésor and derive from the Canadian public sector accounting standards.

Gross debt

The gross debt corresponds to the sum of debts before deferred foreign exchange gains or losses and the liability regarding the pension plans and other employee future benefits. The balance of the Generations Fund is subtracted from this amount.

The gross debt for a fiscal year does not include borrowings contracted by the Minister of Finance and the Economy for the following fiscal year, or the portion of advances made to the Financing Fund established under the Act respecting the Ministère des Finances (CQLR, chapter M-24.01) that is attributable to the funding of bodies not contemplated by the first paragraph of section 89 of the Financial Administration Act (CQLR, chapter A-6.001) and to the funding of the government enterprises listed in Schedule 3 of this Act.

Glossary (cont’d)

Gross domestic product (GDP)

GDP is the value of all goods and services produced within the geographical limits of a country or a territory during a given calendar year.

Indicators

Indicators are tools of measurement that make it possible to monitor and assess the attainment of an objective, the implementation of a strategy or the accomplishment of a task or an activity.

Missions

Missions are the basic activity areas of a government that constitute its raison d’être. In Québec, there are six missions: “Health and Social Services”, “Education and Culture”, “Economy and Environment”, “Support for Individuals and Families”, “Administration and Justice”, and “Debt Service”.

Net debt

The net debt corresponds to the difference between the Government’s financial assets and its liabilities. It consists of accumulated deficits and non-financial assets.

Net financial requirements

Net financial requirements are net liquid assets required by the Government for operating, equity investment and fixed asset investment activities.

Non-financial assets

Non-financial assets are assets used during the normal course of the Government’s activities to provide public services.

Own-source revenue

Own-source revenue consists of revenue from income and property taxes, consumption taxes, duties and permits, miscellaneous sources, government enterprises and the Generations Fund.

Glossary (cont’d)

Reporting entity

The Government’s reporting entity encompasses the financial transactions of the National Assembly, persons designated by it, government departments and all of the bodies, funds and enterprises under the Government’s control. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss.

Retirement Plans Sinking Fund (RPSF)

Under the Financial Administration Act (CQLR, chapter A-6.001), the Minister of Finance and the Economy may make long-term investments by depositing money from the general fund of the Consolidated Revenue Fund with the Caisse de dépôt et placement du Québec, up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans.

Sinking fund relating to government borrowings

Under the Financial Administration Act (CQLR, chapter A-6.001), the Minister of Finance and the Economy may create a sinking fund to provide for the repayment of any borrowing that is part of the Government’s public debt. To that end, the Minister may, with the authorization of the Government, take out of the general fund of the Consolidated Revenue Fund any sum the Minister pays into the sinking fund. In addition, prudential liquid assets are kept in the sinking fund to enable the Government to fulfill its financial commitments in the event of major disruptions in financial markets.

Special fund

A special fund is a fund established by an Act to provide for certain financial commitments of a minister, a budget-funded body or a non-budget-funded body exercising an adjudicative function. Legislative provisions determine which sums paid into the Consolidated Revenue Fund must be credited to a special fund.

Glossary (cont’d)

Supercategories

Supercategories consist of the categories used to account for expenditures. There are five expenditures supercategories:

•                       Transfer

This supercategory includes expenditures that are paid out to provide beneficiaries with various forms of financial support. For the Government, these expenditures do not constitute direct acquisitions of goods or services or funds granted for the purpose of obtaining a return, as in the case of an investment.

•                       Remuneration

This supercategory includes operating expenditures incurred for ordinary remuneration, overtime and certain other indemnities paid directly by the Government to permanent and part-time employees and to casual employees, including students and seasonal public sector employees. It also includes the remuneration of health professionals and benefits and other contributions paid by the Government in its capacity as an employer, particularly, contributions to the pension plans, the Québec Pension Plan and employment insurance.

•                       Operating

This supercategory includes expenditures or costs incurred in the course of an entity’s administrative activities, apart from remuneration expenses, transfer expenses, doubtful accounts and other allowances, and debt service. In particular, it includes the estimated cost of reassessments and of the Government’s new obligations regarding the remediation of contaminated land, as well as the depreciation of fixed assets.

•                       Doubtful accounts and other allowances

This supercategory includes expenditures resulting from changes in the allowance for doubtful accounts, the allowance for losses on financial initiatives guaranteed by the Government and the valuation allowance for loans and portfolio investments.

•                       Debt service

This supercategory includes interest on the debt, the amortization of discounts and premiums, the amortization of deferred expenses and of unrealized foreign exchange gains and losses, foreign exchange expenditures and other expenses associated with debt management. It also includes interest charges in respect of the pension plans and other employee future benefits, as well as interest charges relating to private-public partnership agreements.

ANALYSIS

OF THE

CONSOLIDATED

FINANCIAL STATEMENTS

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2012-2013

1.                  Highlights for the 2012-2013 fiscal year

Consolidated operations

FISCAL YEAR ENDED MARCH 31, 2013

(in millions of dollars)

For an overview of the data, please refer to the summary of consolidated operations on page 29.

(1)         Own-source revenue includes Generations Fund revenue of $911 M, $961 M and $840 M for Budget 2012-2013, actual 2012-2013 results and actual 2011-2012 results, respectively.

(2)         The anticipated annual deficit includes a $300 M contingency reserve.

(3)         The 2012-2013 annual deficit includes the loss of $1 876 M arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station. For more information, please refer to page 180 of the Government’s consolidated financial statements.

•                      In Budget 2012-2013, the Government forecast an annual deficit of $589 million. Taking into account the allocation of $911 million in revenue to the Generations Fund, the anticipated budget balance within the meaning of the Balanced Budget Act1 was in deficit by $1 500 million.

•                      The results for fiscal 2012-2013 show an annual deficit of $2 515 million which includes the loss of $1 876 million arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station. Taking into account the deposit of $961 million in the Generations Fund and, excluding the loss of $1 876 million related to the discontinued operations following the closure of the Gentilly-2 nuclear generating station, as provided for in the Balanced Budget Act, the budget balance within the meaning of the Balanced Budget Act is in deficit by $1 600 million, i.e. $100 million more than forecast.

1  CQLR, chapter E-12.00001

PUBLIC ACCOUNTS 2012-2013 — VOLUME 1

1.                  Highlights for the 2012-2013 fiscal year (cont’d)

•                       Total revenue stood at $87 997 million, which represents a downward revision of $2 731 million, or 3.0%, compared with the Budget. It was up $1 729 million, or 2.0%, relative to fiscal 2011-2012.

•                       The decrease in the revenue for the current fiscal year compared with those of the initial Budget can be explained essentially by the fact that revenue from income and property taxes, from consumption taxes and from government enterprises was, respectively, $710 million, $1 089 million and $1 663 million lower than expected. This was offset in part by an increase of $956 million in miscellaneous revenue.

•                       The increase of $1 729 million between the revenue for the current year and the previous year can be attributed primarily to increases of $1 450 million in revenue from income and property taxes, $559 million in consumption taxes and $769 million in miscellaneous revenue and to a decrease of $1 517 million in revenue from government enterprises.

•                       Consolidated expenditure stood at $90 512 million, which represents a downward revision of $505 million, or 0.6%, compared with the Budget forecast. This expenditure rose by $2 378 million relative to the previous fiscal year.

•                       Budget 2012-2013 forecast a 2.8% increase in consolidated expenditure, whereas a 2.7% increase was recognized. This lower-than-anticipated growth can be attributed mainly to a downward revision of $545 million in debt service compared with the forecast.

•                       The increase between the expenditure for the current fiscal year and those for the previous fiscal year are due mainly to an increase of $1 674 million in spending for the “Health and Social Services” mission, to a $191-million climb in spending for the “Education and Culture” mission and to a $388-million climb in debt service.

2.                  Overview of Budget 2012-2013

The annual deficit forecast in Budget 2012-2013 was $589 million. After the allocation of $911 million in revenue to the Generations Fund, the anticipated budget balance was in deficit by $1 500 million.

Own-source revenue — General fund

The own-source revenue of the general fund, excluding that from government enterprises and that of the Generations Fund, was expected to increase by 6.8%. This anticipated increase reflected essentially the impact of economic growth and the financial implications of the fiscal and other measures affecting revenue announced in Budget 2012-2013 and previous budgets, particularly the increase in the Québec sales tax (QST) and the additional tax recovery efforts of the Agence du revenu du Québec.

Consolidated own-source revenue

Budget 2012-2013 forecast that consolidated own-source revenue, excluding that from government enterprises and that of the Generations Fund, would grow by 6.9%.

Revenue from government enterprises

Revenue from government enterprises was supposed to rise by 2.7% mainly because of an increase in the net earnings of Loto-Québec, Hydro-Québec and the Société des alcools du Québec.

Revenue dedicated to the Generations Fund

Budget 2012-2013 forecast that the revenue of the Generations Fund would reach $911 million. This revenue, which is recorded in the Government’s consolidated financial statements, was applied against the budget balance within the meaning of the Balanced Budget Act.

Consolidated federal government transfers

Consolidated federal government transfer revenue was expected to fall by 0.9% in 2012-2013. This change was to stem mainly from a decline in specified purpose account revenue due to the end of federal infrastructure stimulus programs, which was offset in part by the payment of the first instalment of federal compensation for harmonization of the sales taxes.

2.                  Overview of Budget 2012-2013 (cont’d)

Program spending — General fund

Budget 2012-2013 anticipated that general fund program spending would rise by 2.0%. It forecast a $1.0-billion increase in the budget of the Ministère de la Santé et des Services sociaux and an increase of $342 million in the budget of the Ministère de l’Éducation, du Loisir et du Sport. The global budget of the other departments was expected to decrease by $83 million. For fiscal 2012-2013, the spending forecasts for the Ministère de la Santé et des Services sociaux and the Ministère de l’Éducation, du Loisir et du Sport were $30.1 billion and $16.0 billion respectively.

Consolidated spending

Budget 2012-2013 forecast growth of 2.0% in consolidated spending, excluding debt service. Apart from the explanations for the general fund presented earlier, this growth was partly explained by the anticipated growth in spending by the special funds, particularly the Fund to Finance Health and Social Services Institutions and the Land Transportation Network Fund, which was offset by a reduction in specified purpose account spending due to the end of federal infrastructure stimulus programs.

Consolidated debt service

Debt service was expected to climb by 9.4%. This change was attributed mainly to the growth in the debt and the impact of the returns of the Caisse de dépôt et placement du Québec on the income of the Retirement Plans Sinking Fund (this income is applied against the interest on the pension plan obligtions).

3.                  Risks and uncertainties

The following factors are elements of risk and uncertainty that are not directly dependent on the Government but that can cause actual results to differ from forecast results, particularly:

•                       the economic forecasts the Government uses to determine its annual budgetary revenue, particularly those concerning changes in economic growth, employment and the Consumer Price Index. For example, a 1.0% difference in nominal GDP has an impact of about $500 million on the Government’s own-source revenue;

•                       the level of program spending, whose cost is related to the economic situation. For example, changes in the labour market affect the cost of employment assistance and income security programs. Similarly, in the health sector, the aging of the population raises the risk of cost overruns for medication and public services;

•                       the economic, taxation and population data the Government uses to determine revenue from federal government transfers, as well as the negotiations carried out regularly with the federal government. These data and negotiations can both affect federal government transfer revenue;

•                       unforeseen situations such as natural catastrophes, work stoppages, etc.;

•                       fluctuations in interest rates and in the value of the Canadian dollar in relation to other currencies that have an impact on the cost of financing, which are presented in Notes 16 and 17 (p. 131 to 138) of the consolidated financial statements;

•                       the risk that a financial intermediary will default on its contractual obligations (credit risk);

•                       the settlement of certain claims and lawsuits pending against the Government before the courts, which are presented in Note 21 (p. 150) of the consolidated financial statements.

The consolidated financial statements also set forth in Note 2 (p. 97) the uncertainties to which the estimates needed to prepare these statements are subject.

To reduce its exposure to risk, the Government develops management strategies for some of these variables. With the help of economic, fiscal and budgetary policies, the Government can influence its revenue and expenditure (other than debt service) by:

•                       using forecasts that reflect the consensus of forecasters;

•                       monitoring economic, budgetary and financial indicators, including the monthly reports on its budgetary revenue and expenditure, and monitoring the results of the consolidated entities;

•                       implementing economic support measures;

•                       using the contingency reserve. Budget 2012-2013 included a contingency reserve of $300 million for 2012-2013.

3.                  Risks and uncertainties (cont’d)

A government cannot prevent a recession or the impact of an economic slowdown single-handedly. However, it has the necessary means to play a stabilizing role in order to offset the effects of an economic slowdown and speed up the recovery.

In addition, financing policies also lead the Government to have an impact on its debt service through various strategies, as described in detail in Note 16 (p. 131-132) of the consolidated financial statements.

4.                  Balanced Budget Act

Budget balance

The Balanced Budget Act stipulates that the Québec government may not incur a budgetary deficit. However, the sections of the Act prohibiting such a deficit do not apply to fiscal 2009-2010 to 2012-2013. In accordance with the Act, the Government must not show a deficit of over $1.5 billion for 2012-2013, as announced in the 2011-2012 Budget Speech.

Furthermore, the Act was amended in June 2013 in order to exclude, in the calculation of the budget balance for fiscal 2012-2013, the result of $1 876 million shown in Hydro-Québec’s annual consolidated financial statements, arising from discontinued operations following the decision to close the Gentilly-2 nuclear generating station. Considering that, the 2012-2013 fiscal year ended with a budget balance in deficit by $1 600 million, taking into account, in accordance with the Act, the allocation of $961 million to the Generations Fund. The budget balance was $100 million more than the objective of $1 500 million, established in the 2011-2012 Budget Speech.

Budget balance within the meaning of the Balanced Budget Act

FISCAL YEAR ENDED MARCH 31, 2013

(in millions of dollars)

	Budget	Actual results as
	2012-2013	at March 31, 2013

Annual surplus (deficit)	(589)	(2 515)

Result from discontinued operations — Closure of Gentilly-2	—	1 876

Surplus (deficit) excluding the result from discontinued operations	(589)	(639)

Generations Fund
Results of the Generations Fund	(911)	(961)

Budget balance	(1 500)	(1 600)

4.                  Balanced Budget Act (cont’d)

Generations Fund

In Budget 2012-2013, the Government estimated that the revenue of the Generations Fund would be $911 million. Ultimately, the fund’s revenue amounted to $961 million, or $50 million more than forecast. This change can be attributed primarily to the fact that realized investment income was higher than expected. The fund balance was $5 238 million as at March 31, 2013.

Revenue

FISCAL YEAR ENDED MARCH 31, 2013

(in millions of dollars)

	2013		2012
	Budget	Actual results	Actual results
	2012-2013	as at March 31	as at March 31

Revenue
Water-power royalties	718	717	682
Unclaimed property	10	12	9
Investment income	183	232	149

Total revenue	911	961	840

Change in Generations Fund balance

FISCAL YEAR ENDED MARCH 31, 2013

(in millions of dollars)

	2013	2012

Opening balance	4 277	3 437

Revenue	961	840

Closing balance	5 238	4 277

Note: Based on the data presented on pages 110 and 111 of the consolidated financial statements.

5.                  Variance analysis

Summary of consolidated operations

FISCAL YEAR ENDED MARCH 31, 2013

(in millions of dollars)

							Change
						Actual results	compared with
		Actual results		Change		as at	actual results
	Budget	as at		compared with		March 31, 2012	for the previous
	2012-2013	March 31, 2013		Budget		(restated) (1)	fiscal year
				$	%		$	%
REVENUE
Income and property taxes	39 782	39 072		(710)	(1.8)	37 622	1 450	3.9
Consumption taxes	17 168	16 079		(1 089)	(6.3)	15 520	559	3.6
Duties and permits	2 245	2 084		(161)	(7.2)	2 141	(57)	(2.7)
Miscellaneous revenue	8 096	9 052		956	11.8	8 283	769	9.3
Revenue from government enterprises	4 895	3 232	(2)	(1 663)	(34.0)	4 749	(1 517)	(31.9)
Revenue of the Generations Fund	911	961		50	5.5	840	121	14.4
Own-source revenue	73 097	70 480		(2 617)	(3.6)	69 155	1 325	1.9
Federal government transfers	17 631	17 517		(114)	(0.6)	17 113	404	2.4
Total revenue	90 728	87 997		(2 731)	(3.0)	86 268	1 729	2.0

EXPENDITURE
Health and Social Services	33 334	34 174		840	2.5	32 500	1 674	5.2
Education and Culture	19 886	19 528		(358)	(1.8)	19 337	191	1.0
Economy and Environment	11 490	11 316		(174)	(1.5)	11 659	(343)	(2.9)
Support for Individuals and Families	8 999	9 269		270	3.0	9 074	195	2.1
Administration and Justice	6 924	6 386		(538)	(7.8)	6 113	273	4.5
Sub-total	80 633	80 673		40	—	78 683	1 990	2.5
Debt service	10 384	9 839		(545)	(5.2)	9 451	388	4.1
Total expenditure	91 017	90 512		(505)	(0.6)	88 134	2 378	2.7
Contingency reserve	(300)			300	(100.0)
ANNUAL SURPLUS (DEFICIT)	(589)	(2 515)		(1 926)	n/a	(1 866)	(649)	n/a

(1)         Certain figures for 2011-2012 have been reclassified for consistency with the presentation adopted as at March 31, 2013.

(2)   In automn 2012, the decision was made to abandon the project to refurbish the Gentilly-2 nuclear generating station and to terminate Hydro-Québec’s nuclear power operations. The abandonment of the refurbishment project led to the write-off by Hydro-Québec, as at December 31, 2012, of fixed assets worth $990 M under construction for the project. The enterprise also had to depreciate all of its assets related to nuclear operations by $827 M in order to reduce the book value of these assets to zero. The loss was $1 876 M taking into account the nuclear generating station’s operating loss of $59 M.

5.                  Variance analysis (cont’d)

5.1           Comparison of actual results with the Budget

Consolidated revenue

Consolidated revenue for fiscal 2012-2013 was $2 731 million less than forecast in the Budget, owing to downward revisions of $2 617 million and $114 million in own-source revenue and federal government transfers, respectively.

Own-source revenue

The downward revision of $2 617 million, or 3.6%, in own-source revenue compared with the Budget, results from the combination of the following changes:

•                  revenue from income and property taxes that was $710 million lower than expected, due in particular to:

•                  the lower-than-anticipated personal income tax revenue, reflected, in particular, by the fact that tax instalments paid by self-employed workers for 2012 were weaker than forecast;

•                  weaker-than-anticipated growth in the corporate tax revenue;

•                  a $1 089-million downward revision in consumption tax revenue, stemming notably from lower-than-anticipated Québec sales tax (QST) revenue due to lower-than-forecast growth in household consumption;

•                  a $161-million downward adjustment in revenue from duties and permits, owing essentially to weaker-than-expected revenue from mining duties;

•                  a $956-million upward revision in miscellaneous revenue, which can be attributed largely to the growth in miscellaneous revenue recognized by the organizations in the health and social services and education networks;

•                  a $1 663-million downward adjustment in revenue from government enterprises, due mainly to the loss of $1 876 million arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station;

•                  a $50-million upward adjustment in Generations Fund revenue, due primarily to the fact that realized investment income was higher than anticipated.

Consolidated federal government transfers

•                  Federal government transfers were $114 million lower than forecast in Budget 2012-2013. This difference can be explained notably by the $73-million decline in revenue from the Canada Student Loans Program.

5.                  Variance analysis (cont’d)

5.1           Comparison of actual results with the Budget (cont’d)

Consolidated expenditure

Total consolidated expenditure excluding debt service was $80 673  million, or the equivalent as forecast in Budget 2012-2013. The main differences in the consolidated expenditure of each mission, excluding debt service, relative to the Budget result from the following adjustments:

•                  an upward adjustment of $269 million in the operating expenditures of the health and social services network, particularly because of the settlement of collective agreements with intermediate and family-type resources and increased spending on medications and medical supplies;

•                  an upward revision of $185 million in the labour costs of health and social services institutions, reflecting mainly the impact of improvements in wage parameters based on economic growth;

•                  a downward revision of $241 million in the depreciation expense for fixed assets of the health and social services and education networks;

•                  a downward adjustment of $52 million in spending by the Société de financement des infrastructures locales du Québec in regard to municipal investments, owing to deferral of the investments to subsequent years;

•                  a downward revision of $40 million in transfer spending by La Financière agricole du Québec, attributable in particular to a decrease in payments provided for under the AgriStability program;

•                  an upward revision of $71 million in spending by the Directeur général des élections, mainly because of the costs associated with the September 2012 general election;

•                  a $168-million downward adjustment in the allowance for doubtful accounts.

Consolidated debt service was $545 million less than forecast in Budget 2012-2013, mainly because of weaker-than-expected interest rates.

5.                  Variance analysis (cont’d)

5.2           Comparison of actual results with the previous fiscal year

Consolidated revenue

The Government’s total revenue for fiscal 2012-2013 was up $1 729 million from the previous fiscal year, as a result of an increase of $1 325 million in own-source revenue and $404 million in federal government transfers.

Own-source revenue

The increase of $1 325 million, or 1.9%, in own-source revenue is due to:

•                      a $1 450-million climb in revenue from income and property taxes, caused primarily by:

•                      an increase of $1 187 million in personal income tax revenue and health services contributions, particularly because of growth in the average weekly remuneration and number of jobs compared with the previous fiscal year;

•                      a $559-million rise in revenue from consumption taxes, resulting mainly from:

•                       growth of $439 million in sales tax revenue, attributable particularly to the increase of one percentage point in the QST rate on January 1, 2012;

•                       growth of $120 million in fuel tax revenue, stemming mainly from the increase of 1 cent per litre in the specific taxes on gasoline and diesel fuel as of April 1, 2012;

•                       a drop of $57 million in revenue from duties and permits, which is explained mainly by:

•                       a $143-million decrease in mining duties due to a decline in mining profits, caused in particular by the drop in the price of certain mineral substances and growth in mining companies’ production costs;

•                       a $40-million rise in registration fees;

5.                  Variance analysis (cont’d)

5.2           Comparison of actual results with the previous fiscal year (cont’d)

Consolidated revenue (cont’d)

•                       growth of $769 million in miscellaneous revenue, stemming notably from:

•                       a $135-million climb in interest income and revenue from fines due to an increase in the results of tax recovery activities;

•                       a $24-million rise in revenue from municipalities in the Police Services Fund following the renewal of police officers’ collective agreements and the addition of staff;

•                       an increase of $610  million mainly attributable to the organizations in the health and social services and education networks;

•                       a $1 517-million decrease in revenue from government enterprises, due primarily to the loss of $1 876 million arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station;

•                       a $121-million climb in Generations Fund revenue, resulting mainly from an increase in investment income and water-power royalties.

Federal government transfers

The increase of $404 million, or 2.4%, in federal government transfers, can be explained in particular by:

•                      revenue of $733 million in compensation from the federal government for harmonization of the Québec sales tax (QST) with the goods and services tax (GST). The revenue, recorded in accordance with the Canadian public sector accounting standards and the agreement’s conditions, was disclosed in the 2012-2013 Budget Plan;

•                      growth of $281 million in health transfer revenue;

•                      a $424-million decrease in equalization revenue, due mainly to Québec’s relatively good economic performance in 2009-2010 and 2010-2011;

•                      a decrease of $177 million in the revenue of other programs, resulting in particular from the end of one of the subcomponents of the Building Canada Fund’s “Communities”component as well as from the end of the Canada-Québec agreements under the Municipal Rural Infrastructure Fund and the Knowledge Infrastructure Program.

5.                  Variance analysis (cont’d)

5.2           Comparison of actual results with the previous fiscal year (cont’d)

Consolidated expenditure

The increase of $1 990 million, or 2.5%, in expenditure excluding debt service can be attributed to the following changes:

•                      an increase of  $1 674 million, or 5.2%, in spending for the “Health and Social Services” mission, resulting notably from:

•                      growth of $784 million in labour costs generated by:

•                       wage adjustments, an increase in wage scales, bonuses for intensive care and emergency personnel and  pension costs;

•                       the remuneration paid to general practitioners and specialists;

•                       fees paid to dentists and denturologists following the renewal of the framework agreement (2010-2015);

•                      a $ 709 million rise in operating expenses attributable in particular to:

•                       remuneration for support and assistance services provided by intermediate and family-type resources;

•                       medications and medical supplies used in the health and social services network;

•                       ambulance transport services;

•                       supply of blood products and human tissue.

•                      an increase of $191 million, or 1.0%, in spending for the “Education and Culture” mission, resulting in particular from:

•                      a $120-million climb in the remuneration expenses of school boards, owing mainly to wage increases, pay equity and a decline in the teacher-student ratio;

•                      an $85-million rise in the remuneration expenses of CEGEPs, stemming primarily from wage adjustments and the costs incurred to hire additional staff and pay overtime as a result of the student protests in spring 2012.

5.                  Variance analysis (cont’d)

5.2           Comparison of actual results with the previous fiscal year (cont’d)

Consolidated expenditure (cont’d)

•                      a decrease of $343 million, or 2.9%, in spending for the “Economy and Environment” mission. This decrease is due notably to:

•                      a reduction of $163 million in the allowance for losses on guaranteed financial initiatives of the Ministère des Finances et de l’Économie;

•                      a $122-million decrease in subsidies paid by the Ministère des Affaires municipales, des Régions et de l’Occupation du territoire owing to the end of one of the subcomponents of the Building Canada Fund’s “Communities” component and of the Municipal Rural Infrastructure Fund;

•                      a decline of $78 million in financial assistance paid by the Ministère des Finances et de l’Économie under the Canada-Québec Agreement on the Knowledge Infrastructure Program, given the end of the program;

•                      a drop of $75 million in the contribution granted to the Fonds d’assurance-stabilisation des revenus agricole by La Financière Agricole du Québec, mainly due to a downward adjustment of fees following the recovery of prices in certain sectors;

•                      a $98-million increase in the operating expenditures of the Land Transportation Network Fund, resulting from the rising cost of maintaining the road network and the higher depreciation expense for fixed assets resulting from transportation infrastructure investments in fiscal 2011-2012.

•                      an increase of $195 million, or 2.1%, in spending for the “Support for Individuals and Families” mission, stemming in particular from:

•                       a $102-million climb in tax credits claimed for childcare expenses;

•                       growth of $21 million in the cost of last resort financial assistance paid by the Ministère de l’Emploi et de la Solidarité sociale, due notably to the indexation of benefits, offset by a decline in the number of households receiving benefits;

•                       growth of $17 million in the remuneration costs of the Commission des services juridiques, following the renewal of legal aid workers’ collective agreements.

5.                  Variance analysis (cont’d)

5.2           Comparison of actual results with the previous fiscal year (cont’d)

Consolidated expenditure (cont’d)

•                      an increase of $273 million, or 4.5%, in spending for the “Administration and Justice” mission, resulting notably from:

•                       a $71-million rise in spending by the Directeur général des élections, mainly because of the September 2012 general election;

•                       a climb of $72 million in the doubtful accounts expenditure of Revenu Québec due to an increase in tax recovery activities;

•                       growth of $57 million in the environmental liability expenditures stemming primarily from a reassessment of the estimated cost of managing and remediating contaminated land.

Lastly, debt service was up $388 million from 2011-2012. This increase is due mainly to the growth of the debt and the impact of the returns of the Caisse de dépôt et placement du Québec on the income of the Retirement Plans Sinking Fund, which is applied against the interest on pension plan obligations.

6.                  Analysis of main trends

The main trends analysis presented in this section uses data from the consolidated financial statements of the Gouvernement du Québec.

The data used to determine the trends presented in this section must be analyzed taking into account the following items:

•                      the impact of the 2006-2007 accounting reform, which incorporated the organizations in the health and social services and education networks into the Government’s reporting entity and revised the Government’s accounting policies to bring them into complete conformity with Canadian public sector accounting standards;

•                      the impact of the line-by-line consolidation of organizations in the health and social services and education networks in 2009-2010. Previously, such organizations were accounted for using the modified equity method.

For the purpose of calculating the annualized growth of revenue and expenditure, the data for 2009-2010 and subsequent years were brought in on a comparable basis, by taking into account the organizations in the health and social services and education networks using the modified equity method.

6.                  Analysis of main trends (cont’d)

Budget balance within the meaning of the Balanced Budget Act

Change in revenue and expenditure	Change in budget balance(1)
(in millions of dollars)	(in millions of dollars)

Note: The difference between the consolidated surplus (deficit) in the financial statements and the budget balance within the meaning of the Balanced Budget Act, stems mainly from the revenue allocated to the Generations Fund, the use of the stabilization reserve to maintain a balanced budget in a budgetary deficit situation and the exclusion, in 2012-2013, of the loss arising from discontinued operations following the closure of Hydro-Québec’s Gentilly-2 nuclear generating station.

(1)         The sections of the Balanced Budget Act that prohibit a budgetary deficit do not apply to fiscal 2009-2010 to 2012-2013.

In fiscal 2006-2007 and 2007-2008, surpluses were posted to the stabilization reserve. In 2008-2009 and 2009-2010, the financial crisis and the global recession led to a substantial deterioration in the Government’s financial balances. The use of the stabilization reserve reduced the budget balance within the meaning of the Balanced Budget Act to zero in 2008-2009. In 2009-2010, a budgetary deficit of $3 174 million was recognized. From 2010-2011 to 2012-2013, the Québec government showed a budgetary deficit related to the gradual deficit reduction objectives provided for in the Act.

More specifically, for fiscal 2012-2013, the budget balance within the meaning of the Balanced Budget Act was in deficit by $1 600 million. In accordance with the Act, this result excludes the loss of $1 876 million arising from discontinued operations following the closure of Hydro-Québec’s Gentilly-2 nuclear generating station.

6.                  Analysis of main trends (cont’d)

Revenue

Change in consolidated revenue

REVENUE BY SOURCE

(in millions of dollars)

(1)         Other revenue includes revenue from duties and permits, miscellaneous revenue and Generations Fund revenue.

The Government’s consolidated revenue rose from $57.5 billion to $88.0 billion from fiscal 2003-2004 to 2012-2013. Annualized average growth of this revenue was 4.4%, while that of GDP was 4.1% over the same period.

The own-source revenue of organizations in the health and social services and education networks has been included in consolidated revenue ever since these networks were consolidated line by line in 2009-2010. Such revenue, which amounts to roughly $4.0 billion, includes, among other things, school property taxes, user contributions and tuition fees.

Total revenue grew constantly, except in 2008-2009, when a decrease was recorded for revenue from income and property taxes.

6.                  Analysis of main trends (cont’d)

Revenue (cont’d)

Change in consolidated revenue (cont’d)

Income and property taxes

Revenue from income and property taxes increased from 2003-2004 to 2007-2008. It decreased in 2008-2009 and 2009-2010, due notably to the impact of the financial crisis and the recession on reported income as well as the other fiscal measures implemented under the economic action plan to support the economy during the recession. The decline in income and property tax revenue also reflects the lowering of personal income tax in 2008 and the impact of the other fiscal measures announced in the 2007-2008 to 2009-2010 budgets on corporate taxes. Income tax revenue resumed its upward progression in 2012-2013, reaching $39 072 million. It grew by 5.0% per year on average from 2003-2004 to 2012-2013.

Consumption taxes

Revenue from consumption taxes increased from $11 693 million in 2003-2004 to $16 079 million in 2012-2013. It has grown regularly since 2003-2004, except in 2009-2010 when it fell slightly. The average annual growth rate for the period was 3.8% owing to sustained growth in retail sales and the one-percentage-point increase in the QST rate as of January 1, 2011 and January 1, 2012.

Federal government transfers

Federal government transfer revenue rose from $10 120 million in 2003-2004 to $17 517 million in 2012-2013. It thus increased from 2003-2004 to 2010-2011, despite the recognition of a decrease in 2011-2012 resulting mainly from a decline in equalization revenue because of Québec’s relatively good economic performance during the years 2009-2010 and 2010-2011. Federal government transfer revenue grew by an average of 6.1% per year over the period.

Government enterprises

Revenue from government enterprises, which consists mainly of the results of Hydro-Québec, Loto-Québec and the Société des alcools du Québec, decreased from $3 815 million in 2003-2004 to $3 232 million in 2012-2013. Revenue from government enterprises decreased by 1.8% during that period. However, if the loss of $1 876 million arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station is excluded, the average growth of revenue from government enterprises would have been 3.3% per year for the same period.

6.                  Analysis of main trends (cont’d)

Revenue (cont’d)

Change in consolidated revenue (cont’d)

Other revenue

Lastly, other revenue grew substantially from 2003-2004 to 2012-2013 owing to, among other things:

•                      the addition of user contributions and tuition fees following the line-by-line consolidation of organizations in the health and social services and education networks as of 2009-2010;

•                      the inclusion of new entities due to the change in status of certain bodies following the 2006-2007 accounting reform;

•                      penalties and interest charged by Revenu Québec following the considerable increase in assessments made in recent years as a result of efforts to combat tax evasion;

•                      the taking into account of water-power royalties and other Generations Fund revenue as of January 1, 2007.

6.                  Analysis of main trends (cont’d)

Expenditure

Change in consolidated expenditure

EXPENDITURE BY MISSION

(in millions of dollars)

(1)         Other missions include the “Economy and Environment”, “Support for Individuals and Families” and “Administration and Justice” missions.

Between 2003-2004 and 2012-2013, the Government’s consolidated expenditure increased by $32.6 billion, from $57.9 billion to $90.5 billion. The average annual growth of this spending was 4.7%.

Consolidated expenditure has risen since 2009-2010 due to the line-by-line consolidation of organizations in the health and social services and education networks. The impact of this spending on the annual deficit has been offset by including the networks’ own-source revenue in consolidated revenue. In 2009-2010, consolidated expenditure increased by approximately $4.0 billion.

Health and Social Services and Education and Culture

The expenditures of the “Health and Social Services” and “Education and Culture” missions have climbed constantly, and this trend has been even more pronounced in the health sector. As at March 31, 2013, they accounted for 59.4% of consolidated expenditure and, of that share, 37.8% was for the “Health and Social Services” mission and 21.6% for the “Education and Culture” mission.

6.                  Analysis of main trends (cont’d)

Expenditure (cont’d)

Change in consolidated expenditure (cont’d)

Other missions

The expenditures of all the other missions have also increased in recent years, particularly because of:

•                      the increase in spending related to investments in road network improvement, development and maintenance and in transportation systems;

•                      growth in spending on municipal affairs and the regions, particularly to improve access to housing and to provide the necessary funding for building water supply and sewer systems and for treating municipal wastewater in all Québec regions;

•                      growth in financial support for childcare centres and other day care services;

•                      the creation of new government bodies, such as the Société de financement des infrastructures locales du Québec, to provide municipal bodies with financial assistance for carrying out their infrastructure projects, and the Green Fund, to support the implementation of measures fostering sustainable development and offer financial support to organizations active in the environment field;

•                      growth in the allowance for doubtful accounts, due to the increase in assessments by Revenu Québec;

•                      the increase in the budgets allocated to public safety, notably to cover costs related to the Sûreté du Québec, correctional services and policing affairs;

•                      the inclusion of new line-by-line consolidated entities due to the change in status of certain bodies, particularly the Société de l’assurance automobile du Québec and the Société des établissements de plein air du Québec.

Debt service

Debt service increased by an average of 3.3% per year between 2003-2004 and 2012-2013. It stood at $9 839 million in 2012-2013.

6.                  Analysis of main trends (cont’d)

Fixed assets

Change in the net book value of fixed assets

(in millions of dollars)

The net book value of fixed assets increased by $4.9 billion over the past year, from $51.8 billion as at March 31, 2012 to $56.7 billion as at March 31, 2013. This shows that annual investments in fixed assets have outstripped the related annual depreciation of the Government’s fixed assets as a whole. The remaining useful life of fixed assets is thus better today than it was several years ago.

Changes in the Government’s accounting policies have entailed two substantial increases in the net value of fixed assets in the past 10 years:

•                      in 2006-2007, when it increased by $3.8 billion following the accounting reform, which changed the status of certain organizations from that of a government enterprise to that of a line-by-line consolidated non-budget-funded body;

•                      in 2009-2010, when it rose by $16.8 billion as a result of the line-by-line consolidation of organizations in the health and social services and education networks.

Fixed assets can be broken down into several different categories, including complex networks,1 which consist mainly of net investments in road infrastructure. Such investments accounted for 38.6% of the total net book value of fixed assets as at March 31, 2013.

1  Please refer to page 139 of the consolidated financial statements.

6.                  Analysis of main trends (cont’d)

Gross debt

Government’s gross debt

FISCAL YEAR ENDED MARCH 31, 2013

(in millions of dollars)

	Actual results	Actual results
	as at	as at
	March 31, 2013	March 31, 2012

Debts before deferred foreign exchange gains (losses)	173 580	164 686
Less
Debt contracted by the Financing Fund to finance government enterprises and entities not included in the Government’s reporting entity	(1 479)	(1 363)
	172 101	163 323
Plus
Pension plans and other employee future benefits	28 378	28 774

Less
Generations Fund	(5 238)	(4 277)
Gross debt including advance borrowings	195 241	187 820

Less
Advance borrowings	(3 485)	(4 436)
Gross debt	191 756	183 384

As a % of nominal GDP	53.3%	(52.9)%

Change in the Government’s gross debt

(in millions of dollars)

6.                  Analysis of main trends (cont’d)

Gross debt (cont’d)

Since the line-by-line consolidation of the financial results of organizations in the health and social services and education networks in 2009-2010, all debts contracted by these organizations have been included in those of the Government. Previously, only the portion of debt contracted by these organizations with bodies included in the Government’s reporting entity were taken into account. To take the different accounting methods into account, the gross debt trend analysis has been presented in two periods.

6.                  Analysis of main trends (cont’d)

Gross debt (cont’d)

Increase of the gross debt from 2004 to 2009

The gross debt, which stood at $133.2 billion as at March 31, 2004, reached $152.5 billion as at March 31, 2009. This represents an increase of $19.3 billion, resulting mainly from:

•                      investments, loans and advances of $8.6 billion to government enterprises;

•                      investments of $7.3 billion by the Government in its fixed assets;

•                      a $4.6-billion increase in the Government’s investments in the health and social services and education networks due notably to loans by Financement-Québec to finance their fixed assets.

In addition, the payments to the Generations Fund reduced the gross debt by nearly $2.0 billion.

Factors responsible for growth in the Government’s gross debt from 2004 to 2009

(in millions of dollars)

Note:        The data for 2009-2010 and thereafter are not included in this chart because, following the line-by-line consolidation of the health and social services and education networks, they were not comparable with the data for 2003-2004 to 2008-2009.

(1)                       Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

6.                  Analysis of main trends (cont’d)

Gross debt (cont’d)

Increase of the gross debt from 2009 to 2013

Once the gross debt as at March 31, 2009 had been restated, following the line-by-line consolidation of organizations in the health and social services and education networks, it stood at $157.6 billion. It amounted to $191.8 billion as at March 31, 2013. Accordingly, for fiscal 2009-2010 to 2012-2013, the Government’s gross debt rose by $34.1 billion on a comparable basis. This increase is due mainly to:

•                      investments of $19.1 billion by the Government in its fixed assets;

•                      budgetary deficits of $12.4 billion;

•                      investments, loans and advances totalling $6.8 billion;

The increase in the gross debt has been offset by:

•                      the change in other factors (e.g. the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency) which lowered the gross debt by $0.9 billion;

•                      deposits in the Generations Fund, which brought the gross debt down by $3.3 billion.

Factors responsible for growth in the Government’s gross debt from 2009 to 2013

(in millions of dollars)

(1)                   The budgetary deficits include the loss of $1 876 M arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station. The impact on the gross debt amounts to $1 407 M, which corresponds to the reduction in the dividend paid to the Government by Hydro-Québec.

(2)                   Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

7.                  Results of the indicator analysis

The financial indicator analysis aims primarily to clarify and explain the information contained in the consolidated financial statements.

The Government presents eleven indicators to assess the state of its finances. These indicators are based on those published by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants (CICA) in statements of recommended practices.

Several indicators have been affected by the impact of the 2006-2007 accounting reform. This reform made it possible to bring the Government’s accounting policies into complete conformity with Canadian public sector accounting standards. It also made it possible to integrate the organizations in the health and social services and education networks into the Government’s reporting entity, initially at modified equity value and subsequently, in 2009-2010, on a line-by-line consolidation basis.

For the purposes of this section, gross domestic product (GDP) corresponds to nominal gross domestic product. In November 2012, Statistics Canada changed its method for calculating nominal GDP in order to incorporate the latest international standards in national accounting, as well as conceptual, classification, presentational and major statistical changes. The GDP used for 2007-2008 to 2012-2013 thus takes into account the changes Statistics Canada made to its calculation method. The GDP used for previous years was determined with the old calculation method, since the historical GDP data had not been published yet by Statistics Canada.

7.                  Results of the indicator analysis (cont’d)

Indicator 1: Assets (financial and non-financial) to total liabilities

This indicator illustrates the extent to which the Government finances its current operations through borrowings. A ratio of over 100% indicates that a surplus was accumulated in the past and that the value of the Government’s financial and non-financial assets is higher than that of its liabilities. A ratio of less than 100% indicates that a deficit was accumulated in the past and that the value of the Government’s financial and non-financial assets is lower than that of its liabilities. An upward ratio illustrates a favourable trend.

Financial and non financial assets

(as a percentage of total liabilities)

The ratio of financial and non-financial assets to total liabilities was 35.1% in 2003-2004. It rose to 50.3% as at March 31, 2013 due to the accounting reform of 2006-2007 and the line-by-line consolidation of organizations in the health and social services and education networks in 2009-2010. Taking the accumulated deficit into account, the value of assets is still lower than that of liabilities. In addition, an improvement can be observed in the ratio, showing that assets have climbed at a faster rate than liabilities. Over the past seven years, borrowings have been used mainly to finance fixed asset acquisitions.

7.                  Results of the indicator analysis (cont’d)

Indicator 2: Gross debt to total revenue

This indicator is intended to put the size of the Government’s gross debt into perspective by comparing it with the Government’s revenue. A declining ratio indicates a decrease in the relative weight of the gross debt.

Gross debt

(as a percentage of total revenue)

From 2003-2004 to 2005-2006, gross debt as a percentage of total revenue fell from 231.6% to 219.2%. From 2006-2007 to 2008-2009, the ratio went from 207.6% to 208.7%. From 2009-2010 to 2011-2012, it rose from 207.8% to 212.6%. In 2012-2013, it rose to 217.9% due mainly to the loss of $1 876 million arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station.

7.                  Results of the indicator analysis (cont’d)

Indicator 3: Expenditures by mission to total expenditure

This indicator illustrates the trend in Government spending for a particular mission over time. To ensure the sustainability of all programs, the growth of spending for a mission must not be substantially higher than that of total spending.

Expenditures by mission

(as a percentage of total expenditure)

(1)         Other missions include the “Economy and Environment”, “Support for Individuals and Families” and “Administration and Justice” missions.

The expenses of the “Health and Social Services” mission show an average annual progression of 5.9% from 2003-2004 to 2012-2013, compared with 4.7% for total consolidated expenditure, such that the proportion of this mission’s expenses in expenditures as a whole rose from 34.3% to 37.8%. This indicator reflects the growing importance of expenditures for the “Health and Social Services” mission. It also reflects the ever-growing needs entailed, among other things, by the aging of the population.

This indicator shows that the proportion of expenditures devoted to the “Education and Culture” mission has remained fairly stable. Regarding the other mission expenditures, their share to total expenditure went from 31.8% in 2003-2004 to 29.8% in 2012-2013.

The share of total spending devoted to “Debt service” fell from 12.5% in 2003-2004 to 10.9% in 2012-2013. During that period, the average annual growth in “Debt service” was 3.3% compared with 4.9% in the case of consolidated expenditure excluding debt service.

7.                  Results of the indicator analysis (cont’d)

Indicator 4: Gross debt to GDP

This indicator puts the Government’s gross debt and its ability to pay into perspective, as measured by GDP. It is desirable that this ratio follow a downward trend as this reflects a decline in the relative weight of the gross debt.

Gross debt

(as a percentage of GDP)

The ratio of gross debt to GDP improved from 53.1% to 48.6% from 2003-2004 to 2008-2009. In 2009-2010, it stood at 51.5% on the basis of the line-by-line consolidation of the health and social services and education networks. It amounts to 53.3% in 2012-2013.

7.                  Results of the indicator analysis (cont’d)

Indicator 5: Debt representing accumulated deficits to GDP

This indicator compares the debt representing accumulated deficits, or the debt not used to finance assets, with the Government’s ability to pay, as measured by GDP. It is desirable that this ratio follow a downward trend as this means that the relative weight of the debt representing accumulated deficits is on the decline.

Debt representing accumulated deficits

(as a percentage of GDP)

Note: Before taking into account the stabilization reserve.

The ratio of the debt representing accumulated deficits to GDP improved from 2003-2004 to 2005-2006, falling from 34.4% to 33.7%. From 2006-2007 to 2008-2009, it went from 34.0% to 32.8%. From 2009-2010 to 2012-2013, the ratio of the debt representing accumulated deficits to GDP decreased, from 34.4% to 32.8%.

7.                  Results of the indicator analysis (cont’d)

Indicator 6: Consolidated expenditure to GDP

This indicator makes it possible to compare, over time, the growth rate of government spending with that of the economy. A decline in this indicator means that spending is growing less rapidly than the economy. Therefore, this indicator reveals the relative weight of the cost of public services in the economy.

Expenditures (excluding debt service)

(as a percentage of GDP)

Expenditures excluding debt service as a percentage of GDP increased slightly between 2003-2004 and 2005-2006, going from 20.2% to 20.6%. In 2008-2009, the ratio rose to 21.1% because, particularly, of weak growth in GDP.

Since fiscal 2009-2010, following the line-by-line consolidation of organizations in the health and social services and education networks, consolidated expenditure has incorporated the networks’ expenditures as a whole, which largely explains why the ratio rose to 23.2%. It is on this basis that the Government kept spending growth above GDP in order to continue supporting the economy and maintain public services during the recession. Spending has grown at a rate below that of GDP since 2010-2011, with the result that its relative weight in the economy has fallen. It went from 23.1% to 22.4% in 2012-2013.

7.                  Results of the indicator analysis (cont’d)

Indicator 7: Debt service to total revenue

This indicator illustrates the share of government revenue that must be allocated to debt service. It is desirable that this ratio follow a downward trend since this means that a larger share of revenue can be devoted to program spending.

Debt service

(as a percentage of total revenue)

Overall, the proportion of budgetary revenue devoted to debt service has fallen since 2003-2004. In 2003-2004, the debt service to total revenue ratio was 12.6%. In 2009-2010, it stood at 10.0%, taking into account the line-by-line consolidation of organizations in the health and social services and education networks. The ratio stood at 11.2% in 2012-2013.

7.                  Results of the indicator analysis (cont’d)

Indicator 8: Net book value of fixed assets to the cost of fixed assets

This indicator shows the extent to which the estimated remaining useful life of tangible assets will enable the Government to supply products and services in the future.

Net book value of fixed assets

(as a percentage of the cost of fixed assets)

The net book value to the cost of fixed assets indicator has risen significantly over the past 10 years, from 45.0% as at March 31, 2004 to 57.0% as at March 31, 2013. This shows that annual investments in fixed assets have outstripped the annual depreciation of the Government’s fixed assets as a whole. The average age and the remaining useful life of fixed assets are thus better today than they were several years ago, making it easier for the Government to deliver services.

7.                  Results of the indicator analysis (cont’d)

Indicator 9: Own-source revenue to GDP

This indicator shows the proportion of collective wealth that the Government must collect in order to fund public services. The Government’s own-source revenue consists of income tax and other taxes, user fees and other revenue derived from its enterprises in particular. This revenue includes all of the Government’s revenue, apart from transfers received from the federal government. Stability or a decline in this ratio over time tends to indicate a favourable situation.

Own-source revenue

(as a percentage of GDP)

Own-source revenue to GDP remained fairly stable from 2003-2004 to 2005-2006, going from 18.9% to 19.3%. The increase in the ratio to 20.4% in 2006-2007 was due in large part to Hydro-Québec’s additional earnings, resulting from the sale of its interest in certain enterprises. Over the following years, the ratio dropped, reaching 18.5% in 2008-2009, mainly because of the impact of the recession. The ratio rose to 19.4% in 2009-2010, owing to the increase in own-source revenue caused by the line-by-line consolidation of organizations in the health and social services and education networks. It rose to 19.9% in 2011-2012 due to the increase in revenue required to restore fiscal balance. It decreased slightly in 2012-2013, to 19.6% due mainly to the loss arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station.

7.                  Results of the indicator analysis (cont’d)

Indicator 10: Transfers from the federal government to total revenue

Transfers received from the federal government comprise equalization payments, payments from transfers for health care and for post-secondary education and other social programs, and amounts transferred by the federal government under various agreements. This indicator measures the portion of the Québec government’s revenue that comes from the federal government.

Federal government transfers

(as a percentage of total revenue)

The proportion of federal transfers in total revenue remained fairly stable from 2003-2004 to 2006-2007, going from 17.6% to 17.2%, or averaging 17.2%. In 2007-2008, the proportion of federal transfers in total revenue rose to 20.1% owing notably to a thorough reform of the equalization program. The proportion reached 21.8% in 2009-2010 particularly because of the incorporation of organizations in the health and social services and education networks and the increase in other programs such as the drinking water, wastewater and local road network infrastructure program and the amounts received from the federal government under the Québec 2006-2012 Climate Change Action Plan. In 2011-2012, the proportion decreased to 19.8% mainly due to a decline in equalization revenue stemming from Québec’s relatively good economic performance in 2009-2010 and 2010-2011. In 2012-2013, the proportion of federal transfers in total revenue stood at 19.9%.

7.                  Results of the indicator analysis (cont’d)

Indicator 11: Debt in foreign currency to gross debt

This indicator illustrates the degree to which the Government’s debt service may be affected by fluctuations in the Canadian dollar. A downward trend in the proportion of debt in foreign currency means that the vulnerability of debt service is on the decline.

Debt in foreign currency

(as a percentage of gross debt)

Note: Gross debt including advance borrowings.

From 2003-2004 to 2008-2009, the proportion of the debt in foreign currency fell, from 9.0% as at March 31, 2004 to 6.7% as at March 31, 2009. The proportion has fallen even further since 2009-2010, from 3.3% as at March 31, 2010 to nearly 0.0% as at March 31, 2013. These decreases have made debt service less vulnerable to fluctuations in the Canadian dollar relative to the currencies in which the Government holds part of its debt.

APPENDIX 1

Financial statistics

These tables present the trends observed over the past 16 years for several consolidated financial statement items. The historical data of the consolidated financial statement items are those established at the date they were published, without restatement. In addition, tables 1.1 and 1.2 and the explanatory notes identify the changes made to previous consolidated financial statements. However, some reclassifications have been made to revenue and expenditure items to bring them into conformity with the historical data as presented in the budget plan.

Historical data for consolidated financial statement items

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

Fiscal year	Revenue	Expenditure	(Deficit) or surplus(1)	Financial assets	Liabilities	Net debt(2)	Non-financial assets(3)	Accumulated deficits(4)
2012-2013	87 997	90 512	(2 515)	62 015	(237 502)	(175 487)	57 392	(118 095)
2011-2012	86 410	88 198	(1 788)	60 060	(227 171)	(167 111)	52 989	(114 122)
2010-2011	82 863	85 253	(2 390)	56 345	(215 634)	(159 289)	47 387	(111 902)
2009-2010	78 604	81 544	(2 940)	49 235	(199 335)	(150 100)	42 483	(107 617)
Before the line-by-line consolidation of network organizations(5)
2008-2009	73 227	74 485	(1 258)	53 532	(182 325)	(128 793)	30 767	(98 026)
2007-2008	73 126	71 476	1 650	49 016	(173 334)	(124 318)	30 147	(94 171)
2006-2007	69 609	67 616	1 993	47 732	(169 923)	(122 191)	26 432	(95 759)
Before the reform of government accounting(6)
2005-2006	63 746	63 709	37	40 355	(145 038)	(104 683)	12 984	(91 699)
2004-2005	60 176	60 840	(664)	39 258	(138 300)	(99 042)	11 818	(87 224)
2003-2004	57 518	57 876	(358)	35 962	(132 987)	(97 025)	10 735	(86 290)
2002-2003	55 093	55 787	(694)	37 071	(132 528)	(95 457)	9 716	(85 741)
2001-2002	51 018	51 946	(928)	34 332	(126 593)	(92 261)	8 161	(84 100)
2000-2001	51 544	50 167	1 377	38 620	(126 828)	(88 208)	7 166	(81 042)
1999-2000	47 712	47 682	30	35 284	(124 170)	(88 886)	6 693	(82 193)
1998-1999	46 849	46 723	126	34 898	(123 359)	(88 461)	6 233	(82 228)
1997-1998	42 358	44 550	(2 192)	27 016	(115 420)	(88 404)	5 980	(82 424)

(1)         The budget balance within the meaning of the Balanced Budget Act is presented in table 1.3 (p. 66).

(2)         The net debt represents liabilities minus the financial assets presented in the consolidated statement of financial position.

(3)         See Table 1.1 (p. 62) for a breakdown of the annual change.

(4)         See Table 1.2 (p. 63 to 65) for explanations of the change in accumulated deficits based on factors other than the fiscal year surplus (deficit).

(5)         Judgment must be exercised in comparing the data for 2009-2010 and thereafter with those for prior years because of the impact of the line-by-line consolidation of organizations in the health and social services and education networks.

(6)         Judgment must be exercised in comparing the data for 2006-2007 and thereafter with those for prior years because of the impact of the December 2007 accounting reform.

APPENDIX 1

Financial statistics (cont’d)

Table 1.1 — Breakdown of the annual change in non-financial assets

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

	Current year change			Ajustements of the balance of non-financial assets(1)
Fiscal year	Net book value of fixed assets	Inventories and prepaid expenses	Net investment in the networks	Net book value of fixed assets		Inventories and prepaid expenses		Net investment in the networks		Total change for fiscal year
2012-2013	4 863	49		(279	)(2)	(230	)(3)			4 403
2011-2012	5 350	252								5 602
2010-2011	4 923	(19)								4 904
2009-2010	4 226	83		16 112	(4),(5)	334		(9 039	)(5)	11 716
2008-2009	2 297	46	622	(290	)(6)			(2 055	)(7)	620
2007-2008	1 457	30	487	1 639	(8)			102	(8)	3 715
2006-2007	1 219	10	1 002	2 184	(9)	152	(10)	8 881	(11)	13 448
2005-2006	1 166									1 166
2004-2005	1 083									1 083
2003-2004	1 019									1 019
2002-2003	1 482			73	(12)					1 555
2001-2002	995									995
2000-2001	473									473
1999-2000	359			101	(13)					460
1998-1999	217			36	(14)					253
1997-1998	199			5 781	(15)					5 980

(1)	The opening balance for non-financial assets was changed due to accounting changes and data reclassifications.
(2)	The application of new transfer revenue accounting policies led to a $249-million downward adjustment in fixed assets.
(3)	The decrease stems from the change to the transfer spending accounting policy, which resulted in certain prepaid expenses being charged to expenditure.
(4)	The increase stems from the adoption of a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets.
(5)

The incorporation of organizations in the health and social services and education networks using the line-by-line consolidation method instead of the modified equity method increased fixed assets by $15 642 M and inventories and prepaid expenses by $420 M. In addition, the net investment in the networks was eliminated because of the line-by-line consolidation of these organizations.

(6)	The decrease stems from the harmonization of the accounting policies of Immobilière SHQ with those of the Government, in regard to the amortization of the cost of fixed assets in results.
(7)

The decrease stems from the harmonization of the accounting policies used by organizations in the health and social services network and by school boards with those of the Government, particularly in regard to the recording of fixed assets and the full application of accrual accounting to the revenue and expenditure of these organizations.

(8)	The increase stems from the line-by-line consolidation of Immobilière SHQ, following the change in its status as an enterprise.
(9)

The increase stems from the line-by-line consolidation of certain bodies ($2 240 M), following the change in their status as an enterprise. The increase is reduced by a $56 M rise in the accumulated amortization of the Agence métropolitaine de transport following a review of its amortization policy.

(10)	The increase stems from the recording of the opening balance of inventories and prepaid expenses, as part of the 2006-2007 accounting reform.
(11)	The increase stems from the inclusion in the Government’s reporting entity of organizations in the health and social services and education networks, as part of the 2006-2007 accounting reform.
(12)

The increase stems from the capitalization of the cost of improvements to the premises of the Société Immobilière du Québec ($57 M) and the line-by-line consolidation of a body ($16 M), following the change in its status as an enterprise.

(13)	The increase stems from the revaluation of fixed assets recorded as part of the 1997-1998 accounting reform.
(14)	The increase stems from the capitalization of cadastral plan expenses.
(15)	The increase stems from the recording of the opening balance of fixed assets as part of the 1997-1998 accounting reform.

APPENDIX 1

Financial statistics (cont’d)

Table 1.2 — Other factors affecting the balance of accumulated deficits

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

	Enterprises	Restatements of accumulated deficits
Fiscal year	comprehensive income and other(1)	Government enterprises	Departments and bodies	Total for other factors	Restatement details
2012-2013	(360)	—	(1 098)	(1 458)

Departments and bodies: ($988 M) for the accounting policy change made to take into account the recommendations of the revised accounting standard on government transfers (PS 3410) of the Public Sector Accounting Board (PSAB); ($110 M) to take into account the improvements to the method used to calculate tax revenue allowances.

2011-2012	(376)	(56)	—	(432)	Government enterprises: ($56 M) in order to comply with International Financial Reporting Standards (IFRS).

2010-2011	(229)	(253)	(1 413)	(1 895)

Government enterprises: ($95 M) for obligations related to the decommissioning of fixed assets, ($158 M) for complying with International Financial Reporting Standards (IFRS).

Departments and bodies: ($1 413 M) for contaminated land remediation obligations recorded as environmental liabilities.

2009-2010	(452)	(3 749)	(2 450)	(6 651)

Government enterprises: ($3 758 M) for adopting the straight-line method for tangible fixed assets to replace a method not recognized by International Financial Reporting Standards (IFRS); $9 M for various items.

Departments and bodies: ($1 234 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government to make it easier to incorporate these organizations into the Government’s consolidated financial statements using the line-by-line consolidation method; $431 M for adopting a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets; ($683 M) for contaminated land remediation obligations recorded as environmental liabilities; ($1 129 M) for changing the valuation basis for calculating interest on the pension plans; and $165 M for changing the method used to record personal income tax collected by the federal government on behalf of Québec.

2008-2009	111	—	(2 708)	(2 597)

Departments and bodies: ($2 055 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government; ($290 M) for harmonizing the accounting policies of Immobilière SHQ with those of the Government in regard to the recognition of the cost of its fixed assets under results; ($193 M) for the change in the amortization period for the actuarial gains and losses of certain pension plans; and ($170 M) for contaminated land remediation obligations recorded as environmental liabilities.

2007-2008	303	(20)	(345)	(62)

Government enterprises: ($28 M) for the change to the accounting policy for recording financial instruments; $8 M for a change concerning employee future benefits.

Departments and bodies: ($345 M) for contaminated land remediation obligations recorded as environmental liabilities.

(1)         Since fiscal 2006-2007, these data have corresponded to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, they corresponded to the foreign exchange translation adjustment, and for 1997-1998 to 1999-2000, to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

APPENDIX 1

Financial statistics (cont’d)

Table 1.2 — Other factors affecting the balance of accumulated deficits (cont’d)

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

	Enterprises	Restatements of accumulated deficits
Fiscal year	comprehensive income and other(1)	Government enterprises	Departments and bodies	Total for other factors	Restatement details
2006-2007	11	830	(6 894)	(6 053)

Government enterprises: Change to the accounting policy for recording financial instruments.

Departments and bodies: ($6 426 M) for the accounting reform, i.e. ($3 220 M) for including in the Government’s reporting entity the vast majority of organizations in the health and social services and education networks; ($1 904 M) for recording revenue from income and property taxes, consumption taxes and duties and permits using the accrual method; ($484 M) for reevaluating the time when transfer expenditures should be recognized; ($335 M) for recognizing the grant portion arising from significant concessionary terms awarded for investments and loans granted; ($125 M) for the change to the policies for recording the Retirement Plans Sinking Fund; ($708 M) for applying the standards for financial instruments; $152 M for the change to the accounting policy for recording inventories and prepaid expenses; $198 M for the other components of the reform; and ($468 M) for the change to the accounting policy for contaminated land remediation obligations recorded as environmental liabilities.

2005-2006	24	(25)	(4 511)	(4 512)

Government enterprises: ($25 M) for various items.

Departments and bodies: ($3 384 M) for the change to the accounting policy for revenue from federal government transfers; ($270 M) for the change in the application of the accounting policy for the allowance for losses on guaranteed financial initiatives; ($264 M) for the new actuarial valuations of the pension plans; ($552 M) for the change in the recording of revenue from registration fees; and ($41 M) for harmonizing the accounting policies of consolidated organizations.

2004-2005	3	—	(273)	(270)	Departments and bodies: ($126 M) for the reassessment of school board subsidies and ($147 M) for the correction to the allowance for doubtful accounts.

2003-2004	(40)	(4)	(147)	(191)

Government enterprises: ($4 M) for various items.

Departments and bodies: ($96 M) for the change in the application of the accounting policy for debts and ($51 M) for the adjustment to the accounts receivable of a consolidated body.

2002-2003	(122)	(419)	(406)	(947)

Government enterprises: ($363 M) relating to the capping mechanism used in calculating deferred gains and losses on the basis of the real rate of return assumption at the Société d’assurance automobile du Québec and ($56 M) for other items.

Departments and bodies: ($215 M) for correcting the error made by the Canada Customs and Revenue Agency; ($177 M) for recording employer contributions in respect of obligations relating to sick leave and vacations; and ($14 M) for other items.

2001-2002	88	(2 218)	—	(2 130)	Government enterprises: ($1 306 M) for foreign currency translation and ($912 M) for the introduction of a provision for deviations in the real rate of return.

2000-2001	—	(173)	(53)	(226)

Government enterprises: ($235 M) following the adoption of Canadian accounting standards and $62 M for the change to the accounting policies for certain allowances and the actuarial liability.

Departments and bodies: ($12 M) for sick leave and vacations and ($41 M) for the change to the accounting policy for recording certain building repair and upgrading expenditures.

(1)         Since fiscal 2006-2007, these data have corresponded to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, they corresponded to the foreign exchange translation adjustment, and for 1997-1998 to 1999-2000, to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

APPENDIX 1

Financial statistics (cont’d)

Table 1.2 — Other factors affecting the balance of accumulated deficits (cont’d)

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

	Enterprises	Restatements of accumulated deficits
Fiscal year	comprehensive income and other(1)	Government enterprises	Departments and bodies	Total for other factors	Restatement details
1999-2000	26	—	(21)	5	Departments and bodies: $101 M for the reassessment of fixed assets following the 1997-1998 accounting reform and ($122 M) for other items.

1998-1999	7	—	63	70	Departments and bodies: $27 M for the accounting change in the recording of foreign exchange forward contracts and $36 M for capitalizing cadastral plan expenses.

1997-1998	24	—	(15 421)	(15 397)

Departments and bodies: ($13 173 M) for recording unrecorded pension plan obligations; ($6 693 M) for consolidating government enterprises, bodies and special funds; ($731 M) for the change to the method used to record borrowings; ($461 M) for recording public sector restructuring measures; and $5 637 M for recording fixed assets.

(1)         Since fiscal 2006-2007, these data have corresponded to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, they corresponded to the foreign exchange translation adjustment, and for 1997-1998 to 1999-2000, to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

APPENDIX 1

Financial statistics (cont’d)

Table 1.3 — Budget balance within the meaning of the Balanced Budget Act

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

Fiscal year	(Deficit) or surplus		Generations Fund	Accounting changes(1)	Use (allocation) of the reserve	Others		Budget balance (2)
2012-2013	(2 515)		(961)			1 876	(3)	(1 600)
2011-2012	(1 788)		(840)					(2 628)
2010-2011	(2 390)		(760)					(3 150)
2009-2010	(2 940)		(725)	58	433			(3 174)
2008-2009	(1 258)		(587)		1 845			—
2007-2008	1 650		(449)		(1 201)			—
2006-2007	1 993		(584)		(1 300)			109
Before the reform of government accounting(4)
2005-2006	37							37
2004-2005	(664)							(664)
2003-2004	(358)							(358)
2002-2003	(728	)(5)						(728)
2001-2002	(928)				950			22
2000-2001	1 377				(950)			427

(1)         The Balanced Budget Act stipulates that the budget balance must:

a)             take into account the impact of the accounting changes, for periods after March 31, 2006, charged directly to the accumulated deficit. This rule does not apply to accounting changes resulting from the implementation of the 2006-2007 accounting reform;

b)             not include the impact of the application of a new Canadian Institute of Chartered Accountants standard during a period prior to the changeover date proposed by the Institute.

(2)         The budget balance was determined in accordance with the Balanced Budget Act.

(3)         The Balanced Budget Act provides for the exclusion, in the calculation of the budget balance for fiscal 2012-2013, of the result arising from discontinued operations following the decision to close the Gentilly-2 nuclear generating station, presented in Hydro-Québec’s annual consolidated financial statements.

(4)         Judgment must be exercised in comparing the data for 2006-2007 and thereafter with those for prior years because of the impact of the December 2007 accounting reform.

(5)         The deficit was adjusted the following year to take into account a restatement of $34 M.

APPENDIX 2

Information by reporting sector

AS AT MARCH 31, 2013

Consolidated operations include financial information from a multitude of departments, bodies, funds and enterprises. The Government’s financial framework presents consolidated financial forecasts for the revenue and expenditure of all of these entities, grouped by sector according to their control and accountability relationship with the Government. Criteria such as ministerial accountability, legal framework, scope of authority delegated to management, funding method, degree of autonomy and nature of activities are used to classify the entities in the different sectors.

The following tables report on the operations of each of the sectors identified in the Government’s financial framework. Since it was possible to associate all revenue and expenditure items with a specific sector, it was not necessary to use allocation methods to allocate some of the items among two or more specific sectors.

APPENDIX 2

Information by reporting sector (cont’d)

AS AT MARCH 31, 2013

Consolidated statement of operations by sector

(in millions of dollars)

	Consolidated Revenue Fund
					Specified
		Tax-funded	Government	Special	purpose	Generations
	General fund (1)	transfers (2)	enterprises (3)	funds (4)	accounts (5)	Fund (6)
REVENUE
Income and property taxes	29 269	5 778		1 813
Consumption taxes	15 583	236		2 211
Duties and permits	451			1 295
Miscellaneous revenue	1 448			1 302	225
Other revenue sources			3 232			961
Dividends paid by enterprises	2 870		(2 870)
Total own-source revenue	49 621	6 014	362	6 621	225	961
Québec government transfers				1 882
Federal gouvernment transfers	15 707			160	873
Total revenue	65 328	6 014	362	8 663	1 098	961

EXPENDITURE
Health and Social Services	30 104	437		1 029	190
Education and Culture	16 617	281		79	94
Economy and Environment	5 434	1 477		4 076	280
Support for Individuals and Families	6 186	3 055		316	10
Administration and Justice	3 906	764		1 459	524
Sub-total	62 247	6 014	—	6 959	1 098	—
Debt service	7 766			1 047
Total exenditure	70 013	6 014	—	8 006	1 098	—
ANNUAL SURPLUS (DEFICIT)	(4 685)	—	362	657	—	961

		Organizations in
		the health and	Organizations in
	Non-budget-	social services	the education	Consolidation		Consolidated
	funded bodies (7)	networks (8)	networks (8)	adjustments (9)		results
REVENUE
Income and property taxes	66		1 584	562		39 072
Consumption taxes	119			(2 070)		16 079
Duties and permits	395			(57)		2 084
Miscellaneous revenue	5 683	2 596	1 522	(3 724)		9 052
Other revenue sources						4 193
Dividends paid by enterprises						—
Total own-source revenue	6 263	2 596	3 106	(5 289)		70 480
Québec government transfers	11 316	20 185	11 472	(44 855)		—
Federal gouvernment transfers	1 087	121	185	(616	)(10)	17 517
Total revenue	18 666	22 902	14 763	(50 760)		87 997

EXPENDITURE
Health and Social Services	10 555	22 502		(30 643)		34 174
Education and Culture	482		14 266	(12 291)		19 528
Economy and Environment	3 520			(3 471)		11 316
Support for Individuals and Families	184			(482)		9 269
Administration and Justice	2 590			(2 857)		6 386
Sub-total	17 331	22 502	14 266	(49 744)		80 673
Debt service	1 140	344	506	(964)		9 839
Total exenditure	18 471	22 846	14 772	(50 708)		90 512
ANNUAL SURPLUS (DEFICIT)	195	56	(9)	(52)		(2 515)

APPENDIX 2

Information by reporting sector (cont’d)

AS AT MARCH 31, 2013

(1)

The general fund includes money collected or received from various sources over which Parliament has the power of appropriation, as well as the expenditures of the National Assembly, persons designated by it, departments and bodies administered by a minister whose budget is financed by appropriations allocated by the National Assembly. As stipulated in the Act respecting the Agence du revenu du Québec (CQLR, chapter A-7.003), tax revenue administered by the Agence du revenu du Québec on behalf of the Government is reduced by the related allowances for doubtful accounts. In addition, income and property tax revenue is reduced by the refundable tax credits provided for in the Taxation Act (CQLR, chapter I-3) since, within the meaning of the Act, these credits are payments on account of tax payable or, overpayments of tax payable. This sector also includes the activities of the Health Services Fund.

(2)

Tax revenue used to finance doubtful accounts related to this revenue and transfer expenditures made through the tax system are not subject to the allocation of appropriations by the National Assembly and are the focus of a specific reporting sector. A transfer expenditure made through the tax system is a refundable tax credit that provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

(3)

Government enterprises are distinct legal entities that have the power to carry out commercial activities. The sale of their goods or delivery of their services target individuals or organizations not included in the Government’s reporting entity. Therefore, these enterprises are financially autonomous in that their revenue from outside the reporting entity ensures that they carry out their activities and repay their debts on their own. Since their accounts are accounted for using the modified equity method, only their net surpluses for the fiscal year are presented in the table, after deducting the dividends paid into the general fund.

(4)

A special fund is a fund established by an Act to provide for certain financial commitments of a minister, a budget-funded body or a non-budget-funded body exercising an adjudicative function. Legislative provisions determine which sums paid into the Consolidated Revenue Fund must be credited to a special fund. The results of the special funds do not include the activities of the Health Services Fund and the Generations Fund.

(5)

A specified purpose account is a financial management mechanism created by a Government order in council under legislative provisions. It allows a department to account in a distinct way for funds paid into the Consolidated Revenue Fund by a third party under a contract or an agreement that provides for the allocation of the funds to a specific purpose.

(6)

The Generations Fund, created under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), differs from other funds in that it is dedicated exclusively to repaying the Government’s debt.

(7)

Non-budget-funded bodies depend in whole or in part on departments for their funding. However, non-budget-funded bodies have more autonomy than those funded by budgetary appropriations. Although non-budget-funded bodies also answer to a minister, the legislation grants their management more extensive funding and operating powers.

(8)

The health and social services network includes health and social services agencies and public health and social services institutions (hospital centres, health and social services centres, rehabilitation centres, child and youth protection centres).

The education networks are made up of the school board network, the general and vocational college (CEGEP) network and the Université du Québec and its constituent universities.

All of these organizations, which are funded largely through budgetary appropriations, are autonomous in regard to the delivery of public services. They are legal entities that are vested with the financial and administrative powers needed to provide public services, and they have a board of directors made up of elected or appointed local representatives from the area or sector served by each organization. In addition, the Government’s ability to dispose of their assets is subject to major restrictions.

(9)

Consolidation adjustments stem mainly from the elimination of transactions and balances between entities in the different sectors. Therefore, the revenues and expenses of each sector are presented prior to the elimination of these items. However, transactions and balances between entities within the same sector are eliminated before the segment amounts are determined.

(10)

The Québec government receives transfer revenues from the federal government encumbered by externally sourced allocations, which have to be paid to other bodies in the Government’s reporting entity in accordance with contracts or agreements. These funds are collected by the general fund and presented in the specified purpose accounts and later paid to the concerned bodies. Consolidation adjustments are made to eliminate the federal transfer revenues transferred from the general fund to these bodies.

CONSOLIDATED FINANCIAL

STATEMENTS

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CONSOLIDATED FINANCIAL STATEMENTS
2012-2013

Statement of responsibility

The Government is responsible for the integrity and objectivity of the consolidated financial statements. These statements are prepared by the Comptroller of Finance for the Minister of Finance and the Economy under the Financial Administration Act (CQLR, chapter A-6.001, s. 86) and in accordance with the accounting policies disclosed in Note 1. The analysis of the consolidated financial statements contained in Volume 1 is also prepared by the Québec government.

To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal control designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

The Comptroller of Finance takes care of government accounting and obtains all the information needed to meet its accounting requirements from government departments, bodies, enterprises and funds.

The Government submits its consolidated financial statements for audit assurance to the Auditor General of Québec who, in his independent auditor’s report to the National Assembly, states the nature and scope of his audit as well as his opinion.

The consolidated financial statements as part of the Public Accounts are tabled annually in the National Assembly by the Minister of Finance and the Economy.

On behalf of the Gouvernement du Québec,

Luc Monty	Simon-Pierre Falardeau, CPA, CA
Deputy Minister of Finance and the Economy	Comptroller of Finance

Québec, October 22, 2013

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Independent Auditor’s Report

To the National Assembly,

Report on the Consolidated Financial Statements

I have audited the accompanying consolidated financial statements of the Government of Québec, which comprise the consolidated statement of financial position as at March 31, 2013, the consolidated statements of operations, accumulated deficit, change in net debt and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information included in the notes and the appendices.

Management’s Responsibility for the Consolidated Financial Statements

The Minister of Finance and the Economy is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian public sector accounting standards and for such internal control as the Minister of Finance and the Economy determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

My responsibility is to express an opinion on these consolidated financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my qualified audit opinion.

PUBLIC ACCOUNTS 2012-2013 — VOLUME 1

Basis for Qualified Opinion

The Government of Québec did not record, as at March 31, 2013 and 2012, in the consolidated statement of financial position, government transfers related to different assistance programs for the construction of tangible capital assets and other expenditures that are financed or to be financed by loans for which the work has been completed. These government transfers are currently reported as contractual obligations in Note 19 to the consolidated financial statements. This situation constitutes a departure from the new accounting standard for government transfers (Canadian public sector accounting standards), which states that subsidies are recognized when they are authorized by the government as a result of the exercise of its enabling authority and when all eligibility criteria have been met by the recipients. Furthermore, section 24.1 of the Financial Administration Act (CQLR, chapter A-6.001), which came in force on June 14, 2013, states that the only part of a multi-year transfer that must be recorded in the current fiscal year is the part that is both payable and authorized by Parliament for that year. The current recording of these government transfers as stated in the Act gives rise to the following adjustments in the consolidated financial statements of the Government of Québec:

	Increase / (Decrease) In millions of dollars
	2013	2012
Consolidated statement of financial position
Loans and portfolio investments	(3 150)	(2 653)
Other liabilities	4 933	4 804
Net debt and accumulated deficit	8 083	7 457

Consolidated statement of operations
Expenditures
Health and Social Services	15	(38)
Education and Culture	178	188
Economy and Environment	424	303
Support for Individuals and Families	18	30
Administration and Justice	(9)	2
Annual deficit	626	485

Note 19
Contractual obligations	(8 083)	(7 457)

Qualified Opinion

In my opinion, except for the effects of the matter described in the Basis for Qualified Opinion paragraph, the consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2013, and the results of its operations, changes in its net debt and its cash flows for the year then ended in accordance with Canadian public sector accounting standards.

Report on Other Legal and Regulatory Requirements

As required by the Auditor General Act (CQLR, chapter V-5.01), I report that, in my opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2013, and the results of its operations and the changes in its financial position for the year ended on that date in accordance with the accounting policies of the Government of Québec set out in Note 1 to the consolidated financial statements and supplemented, in particular, by section 24.1 of the Financial Administration Act (CQLR, chapter A-6.001), which came in force on June 14, 2013.

Moreover, in accordance with the requirements of the Auditor General Act (CQLR, chapter V-5.01), I report that, in my opinion, considering the retroactive application of the changes to the government transfers and tax revenues explained in Note 3, these accounting policies have been applied on a basis consistent with that of the preceding year.

Comments of the Auditor General

The Auditor General Act (CQLR, chapter V-5.01) makes it possible to make any comments that I deem appropriate in my report on the consolidated financial statements of the government. In addition, the Canadian Auditing Standards provide that the auditor shall communicate to those charged with governance his views about significant qualitative aspects of the entity’s accounting practices and, when applicable, he shall explain why he considers that an important accounting practice that is acceptable according to the applicable financial reporting framework, not to be the most appropriate to the particular circumstances of the entity. It is in this context that I decided to make the following comments which complete my opinion on these financial statements.

Recognition of Government Transfers (Subsidies)

On April 1, 2012, a new accounting standard for government transfers came into force (Section PS 3410 of the CICA Public Sector Accounting Handbook). The basis for my qualified opinion expressed above arises from my interpretation of this new standard, in light of the current conceptual framework as well as my in-depth knowledge of the financial and budgetary practices of the Government of Québec.

Chapters 1 and 8 of the Report of the Auditor General of Québec to the National Assembly for 2011-2012 — Audit of Financial Information and Other Related Work as well as Chapter 2 of the report for 2012-2013 describe in a detailed manner the reasons supporting my opinion. There, I indicate specifically why the government’s accounting practice with regard to the recognition of government transfers is not, in my opinion, the most appropriate. The government does not share my interpretation.

Summarily, these chapters show that the government interprets that a transfer expenditure cannot be recognized as long as the appropriations have not been voted by parliamentarians. While acknowledging the authorities of the National Assembly, I note that government representatives are authorized to negotiate and enter into valid contracts. Accordingly, government transfers are authorized when a decision has been made by the government such that it no longer has any other realistic alternative than to proceed with the transfer. I therefore consider that a subsidy expenditure must be recognized as soon as the government has authorized it under its enabling authority and the recipients have incurred the eligible expenditures that entitle them to the subsidy.

Furthermore, in addition to the difference of opinion expressed above, other important differences with respect to the interpretation of this standard have appeared within the profession. Representations have been made, in particular by all auditors general of the provinces and of the federal government, including the Auditor General of Québec, as well as by the Government of Québec to the Public Sector Accounting Board (PSAB)—the organization responsible for standard-setting—in order to raise awareness about this situation and to obtain more precise indications to ensure a consistent interpretation of the standard throughout Canada. Given the interest raised by the issue of government transfers, the PSAB, in September 2013, asked its permanent staff to prepare an analysis of the issue and to propose different possible avenues in the matter. It will examine everything at its December 2013 meeting. I will follow the evolution of standard-setting closely.

Michel Samson, CPA auditor, CA

Acting Auditor General of Québec

Québec, October 22, 2013

Consolidated statement of operations

FISCAL YEAR ENDED MARCH 31, 2013

(in millions of dollars)

2012
		2013		(restated)
			Actual	Actual
Appendices		Budget(1)	results	results

6	REVENUE
	Income and property taxes (Note 4)	39 782	39 072	37 622
	Consumption taxes	17 168	16 079	15 520
	Duties and permits (Note 5)	2 245	2 084	2 141
	Miscellaneous revenue	8 096	9 052	8 283
8	Revenue from government enterprises	4 895	3 232	4 749
	Generations Fund revenue (Note 10)	911	961	840
	Own-source revenue	73 097	70 480	69 155
	Federal government transfers	17 631	17 517	17 113
	Total revenue	90 728	87 997	86 268

7	EXPENDITURE
	Health and Social Services	33 334	34 174	32 500
	Education and Culture	19 886	19 528	19 337
	Economy and Environment	11 490	11 316	11 659
	Support for Individuals and Families	8 999	9 269	9 074
	Administration and Justice	6 924	6 386	6 113
	Sub-total	80 633	80 673	78 683
	Debt service	10 384	9 839	9 451
	Total expenditure	91 017	90 512	88 134
	Contingency reserve	(300)	—	—
	ANNUAL SURPLUS (DEFICIT)	(589)	(2 515)	(1 866)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)         Based on the data presented in Budget 2012-2013 of the Ministère des Finances tabled on March 20, 2012.

Consolidated statement of accumulated deficit

FISCAL YEAR ENDED MARCH 31, 2013

(in millions of dollars)

Appendix		2013	2012
(restated)

	PREVIOUSLY ESTABLISHED ACCUMULATED DEFICIT, BEGINNING OF YEAR	(114 122)	(111 958)
	Accounting changes with restatement of previous years (Note 3)	(1 098)	(1 020)
	Restated accumulated deficit, beginning of year	(115 220)	(112 978)
8	Other comprehensive income items of government enterprises	(360)	(376)
	Annual surplus (deficit)	(2 515)	(1 866)
	ACCUMULATED DEFICIT, END OF YEAR	(118 095)	(115 220)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

Consolidated statement of financial position

AS AT MARCH 31, 2013

(in millions of dollars)

Appendix		2013		2012
(restated)

FINANCIAL ASSETS
	Cash (Note 6)		1 664		1 394
	Short-term investments (Note 7)		3 895		5 032
	Accounts receivable (Note 8)		17 540		16 195
	Inventories and other assets intended for sale		95		78
8	Investment in government enterprises		23 749		23 666
	Loans and portfolio investments (Note 9)		9 215		8 920
	Generations Fund (Note 10)		5 238		4 277
	Deferred expenses related to debts		619		388
	Total financial assets		62 015		59 950

LIABILITIES
	Accounts payable and accrued expenses (Note 11)		21 787		21 631
	Deferred revenue (Note 12)		7 111		5 519
	Other liabilities (Note 13)		5 186		5 293
	Federal government transfers to be repaid (Note 14)		713		951
	Pension plans and other employee future benefits (Note 15)		28 378		28 774
	Debts before deferred foreign exchange gains (losses) (Notes 16 and 17)	173 580		164 686
	Deferred foreign exchange gains (losses)	747	174 327	796	165 482
	Total liabilities		237 502		227 650
	NET DEBT		(175 487)		(167 700)

NON-FINANCIAL ASSETS
	Fixed assets (Note 18)		56 685		51 822
	Inventories		451		428
	Prepaid expenses		256		230
	Total non-financial assets		57 392		52 480
	ACCUMULATED DEFICIT		(118 095)		(115 220)

Contractual obligations (Note 19)
Loan guarantees (Note 20)
Contingencies (Note 21)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

Consolidated statement of change in net debt

FISCAL YEAR ENDED MARCH 31, 2013

(in millions of dollars)

				2012
		2013		(restated)
			Actual	Actual
Appendix		Budget(1)	results	results

	PREVIOUSLY ESTABLISHED NET DEBT, BEGINNING OF YEAR	(170 887)	(167 111)	(159 345)
	Accounting changes with restatement of previous years (Note 3)	(1 207)	(619)	(788)
	Reclassification of fixed assets in the assets intented for sale	—	30	30

	Restated net debt, beginning of year	(172 094)	(167 700)	(160 103)
	Change due to fixed assets
	Acquisition (Note 18)	(9 234)	(8 302)	(8 692)
	Depreciation (Note 18)	3 393	3 269	3 102
	Disposals, reductions in value and other	—	170	257
	Total change due to fixed assets	(5 841)	(4 863)	(5 333)
	Change due to inventories and prepaid expenses	—	(49)	(22)
8	Other comprehensive income items of government enterprises	—	(360)	(376)
	Annual surplus (deficit)	(589)	(2 515)	(1 866)
	Net increase in the net debt	(6 430)	(7 787)	(7 597)
	NET DEBT, END OF YEAR	(178 524)	(175 487)	(167 700)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)         Based on the data presented in Budget 2012-2013 of the Ministère des Finances tabled on March 20, 2012.

Consolidated statement of cash flow

FISCAL YEAR ENDED MARCH 31, 2013

(in millions of dollars)

	2013		2012
			(restated)
OPERATING ACTIVITIES
Annual surplus (deficit)		(2 515)		(1 866)
Items not affecting liquid assets
Doubtful accounts	747		680
Allowances related to loans and portfolio investments and loan guarantees	70		234
Inventories and prepaid expenses	(49)		(22)
(Gains) losses on the disposal of fixed assets	27		32
Depreciation of fixed assets	3 269		3 102
Amortization of deferred expenses related to debts	88		133
Amortization of deferred contributions related to the acquisition of fixed assets	(328)		(303)
Amortization of deferred foreign exchange (gains) losses	(9)		(16)
Amortization of discounts and premiums	34	3 849	152	3 992
		1 334		2 126
Change in financial assets and liabilities related to operations (Note 22)		(967)		(1 957)
		367		169
Activities related to pension plans and other employee future benefits
Cost of accrued benefits	2 144		2 042
Changes to plans	(79)
Amortization of actuarial (gains) losses	705		678
Interest on obligations relating to accrued benefits	5 285	8 055	5 128	7 848
Benefits paid and plan-to-plan transfers		(5 157)		(4 930)
		2 898		2 918

Liquid assets provided by operating activities		3 265		3 087

INVESTING ACTIVITIES IN INVESTMENT(1)
Change in investment in government enterprises
Investments made	(80)		(526)
Investments disposed of and other			301
Results of enterprises entered as revenue less declared dividends	(363)	(443)	(595)	(820)

Change in loans and portfolio investments
Loans and portfolio investments made	(1 637)		(2 197)
Loans and portfolio investments disposed of and other	1 305	(332)	1 156	(1 041)

Liquid assets used for investing activities in investment		(775)		(1 861)

Consolidated statement of cash flow (cont’d)

FISCAL YEAR ENDED MARCH 31, 2013

(in millions of dollars)

	2013		2012
			(restated)
FIXED ASSET INVESTMENT ACTIVITIES(1)
Acquisitions	(6 751)		(6 930)
Disposals	143	(6 608)	190	(6 740)
Liquid assets used for fixed asset investment activities		(6 608)		(6 740)

FINANCING ACTIVITIES(1)
Change in debts
Borrowings made	22 084		23 072
Borrowings repaid	(14 611)	7 473	(13 600)	9 472
Activities related to pension plans and other employee future benefits
Change in the Retirement Plans Sinking Fund and specific pension funds
Payments and benefits	(1 093)		(957)
Reinvestment of funds’ investment income	(2 201)	(3 294)	(2 312)	(3 269)
Activities related to the Generations Fund
Change in the Generations Fund		(961)		(840)
Liquid assets provided by financing activities		3 218		5 363
Increase (decrease) in liquid assets		(900)		(151)
LIQUID ASSETS, BEGINNING OF YEAR		7 296		7 447
LIQUID ASSETS, END OF YEAR(2)		6 396		7 296

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)         Transactions that do not affect cash flow must not be included in the statement of cash flow. They are itemized in Note 22, “Cash flow information”.

(2)         Liquid assets include cash in bank (Note 6) and short-term investments (Note 7).

Notes to the consolidated financial statements

1.                  Significant accounting policies

The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies adopted by the Conseil du trésor and described below. The primary source of reference for establishing these policies are the Canadian public sector accounting standards. When necessary, the information presented in these consolidated financial statements is based on the best estimates and judgment by the Government.

Reporting entity

The Government’s reporting entity encompasses the financial transactions of the National Assembly and persons designated by the National Assembly, departments and all the bodies, funds and enterprises under the control of the Government. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss. The entities included in the Government’s reporting entity are listed in appendices 1 to 4 of these consolidated financial statements.

Fiduciary transactions carried out by the entities mentioned in Appendix 5 of the consolidated financial statements are not included in the Government’s reporting entity.

Consolidation method

The accounts of the Consolidated Revenue Fund, which includes the general fund and the special funds, and the accounts of the other entities included in the Government’s reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government’s accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are accounted for at cost. The cost is adjusted annually by the Government’s share in the results of these enterprises with an offsetting entry to revenue, and by its share in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government’s reporting entity. This method requires no harmonization of enterprises’ accounting policies with those of the Government.

1.                  Significant accounting policies (cont’d)

A government enterprise has all of the following characteristics:

•                      it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court ;

•                      it is vested with the financial and administrative power to carry out commercial activities ;

•                      its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government’s reporting entity ;

•                      it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government’s reporting entity.

Revenue

Revenue is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the revenue occurred. Revenue that would be too difficult to measure prior to reception is recorded at the time the funds are received. Sums received or receivable in regard to revenue that will be earned in a subsequent year are deferred and presented as deferred revenue.

More specifically:

Tax revenue (income and property taxes, consumption taxes)

Tax revenue arises from transactions with no consideration in goods or services, for which taxpayers are required, under the tax legislation, to pay money to the Government in order to fund public services. Such revenue is recognized once the tax measures giving rise to it have been authorized by Parliament and a taxable event has occurred.

Personal income tax revenue and health services contributions are recognized when the taxpayer earned the income subject to tax. Revenue not collected at the end of the fiscal year and refunds not yet issued are recorded on the basis of estimates established according to transactions that will take place in the three months following the end of the fiscal year.

Revenue from school property taxes is recognized over the reference period for such taxes.

1.                  Significant accounting policies (cont’d)

Corporate income tax revenue is recorded at the time the funds are received, because amounts receivable or refundable cannot be accurately estimated. Taxable corporate income varies significantly from year to year and the time allowed for filing corporate returns does not allow complete information to be obtained in time to make the necessary adjustments to revenue on the closing date of the Government’s financial statements. An adjustment is made to account for notices of assessment issued before the end of the fiscal year.

Revenue from consumption taxes is recognized at the time of the sale of the products or the delivery of the services, after deducting tax credits.

Tax revenue does not take into account estimates concerning taxes due on unreported revenue within the time prescribed. These amounts are recorded when assessments are issued following tax recovery work or the filing of returns by taxpayers.

In accordance with the tax legislation, refundable tax credits reduce related tax revenue. For the purposes of the Government’s consolidated financial statements, refundable tax credits that constitute transfers made through the tax system are reclassified and presented in expenditure, thus increasing revenue. A refundable tax credit constitutes a transfer when it provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

Duties and permits

Revenue from duties and permits arises from transactions with consideration for which the Government grants a third party, in exchange for liquid assets, a right of use or an operating permit or issues a third party a certificate.

Revenue from duties and permits is recognized when receivable. Where duty or permit revenue is refundable on demand and is linked to clearly identifiable goods and services that the Government must supply to the holder of the duty or the permit, the revenue is recognized over the reference period of such duty or permit.

Miscellaneous revenue

Revenue from the sale of goods or services and from user contributions is recognized when the goods are sold or the services are delivered.

1.                  Significant accounting policies (cont’d)

Revenue from tuition fees is recognized over the duration of the training concerned.

Interest income is recognized as it is earned. It ceases to be recorded when the recovery of interest or principal is not certain.

Donation revenue, other than transfer revenue from governments, that is not designated by the donor for a specific purpose is recognized in revenue in the year of its donation. When such revenue is designated for a specific purpose, it is recognized in revenue according to the conditions of its designation. In the case of donations of fixed assets or donations of cash for the acquisition of fixed assets, the revenue is recognized at the same rate as the depreciation of the fixed assets. In the case of donations related to land, the revenue is recognized in the year of acquisition.

Federal government transfer revenue

Federal government transfer revenue is recognized in revenue for the fiscal year in which it is authorized by the federal government and in which the eligibility criteria are met, except if the stipulations imposed by that Government regarding the use of the sums received or the actions to be taken in order to keep them create an obligation that meets the definition of a liability. When the stipulations are general, the Government’s actions and/or communications, carried out at the date of the financial statements to clarify them may also create a liability. Once a liability is recognized, the transfer revenue is recorded in revenue as the obligations related to these stipulations are met.

When the Government receives transfer revenue from other governments, the revenue is accounted for in the same way as federal government transfer revenue.

Expenditure

Expenditure is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the expenditure occurred.

Remuneration and operating expenses

Remuneration and operating expenses are recorded in the fiscal year during which the goods are consumed or the services are delivered. Operating expenses include in particular the annual depreciation of the cost of fixed assets.

1.                  Significant accounting policies (cont’d)

Transfer expenditures

Transfers are economic benefits granted by a government to a recipient, for no consideration in goods or services. A multi-year transfer is a transfer that is spread over more than one fiscal year.

All transfers are recognized in expenditure during the fiscal year in which they are duly authorized, in accordance with the governance rules of the entity that grants them, and in which the recipients satisfied the eligibility criteria.

Under the statutes in force, a transfer is authorized when Parliament and the Government have each exercised their power of authorization.

•                  The authorization of Parliament is granted in the case of a department or a budget-funded body during the voting of an appropriations act or the application of any other act authorizing the granting of appropriations. In the case of special funds, such authorization is granted during the approval of expenditure and investment forecasts by Parliament for a given fiscal year. In the case of other entities, this power of authorization is granted to their boards of directors by Parliament when their constituting acts are adopted.

•                  The Government’s power of authorization is exercised by the adoption of orders in council or decisions of the Conseil du trésor or by the conclusion of agreements with transfer recipients.

Therefore, the Government retains its discretionary power in that it is not required to make transfers until Parliament and the Government have both exercised their power of authorization. The only part of a multi-year transfer that may be recorded in the accounts for a given fiscal year is the part that is both payable and authorized by Parliament for that year.

Debt service

Debt service includes interest on debts, reduced by the investment income of sinking funds for borrowings, and interest charges in respect of the pension plans and other employee future benefits. It also includes the amortization of premiums, discounts and costs related to the issue of borrowings and debt management, as well as the amortization of foreign exchange gains and losses. Interest charges resulting from transactions in foreign currency are translated into Canadian dollars at the rates in effect at the time of the transactions.

1.                  Significant accounting policies (cont’d)

Financial assets

Financial assets are asset items that may be used to repay existing debts or to fund future transactions; they are not intended to be used to deliver public services.

Short-term investments

Short-term investments are recorded at the lesser of cost and fair value.

Accounts receivable

Accounts receivable are initially recorded at cost and then brought down to their net recoverable value by means of an allowance for doubtful accounts. The annual change in this allowance is charged to expenditure.

Inventories and other assets intended for sale

Inventories and other assets intended for sale are evaluated at the lesser of cost and net realizable value.

Investment in government enterprises

Investment in government enterprises is recorded using the modified equity method.

Loans and portfolio investments

Loans and portfolio investments are recorded at cost.

If loans and portfolio investments have significant concessionary terms, that is, there is a difference of over 25% between their face value and their present value at the average rate of government borrowings, the loans and investments are recorded at their present value when they take effect. The difference with their face value constitutes a “grant” component, which is recognized as a transfer expense. The interest income is then recognized over the lifetime of the loans and portfolio investments using the effective interest method.

1.                  Significant accounting policies (cont’d)

An allowance is recorded as a reduction in loans when the facts or circumstances point to a future loss. In the case of portfolio investments, an allowance is recorded when a durable loss in value is recognized. The annual change in these allowances is charged to expenditure. The write-off of any loan or portfolio investment reduces the cost as well as the allowance related to it; the remaining balance is charged to expenditure. The subsequent recovery is recorded as a reduction in expenditure.

Generations Fund

Demand and participation deposits in a particular fund of the Caisse de dépôt et placement du Québec are recorded at cost.

At the time of disposition of participation deposits, the difference between the amount received and the book value of these units established using the average cost method is charged to results. Where participation deposits suffer a durable loss in value, their book value is reduced to reflect this decline and the resulting reduction in value is charged to results.

The revenue and expenditure of the Generations Fund are recorded according to the Government’s accounting policies.

Liabilities

Liabilities are obligations of the Government toward third parties on the financial statement date arising from past transactions or events, and whose fulfilment will give rise to an outflow of resources representative of economic benefits in the future.

Allowance for losses on guaranteed financial initiatives

Obligations resulting from financial initiatives guaranteed by the Government, mainly loan guarantees are recorded on the basis of probable losses. The allowance is established on the balance of the guaranteed financial initiatives reduced by the estimated realizable value of the security and surety obtained. The annual change in the allowance is charged to expenditure.

Probable losses are estimated by grouping financial initiatives into various risk classes and applying an average loss rate to each class, based on past experience and the nature of the initiatives. In the case of enterprises whose Government-guaranteed financial initiatives show an exceptionally high cumulative balance or are characterized by specific features, the estimate of probable losses relating to these initiatives is made using case-by-case analysis, regardless of risk class. Probable losses are revised annually.

1.                  Significant accounting policies (cont’d)

Environmental liability

The obligations resulting from the remediation of contaminated land under the Government’s responsibility, or probably under its responsibility, are recorded as environmental liabilities as soon as the contamination occurs or as soon as the Government is informed of the contamination and a reasonable estimate can be made. An environmental liability includes the estimated cost of contaminated land management and remediation. The cost evaluation is based on the best information available and is revised annually.

Pension plans and other employee future benefits

Obligations relating to the pension plans and other employee future benefits

Obligations relating to defined-benefit pension plans and employee future benefit programs are evaluated using the projected benefit method prorated on years of service and the most probable assumptions set by the Government.

The method used takes into account the way in which benefits payable by the Government are accrued by participants.

In the case of the Survivor’s Pension Plan, the value of obligations is established using an actuarial method that determines the present value of the pensions accrued by beneficiaries as a result of the eligible person’s death.

Retirement Plans Sinking Fund and specific pension funds

The investments of the Retirement Plans Sinking Fund (RPSF) and specific pension funds and employee future benefit programs funds are valued at an adjusted market value. With this valuation method, the difference between the real return based on market value and the forecast return is amortized over five years.

When the adjusted market value of a pension plan fund is higher than that of its obligations, the resulting surplus is capped through a valuation allowance so that the pension plans liability reflects only the future benefit that the Government expects to derive from this surplus.

1.                  Significant accounting policies (cont’d)

Accrued benefits expense

The accrued benefits expense consists of the portion of the cost of benefits accrued during the year that is payable by the Government, the Government’s share of the cost of pension plan changes concerning previous years of service and the amortization of actuarial gains and losses in respect of the Government’s obligations relating to accrued benefits.

Actuarial gains and losses determined during the revaluation of obligations stem from experience adjustments to forecast results and from changes to assumptions. They are recognized in expenditure using the straight-line method, as of the fiscal year following the year in which the actuarial gains and losses are taken into account in the financial statements. The amortization period corresponds to the expected average remaining service life (EARSL) of plan or program participants. The Government and Public Employees Retirement Plan (RREGOP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP) and the Pension Plan of Certain Teachers (PPCT) all have the same EARSL. In the case of the Survivor’s Pension Plan, the amortization period corresponds to the average remaining life expectancy of beneficiaries.

Interest charges

Interest charges correspond to the net difference between interest on obligations relating to accrued benefits and the forecast annual return on the RPSF and specific pension funds and employee future benefit program funds, adjusted by the amortization of the actuarial gains and losses relating to these funds and by the change in valuation allowances.

Annual interest is determined by applying, to the average value of the obligation relating to the accrued benefits of each plan or program, the discount rate related to that obligation. As for the annual return of a fund, it is obtained by applying, to the average balance of the fund, the rate of return stipulated in the actuarial valuations of the obligations of the related pension plans or the obligations of the employee future benefit program concerned.

Actuarial gains and losses attributable to the use of the forecast rate of return are amortized using the straight-line method. In the case of the RPSF, the amortization period corresponds to the EARSL of pension plan participants. In the case of the other funds, it corresponds to the period set for amortizing the actuarial gains and losses related to the obligations of the pension plan or program concerned.

1.                  Significant accounting policies (cont’d)

Debts

Debts

Borrowings are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. The amortization is calculated using the effective rate for each borrowing.

Issue expenses related to borrowings are deferred and amortized over the term of each borrowing using the straight-line method. The unamortized balance is included in deferred expenses related to debts.

Borrowings in foreign currency are translated into Canadian dollars at the rates in effect on March 31 of the current year.

Foreign exchange gains or losses resulting from the translation of borrowings are deferred and amortized over the remaining term of each borrowing using the straight-line method.

Derivative instruments

The Government uses derivative instruments to manage foreign exchange and interest rate risks related to debts. These instruments are recorded at cost.

Derivative instruments used to manage the foreign exchange risk associated with the repayment of interest and principal on borrowings and with the cash management transactions such risk management entails, including currency swap contracts and foreign exchange forward contracts, are translated into Canadian dollars at the rates in effect on March 31 of the current year. The components of these instruments, namely, financial assets and liabilities, are offset against one another and presented in “Debts”.

Interest rate exchanges stemming from interest rate swap contracts used to change exposure to interest rate risk over the long term are reconciled with interest charges for the borrowings with which these swap contracts are associated.

Gains or losses on derivative instruments are deferred and amortized over the term of each contract. However, gains or losses on derivative instruments used to modify the interest rate risk are amortized over the term of the security underlying these instruments.

1.                  Significant accounting policies (cont’d)

Sinking Fund

Securities held by the sinking fund are recorded at the amount paid at the time of purchase, adjusted by the premium or discount amortization to obtain the amount of principal receivable at maturity. The amortization is calculated on the basis of the effective rate for each security.

The difference between the book value of a security and the amount received at the time of its disposal is charged to results.

Non-financial assets

Non-financial assets are assets used during the normal course of the Government’s activities to provide public services.

Land in the public domain and natural resources, such as forests, water and mining resources, which the Government holds by virtue of the fact that they were devolved to the state and not purchased, are not recorded in the Government’s consolidated financial statements. Intangible items do not constitute non-financial assets for the Government.

Fixed assets

Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

Fixed assets are recorded at cost and depreciated — except for land, which is not depreciated — using a logical and systematic method over a period corresponding to their useful life. Their cost includes financing charges capitalized during their construction, improvement or development.

The cost of fixed assets held under capital leases is equal to the present value of minimum payments due. Fixed assets under construction or being developed or improved are not depreciated.

1.                  Significant accounting policies (cont’d)

Some fixed assets are acquired under private-public partnership agreements. These agreements are long-term contracts by which the Government involves one or more private partners in designing, realizing and operating a public good, with or without funding from these partners. The fixed asset and the corresponding debt associated with it are accounted for in the “statement of financial position” when the risks and advantages associated with the ownership of the public good are devolved to the Government, for the most part, in accordance with the terms of the agreement.

The cost of a fixed asset acquired under a private-public partnership agreement is equal to the lower of the present value of the cash flows associated with the fixed asset and the fixed asset’s fair value. If the cash flows associated with the fixed asset cannot be isolated from those related to its operation, the cost of the asset is determined on the basis of its fair value. The fair value of the fixed asset is estimated on the basis of the agreement’s specifications.

Works of art and historic properties, such as paintings, sculptures, drawings, prints, photographs, films and videos are not recorded as fixed assets. Their cost is charged to expenditure for the fiscal year during which they are acquired.

Fixed assets acquired through government transfer or through donation, including those acquired for a nominal value, are recorded at their fair value at the time of acquisition.

Inventories

Inventories consist of supplies that are consumed in the normal course of operations during the coming fiscal year(s). These inventories are valued at the lower of cost and net realizable value.

Prepaid expenses

Prepaid expenses represent outlays made before the end of the fiscal year for services the Government will receive during the coming fiscal year(s). These expenses are charged to expenditure when the Government receives the services acquired.

2.                  Measurement uncertainty

In preparing the consolidated financial statements, the Government has to make estimates and assumptions in order to evaluate and record certain asset, liability, revenue and expenditure items. These estimates are based on the most reliable data and the most probable assumptions available at the time, and involve judgment by the Government. They are revised annually to reflect new information as it becomes available.

By their very nature, estimates are subject to measurement uncertainty. Therefore, actual results may differ from the Government’s forecasts.

Estimates are made for certain material consolidated financial statement items:

•                      Amounts receivable or repayable in regard to federal government transfers may vary because of possible differences between the assumptions made for fiscal and population data and the actual data.

•                      Obligations relating to pension plans and other employee future benefits may vary because of differences between the economic and demographic assumptions made for actuarial valuation purposes and the actual results.

•                      The book value of fixed assets may vary because of differences between their estimated useful life and their actual useful life.

•                      Environmental liabilities related to contaminated land may vary because of differences between estimated management and remediation costs and actual costs.

•                      The value of certain allowances may vary because of differences between the assumptions made to evaluate the probability of collection and the amount actually collected.

3.                  Accounting changes

Transfer revenue and expenditure

On April 1, 2012, the Government changed its accounting policies to take into account the recommendations of the revised accounting standard on government transfers (PS 3410) of the Public Sector Accounting Board (PSAB).

According to this standard, amounts receivable under transfer agreements concluded with the federal government are recognized in revenue for the fiscal year in which they were duly authorized by that government and in which the eligibility criteria were met, except if the stipulations indicated in the transfer agreement create, for the Québec government, an obligation that meets the definition of a liability. The revised standard has not had any impact on the recording of revenue for the majority of transfer agreements concluded with the federal government. Only agreements related to the acquisition of fixed assets have been accorded a different accounting treatment: when stipulations exist, revenue is henceforth recognized as the Government meets the stipulations; otherwise, it is recognized as of the acquisition of the fixed assets. Previously, such transfer revenue was recognized at the same rate as the depreciation of the fixed assets.

As for expenditures related to transfer agreements, the revised standard requires that such expenditures be recognized once the Government making the transfer grants all the necessary authorizations and the recipient has met the eligibility criteria. In the case of the vast majority of the Government’s transfer programs, the revised standard has not had any impact on the recording of its transfer expenditures since the standard has not introduced any fundamental changes in relation to the previous standard. Only transfers for programs administered by non-budget-funded bodies, primarily the Société de financement des infrastructures locales du Québec and the Société d’habitation du Québec, have been accorded a different accounting treatment. Since the constituting acts of such bodies allow them to authorize a transfer expenditure without requesting the approval of Parliament through an appropriations act, these expenditures are henceforth recognized once the body has duly authorized the transfer agreement and the recipient has met the eligibility criteria. Previously, transfer expenditures were recognized on the basis of the authorized transfer payment schedule.

The impact of these changes was accounted for retroactively to previous years with restatement.

3.                  Accounting changes (cont’d)

This increased (decreased) the following items:

	2013	2012

Revenue
Miscellaneous revenue	6	(6)
Federal government transfers	247	177
Expenditure
Economy and Environment	(27)	181
Annual deficit	(280)	10

Financial assets
Accounts receivable	(216)	(1)
Liabilities
Accounts payable and accrued expenses	482	362
Deferred revenue	(1 507)	(1 234)
Other liabilities	1 262	1 380
Net debt, beginning of year	509	746
Net debt, end of year	453	509
Fixed assets	(255)	(249)
Prepaid expenses		(230)
Accumulated deficit, beginning of year	988	978
Accumulated deficit, end of year	708	988

Tax revenue

On April 1, 2012, the Government changed its accounting policies to take into account the recommendations of the PSAB’s new accounting standard on tax revenue (PS 3510).

Tax-funded transfer

According to this standard, the Government must henceforth present, in expenditure, refundable tax credits that constitute transfers made through the tax system, rather than presenting them as a reduction of the related tax income. This change has also given rise to a reclassification of revenue.

The impact of this change was accounted for retroactively to previous years with restatement.

3.                  Accounting changes (cont’d)

This increased the following items:

	2013	2012
Revenue
Income and property taxes	6 202	5 432
Consumption taxes	(1 684)	(1 072)
Duties and permits	(19)	(18)
Miscellaneous revenue	818	800
Expenditure
Health and Social Services	437	395
Education and Culture	281	271
Economy and Environment	1 477	1 479
Support for Individuals and Families	3 055	2 934
Administration and Justice	67	63
Annual deficit	—	—
Net debt and accumulated deficit, beginning of year	—	—
Net debt and accumulated deficit, end of year	—	—

Tax income

Changes have also been made to the method used to calculate tax revenue allowances, in order to reflect the impact of the cancellation and writing off of contribution estimates issued in connection with tax recovery activities.

The impact of these changes was accounted for retroactively to previous years with restatement.

This increased (decreased) the following items:

	2013	2012
Revenue
Income and property taxes	(151)	(228)
Consumption taxes	(37)	(28)
Miscellaneous revenue	(42)	(58)
Expenditure
Administration and Justice	(202)	(246)
Annual deficit	28	68

Financial assets
Accounts receivable	(138)	(110)
Net debt and accumulated deficit, beginning of year	110	42
Net debt and accumulated deficit, end of year	138	110

3.                  Accounting changes (cont’d)

The Government’s fiduciary transactions

The fiduciary activities of the Société québécoise de récupération et de recyclage have not been included in the statement of financial position, in order to present them in the appendix on the Government’s fiduciary transactions. These activities concern funds administered by the Société on behalf of municipal bodies under the compensation regime for municipal services provided to recover and reclaim residual materials.

The impact of this change was accounted for retroactively to previous years with restatement.

This decreased the following items:

	2013	2012
Financial assets
Cash	(147)
Accounts receivable	(24)	(186)
Liabilities
Accounts payable and accrued expenses	(171)	(186)
Net debt and accumulated deficit, beginning of year	—	—
Net debt and accumulated deficit, end of year	—	—

4.                  Tax-funded transfers

In accordance with the tax legislation, refundable tax credits reduce related tax revenue. For the purposes of the Government’s consolidated financial statements, refundable tax credits that constitute transfers made through the tax system are reclassified and presented in expenditure, thus increasing tax revenue. A refundable tax credit constitutes a transfer when it provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

Tax-funded transfers

(in millions of dollars)

	2013						2012 (restated)
	EXPENDITURE BY GOVERNMENT MISSION
	Health and		Economy	Support for
	Social	Education	and	Individuals	Administration	Consolidated	Consolidated
	Services	and Culture	Environment	and Families	and Justice	total	total

INCOME - INCOME AND PROPERTY TAXES
Personal income tax
Refundable tax credits
Child assistance				2 173		2 173	2 144
Day care expenses				528		528	426
Home-support services for seniors	326					326	289
Caregivers	54					54	50
Education savings		55				55	48
Work premium				354		354	365
Medical expenses	50					50	48
Other	7	7	8		2	24	26
	437	62	8	3 055	2	3 564	3 396
Corporate tax
Refundable tax credits
Scientific research and experimental development			596			596	540
Job creation in a designated region			67			67	85
Construction of public access roads and bridges			129			129	235
Cinematographic productions		154				154	152
Resources			39			39	123
Reporting of tips					65	65	61
Investment			122			122	95
Multimedia titles			103			103	80
E-business			287			287	199
Other		65	126			191	176
	—	219	1 469	—	65	1 753	1 746
	437	281	1 477	3 055	67	5 317	5 142

The solidarity tax credit, worth $1 703 M as at March 31, 2013 ($1 090 M as at March 31, 2012), constitutes an abatement since it is designed to refund certain taxes to low-income households. Therefore, this refundable tax credit is presented as a reduction of consumption taxes revenue.

5.                  Duties and permits

Revenue from duties and permits is recorded after deducting the following amounts.

Amounts deducted from revenue from duties and permits

(in millions of dollars)

	2013	2012
		(restated)

Gross revenue	2 217	2 262
Deductions
Silvicultural work and other forest management activities	121	115
Other	12	6
	133	121
Net revenue	2 084	2 141

6.                  Cash

(in millions of dollars)

	2013	2012

Cash in bank	2 501	2 264
Plus
Cash and notes on hand and outstanding deposits	402	283
	2 903	2 547
Less
Outstanding cheques	(1 239)	(1 153)
	1 664	1 394

7.                  Short-term investments

(in millions of dollars)

	2013		2012

Treasury bills	107		230

Notes	223		525

Deposit certificates	260		485

Banker’s acceptances	1 151		2 284

Bonds	1 845		1 213

Other	309		295

	3 895	(1),(2)	5 032	(1),(2)

(1)         The weighted average interest rate for short-term investments was 1.15% (1.10% as at March 31, 2012). This rate corresponds to the effective rate for short-term investments held as at March 31, 2013. Short-term investments are highly liquid investments that the Government does not intend to keep for more than one year. These investments will mature in the coming fiscal year, except for certain transitional securities totalling $89 M, whose maturity dates range from July 2014 and April 2018.

(2)         As at March 31, 2012 and 2013, the quoted market value of marketable securities on official markets was similar to the book value of these securities.

8.                  Accounts receivable

(in millions of dollars)

	2013	2012
		(restated)

Agents and assignees
Income and property taxes	960	1 316
Consumption taxes	3 233	3 117
	4 193	4 433
Accounts receivable
Income and property taxes	5 137	4 737
Consumption taxes	1 000	957
Duties and permits	472	446
Miscellaneous revenue	2 164	2 172
Recoveries of expenditures and other	502	604
	9 275	8 916
Allowance for doubtful accounts	(2 099)	(2 145)
	7 176	6 771

Estimated accounts receivable - accrual basis	2 675	2 514
Revenue from government enterprises — dividends	274	280
Federal government transfers	3 155	2 122
Accrued interest on loans and portfolio investments	67	75
	17 540	16 195

9.                  Loans and portfolio investments

(in millions of dollars)

	2013	2012

Loans	7 235	7 057
Portfolio investments	1 980	1 863
	9 215	8 920

Loans by category

(in millions of dollars)

	2013					2012
			Valuation					Valuation
	Loans	(1)	allowances	Total		Loans		allowances	Total

Other governments
Municipalities	1 161			1 161		1 241			1 241
Municipal bodies	972	(2)		972		714	(2)		714
	2 133		—	2 133		1 955		—	1 955
Individuals, organizations, enterprises and other
University establishments not included in the Government’s reporting entity	2 645			2 645		2 525			2 525
Enterprises	1 929	(2)	(811)	1 118	(3),(4)	2 081	(2)	(970)	1 111	(3),(4)
Non-profit and fiduciary organizations	867		(60)	807		987		(60)	927
Students	692		(297)	395		703		(301)	402
Other	137	(2)		137		138	(2)	(1)	137
	6 270		(1 168)	5 102		6 434		(1 332)	5 102
	8 403		(1 168)	7 235		8 389		(1 332)	7 057

(1)         The loans with municipalities bear interest at rates of 2.50% to 5.36%. The loans with municipal bodies bear interest at rates of 1.27% to 10.50%. The majority of the loans with university establishments not included in the Government’s reporting entity, enterprises, non-profit and fiduciary organizations and other organizations bear interest at rates of 1.27% to 6.25%. The majority of the loans to students bear interest at a rate of 3.50%.

(2)         The guarantees received for loans amounted to $423 M ($439 M as at March 31, 2012).

(3)         The loans included, among other things, loans with special repayment clauses based on royalties, for a total of $350 M ($369 M as at March 31, 2012).

(4)         The grant portion related to loans with significant concessionary terms reduced the value of these loans by $140 M ($142 M as at March 31, 2012).

9.                  Loans and portfolio investments (cont’d)

Maturity of loans

(in millions of dollars)

		University
		establishments
		not included
	Municipalities	in the		Non-profit and
Maturing on	and municipal	Government’s		fiduciary
March 31	bodies	reporting entity	Enterprises	organizations	Students	Other	Total

2014	54	391	125	387	48	46	1 051
2015	22	225	180	89	48	1	565
2016	22	335	124	195	48	1	725
2017	31	375	201	26	48		681
2018	32	519	92	21	48	1	713
	161	1 845	722	718	240	49	3 735
2019-2023	813	642	250	89	155	26	1 975
2024-2028	422		109			1	532
2029-2033	612	18	34				664
2034-2038		140	142				282
2039 and thereafter							—
	2 008	2 645	1 257	807	395	76	7 188
No fixed maturity date	125		1			61	187
	2 133	2 645	1 258	807	395	137	7 375

Grant portion related to loans with significant concessionary terms			(140)				(140)
	2 133	2 645	1 118	807	395	137	7 235

9.                  Loans and portfolio investments (cont’d)

Portfolio investments by category

(in millions of dollars)

	2013								2012
			Asset-backed
	Shares and		term notes
	capital		(ABTNs)	Participation		Bonds
	investments	(1),(2)	(Note 23)	deposits		and notes		Total	Total

Other governments
Municipalities						74		74	64
Municipal bodies						4		4	5
	—		—	—		78		78	69
Individuals, organizations, enterprises and other
University establishments not included in the Government’s reporting entity						1		1	2
Enterprises	315					107		422	332
Non-profit and fiduciary organizations				1 075	(3)			1 075	1 010
Other	17		220			265		502	457
	332		220	1 075		373		2 000	1 801
Valuation allowances	(110)		(33)			(10)		(153)	(84)
	222		187	1 075		363		1 847	1 717
Sinking fund for borrowings by university establishments not included in the Government’s reporting entity						55	(4)	55	77
	222		187	1 075		496		1 980	1 863

(1)         As at March 31, 2012 and 2013, the quoted market value of marketable securities on official markets were similar to the book value of these securities.

(2)         The grant portion related to portfolio investments with significant concessionary terms reduced the value of these investments by $184 M ($190 M as at March 31, 2012).

(3)         The Government holds participation units in specific funds entrusted to the Caisse de dépôt et placement du Québec.

(4)         Under the University Investments Act (CQLR, chapter I-17), the Government created a sinking fund in which the amounts deposited by the responsible minister are allocated exclusively to the repayment of borrowings (principal and interest) for the funding of fixed assets of university establishments not included in the Government’s reporting entity.

10.           Generations Fund

The purpose of the Generations Fund, created under the Act to reduce the debt and establish the Generations Fund,1 is to reduce the Government’s debt. In accordance with this Act, the fund’s assets are used exclusively to repay the Government’s debt.

Revenue

for the fiscal year ended March 31, 2013

(in millions of dollars)

	2013		2012
		Actual	Actual
	Budget	results	results

Revenue
Water-power royalties	718	717	682
Unclaimed property	10	12	9
Investment income	183	232	149
Total revenue	911	961	840

1  CQLR, chapter R-2.2.0.1

10.           Generations Fund (cont’d)

Change in the balance of the Generations Fund

for the fiscal year ended March 31, 2013

(in millions of dollars)

	2013	2012

Opening balance	4 277	3 437
Revenue	961	840
Closing balance	5 238	4 277

Financial position

as at March 31, 2013

(in millions of dollars)

	2013	2012

Amounts managed by the Caisse de dépôt et placement du Québec
Demand deposits	88
Investment income receivable	29	22
Participation deposits(1)	5 035	4 122
	5 152	4 144
Accounts receivable	86	133
Fund balance	5 238	4 277

(1)         The Generations Fund acquired participation units in a specific fund at the Caisse de dépôt et placement du Québec. These units are repaid with prior notice according to the Caisse’s settlement terms and conditions at the market value of the fund’s net equity at the end of each month. The Generations Fund had 5 409 313 participation units whose fair value was $5 433 M (4 467 839 participation units whose fair value was $4 354 M as at March 31, 2012).

11.           Accounts payable and accrued expenses

(in millions of dollars)

	2013	2012
(restated)

Remuneration	6 306	6 276
Income and taxes refundable
Income and property taxes	3 867	3 827
Consumption taxes	2 057	1 871
Suppliers	3 764	3 637
Advances from trust funds	132	116
Clearing accounts for collected taxes	264	209
Accrued interest on borrowings	2 780	2 931
Transfers	2 617	2 764
	21 787	21 631

12.           Deferred revenue

(in millions of dollars)

	2013	2012
		(restated)

School property tax	397	382
Registration and drivers licence fees	660	657
Users contributions	18	18
Federal government transfers(1),(2)	4 106	2 425
Third-party donations(1),(3)	1 456	1 513
Guarantee fees for Hydro-Québec borrowings	150	148
Other	324	376
	7 111	5 519

(1)         This deferred revenue is encumbered by externally sourced allocations; the assets received must be used for prescribed purposes.

(2)         This item includes federal government transfer revenue of $53 M ($96 M as at March 31, 2012) accounted for in specified purpose accounts, i.e. $26 M ($49 M as at March 31, 2012) allocated to the acquisition of fixed assets and $27 M ($47 M as at March 31, 2012) allocated to other purposes.

(3)         These donations are mainly from non-profit organizations, including foundations that provide financial support to public institutions in the health and social services network.

This item includes third-party donations revenue of $33 M ($48 M as at March 31, 2012) accounted for in specified purpose accounts, i.e. $1 M ($2 M as at March 31, 2012) allocated to the acquisition of fixed assets and $32 M ($46 M as at March 31, 2012) allocated to other purposes.

12.           Deferred revenue (cont’d)

Breakdown of deferred revenue encumbered by externally sourced allocations

(in millions of dollars)

	2013				2012 (restated)
		New transfers
	Opening	and	Recognition	Closing	Closing
	balance	donations	in revenue	balance	balance

Federal government transfers
Allocated to the acquisition of fixed assets	1 691	659	252	2 098	1 691
Allocated to other purposes
Harmonisation of the QST with the GST	—	2 200	733	1 467	—
Municipal and local infrastructures	517	464	590	391	517
Société d’habitation du Québec, Québec AccèsLogis and Affordable Housing programs	31	16	38	9	31
Maintenance of dams transferred by the federal government	13		1	12	13
Police officer recruitment	18	2	20	—	18
Base funding - Building Canada plan	22		8	14	22
Other	133	954	972	115	133
	734	3 636	2 362	2 008	734
	2 425	4 295	2 614	4 106	2 425

Third-party donations
Allocated to the acquisition of fixed assets	968	9	174	803	968
Allocated to other purposes	545	473	365	653	545
	1 513	482	539	1 456	1 513

13.           Other liabilities

(in millions of dollars)

	2013	2012
		(restated)

Allowance for losses on guaranteed financial initiatives (Note 20)	696	691

Environmental liability (Note 21)	3 173	3 145

Obligations in respect of the sinking fund relating to borrowings by university establishments not included in the Government’s reporting entity(1)	55	77

Obligations stemming from transfer agreements for the repayment of the principal on borrowings contracted or to be contracted by recipients(2)	1 262	1 380
	5 186	5 293

(1)         A sinking fund of $55 M ($77 M as at March 31, 2012) for borrowings by university establishments not included in the Government’s reporting entity has been earmarked to pay for these obligations. Information in this regard is given in Note 9, “Loans and portfolio investments”.

(2)         Obligations under transfer agreements for the payment of the principal on borrowings contracted or to be contracted by recipients stem from transfer programs administered by non-budget-funded bodies, primarily the Société de financement des infrastructures locales du Québec and the Société d’habitation du Québec. Since the constituting acts of these bodies allow them to authorize a transfer expenditure without having to obtain approval from Parliament through an appropriations act, such expenditures and the corresponding liabilities are now recognized once they have been duly authorized by the body and the recipient has satisfied the eligibility criteria.

Under these transfer programs, the Government also subsidizes the interest, which will be covered by the recipients in subsequent years, estimated at $244 M ($333 M as at March 31, 2012).

14.           Federal government transfers to be repaid

(in millions of dollars)

	2013	2012

Equalization and Canada Health and Social Transfer	713	951

Note:  This item represents amounts related to measures adopted by the federal government to offset the decrease in transfers for 2003-2004 and 2004-2005. It is the remaining balance to be repaid out of an original amount of $2 377 M that does not bear interest and is repayable over 10 years until 2015-2016.

15.           Pension plans and other employee future benefits

Liability regarding the pension plans and other employee future benefits

(in millions of dollars)

	Value before unamortized actuarial gains and losses	Unamortized actuarial gains (losses)	2013	2012

Pension plans
Obligations relating to accrued benefits	87 629	(6 838)	80 791	77 937
Retirement Plans Sinking Fund	(40 798)	(7 546)	(48 344)	(45 352)
Specific pension plan funds	(3 692)	(396)	(4 088)	(3 858)
	43 139	(14 780)	28 359	28 727
Other employee future benefits
Obligations relating to accrued benefits	1 394	(132)	1 262	1 243
Other employee future benefit funds	(1 180)	(63)	(1 243)	(1 196)
	214	(195)	19	47
	43 353	(14 975)	28 378	28 774

The Government’s defined-benefit pension plans

Several defined-benefit pension plans have been put in place by the Government for its employees, for the Members of the National Assembly and for the judges of the Court of Québec. The Government and participants contribute to the funding of all of these plans. Most government employees participate in the Government and Public Employees Retirement Plan (RREGOP). The other plans are for specific categories of employees, such as management personnel and the employees of the Université du Québec and its constituent universities.

The Government allows its enterprises and the bodies not included in its reporting entity1 to participate in the pension plans that it has put in place. These enterprises and bodies thus pay contributions as an employer to the plans concerned.

1  Most of these bodies do fiduciary transactions for the Government or provide services to entities in its reporting entity.

15.           Pension plans and other employee future benefits (cont’d)

Breakdown of participants by pension plan

	Number of active participants as at December 31, 2012	Number of beneficiaries as at December 31, 2012

Government and Public Employees Retirement Plan (RREGOP)	530 000	223 702
Pension Plan of Management Personnel and Retirement Plan for Senior Officials (PPMP and RPSO)	28 850	26 376
Teachers Pension Plan and Pension Plan of Certain Teachers (TPP and PPCT)(1)	97	45 143
Civil Service Superannuation Plan (CSSP)(1)	35	20 526
Superannuation Plan for the Members of the Sûreté du Québec (SPMSQ)	5 850	4 901
Pension plan of the Université du Québec (PPUQ)	8 850	3 501
Pension Plan of Peace Officers in Correctional Services (PPPOCS)	3 600	1 689
Pension Plan of the Judges of the Court of Québec and of Certain Municipal Courts (PPJCQM)	273	357
Pension Plan for Federal Employees transferred to Employment with the Gouvernement du Québec (PPFEQ)(2)	200	149
Pension Plan of the Members of the National Assembly (PPMNA)	120	411
	577 875	326 755

Note: In addition to these plans, a number of defined-benefit plans have been put in place by government enterprises (Hydro-Québec, Investissement Québec and Loto-Québec). The value of these pension plans is reflected in the summary of the enterprises’ financial statements presented in Appendix 8.

(1)         These plans have not admitted any new participants since July 1, 1973.

(2)         This plan has not admitted any new participants since its creation on January 1, 1992.

The Government’s pension plans generate participants a set income upon retirement. This income is calculated on the basis of participants’ average income for the best paid years, generally five, and their number of years of service. The portion of benefits accrued after July 1, 1982 or, in the case of the PPUQ, after January 1, 2005, is partially indexed to the cost of living; the portion of benefits accrued before those dates is usually indexed.

15.           Pension plans and other employee future benefits (cont’d)

Types of pension plans

The Government’s defined-benefit pension plans can be divided into two types: “cost-sharing” and “cost-balance”. These two types of plans differ from one another in regard to the Government’s responsibility for funding the cost of accrued benefits and to the obligations relating to the payment of benefits.

“Cost-sharing” plans

So-called “cost-sharing” pension plans are joint plans for which the Government’s responsibility for payment of the benefits granted by the plan is limited to its share of the cost of benefits accrued by employees. Therefore, with this type of plan, the portion of obligations relating to accrued benefits for which the Government is responsible is taken into account in the pension plans liability presented in the Government’s consolidated financial statements.

Regarding obligations relating to accrued benefits payable by participants and the net assets available for paying these benefits, the information is presented in the pension plans’ financial statements published by the Commission administrative des régimes de retraite et d’assurances (CARRA).

“Cost-balance” plans

So-called “cost-balance” pension plans are plans for which the Government covers the total cost of accrued benefits, net of the contributions paid by employees and certain employers. Therefore, with this type of plan, all obligations relating to accrued benefits are taken into account in the pension plans liability presented in the Government’s consolidated financial statements.

Retirement Plans Sinking Fund

The Government established the Retirement Plans Sinking Fund (RPSF) to create an asset for paying all or part of the pension plans’ benefits. The RPSF is for plans whose benefits are paid by the general fund of the Consolidated Revenue Fund.

Under the Financial Administration Act,1 the Minister of Finance and the Economy may make long-term investments with the Caisse de dépôt et placement du Québec, up to an amount equal to the balance of the non-budgetary pension plans account,2 by depositing money taken from the general fund of the Consolidated Revenue Fund to establish this sinking fund.

1  CQLR, chapter A-6.001

2  In this case, the balance of the non-budgetary pension plans account corresponds to the pension plans liability prior to taking the Retirement Plans Sinking Fund into account.

15.           Pension plans and other employee future benefits (cont’d)

In December 1999, under an agreement concluded during the renewal of the collective agreements of government employees, the Government set the objective that the book value of the sums accumulated in the RPSF would be equal, in 2020, to 70% of the value of its obligations relating to the accrued benefits of the pension plans of public and parapublic employees. This objective does not take into account the obligations of certain plans1 that have their own pension fund.

Specific pension plan funds

Presence of a pension plan fund

In accordance with their provisions, certain pension plans have their own pension fund for the payment of accrued benefits. This fund is made up of the contributions of employers as well as those of participants if the participants contribute to a “cost-balance” plan. The Government may also be required to pay contributions into this fund.

If the sums in a pension fund are insufficient to pay the benefits payable by the Government, the benefits are paid by the general fund of the Consolidated Revenue Fund. This situation does not apply to the PPUQ.

The sums deposited in the pension plan funds are administered by the Caisse de dépôt et placement du Québec, except in the case of the PPUQ, where they are administered by a private trust.

Absence of a pension plan fund

In the case of pension plans that do not have a pension fund, benefits payable by the Government are paid out of the general fund of the Consolidated Revenue Fund. The contributions of participants and employers to these plans are thus paid into the general fund of the Consolidated Revenue Fund.

1  The plans in question are the PPUQ, the PPFEQ and the SPMSQ, for years of service accrued after Decembre 31, 2006, and RREGOP, with regard to pension credits acquired following plan-to-plan transfers.

15.           Pension plans and other employee future benefits (cont’d)

Characteristics of the Government’s defined-benefit plans

Types of plan
Plans	Cost- sharing	(1)	Cost- balance	Presence of a specific fund
RREGOP
– regular service(2)	✓ 50.0	%(3)
– service transferred from the TPP and the CSSP			✓
– pension credits acquired following plan-to-plan transfers			✓	✓
PPMP
– regular service(2)	✓ 50.0	%(3)
– service transferred from the TPP and the CSSP			✓
RPSO			✓
TPP			✓
PPCT			✓
CSSP			✓
SPMSQ
– regular service since January 1, 2007	✓ 66.7%			✓	(4)
– regular service prior to January 1, 2007			✓
PPUQ			✓	✓
PPPOCS(5)	✓ 54.0	%(6)
PPJCQM			✓
PPFEQ			✓	✓
PPMNA			✓

(1)         The percentage indicated represents the portion of obligations relating to accrued benefits payable by the Government.

(2)         Contributions paid by employers required to pay contributions are deposited in a transitional fund. This fund is liquidated regularly because the sums deposited in it are used to pay benefits.

(3)         The Government’s portion is 58.3% in the case of benefits accrued prior to July 1, 1982.

(4)         Every three years at the latest, the Government must pay its contributions into the fund, as determined by the actuarial valuations realized for that purpose.

(5)         The Government has recognized an interest-bearing obligation in respect of this plan for contributions paid by participants into the general fund of the Consolidated Revenue Fund.

(6)         The Government’s portion is 46.0% in the case of benefits accrued prior to January 1, 2013. The government’s portion was increased from 46.0% to 54.0% for years of service after 2012, following the adoption of the Act to amend the Act respecting the Pension Plan of Peace Officers in Correctional Services and other legislative provisions (S.Q. 2013, chapter 9).

15.           Pension plans and other employee future benefits (cont’d)

Breakdown of the pension plans liability

(in millions of dollars)

	Value before unamortized actuarial gains and losses	Unamortized actuarial gains (losses) (1)	2013	2012
Obligations relating to accrued benefits
RREGOP
- regular service	47 020	(3 451)	43 569	41 025
- transferred service	2 916	(141)	2 775	2 854
PPMP and RPSO
- regular service	10 751	(1 124)	9 627	9 050
- transferred service	1 175	(96)	1 079	1 098
TPP and PPCT	13 183	(1 637)	11 546	11 918
CSSP	3 990	(142)	3 848	4 011
SPMSQ	3 776	(95)	3 681	3 596
PPUQ	3 101	(134)	2 967	2 743
PPPOCS	856	(14)	842	812
PPJCQM	535	3	538	520
PPFEQ	134	(1)	133	128
PPMNA	192	(6)	186	182
	87 629	(6 838)	80 791	77 937

Retirement Plans Sinking Fund	(40 798)	(7 546)	(48 344)	(45 352)

Specific pension plan funds
PPUQ fund	(2 659)	(357)	(3 016)	(2 903)
SPMSQ fund	(306)	5	(301)	(142)
Other pension plan funds	(780)	(44)	(824)	(858)
Valluation allowance - Other funds	53		53	45
	(3 692)	(396)	(4 088)	(3 858)
	43 139	(14 780)	28 359	28 727

(1)         The amortization period for actuarial gains and losses varies from 5 to 17 years depending on the plan concerned; it is 15 years in the case of RREGOP.

15.           Pension plans and other employee future benefits (cont’d)

Change in obligations relating to accrued benefits

(in millions of dollars)

	2013	2012

Obligations, beginning of year	82 477	80 051
Cost of accrued benefits	2 058	1 966
Interest on obligations	5 205	5 045
Benefits paid	(5 027)	(4 790)
Plan-to-plan transfers	24	13
Changes to plans	(79)
Actuarial (gains) losses	2 996	219
Change in obligations relating to certain pension credits(1)	(25)	(27)
Obligations, end of year	87 629	82 477

(1)         The Government’s obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or to the actuarial value of the fund created to provide for their payment, whichever is higher.

Actuarial valuations

Every three years, the value of obligations relating to accrued benefits under the pension plans is determined by actuarial valuations. The value of these obligations is extrapolated for the period between two actuarial valuations.

CARRA actuaries conduct actuarial valuations for all of the plans, except the PPUQ, whose valuation is prepared by an actuary firm from the private sector. The value as at March 31, 2013 of obligations relating to accrued benefits was determined using actuarial valuations as at December 31 of the years presented in the table below:

Date of the most recent actuarial valuations

December 31, 2012 (Filed in 2012-2013)	December 31, 2011 (Filed in 2012-2013)	December 31, 2010 (Filed in 2011-2012)	December 31, 2009 (Filed in 2010-2011)

PPUQ	RREGOP and PPMP	RREGOP	RREGOP and PPMP
	- Regular Service	- Pension credits related to plan-to-plan transfers	- Service transferred from the CSSP and the TPP
TPP
	CSSP	- Redemption of years of service	PPCT
		RPSO	SPMSQ
PPPOCS
PPJCQM
PPFEQ
PPMNA

Note: The year of filing corresponds to the year of the Government’s consolidated financial statements for which the actuarial valuation was prepared.

15.           Pension plans and other employee future benefits (cont’d)

Main economic assumptions used

(in percent)

	Plans administered by
	CARRA		PPUQ
		2023 and		2023 and
	2013-2022	thereafter	2013-2022	thereafter

Yield, net of inflation	4.45	4.45	4.25	4.25
Inflation rate	2.00	2.50	2.00	2.50
Discount rate for obligations relating to accrued benefits	6.45	6.95	6.25	6.75
Salary escalation rate, net of inflation	0.45	0.50	0.50	0.50

Changes in the assumptions used in actuarial valuations may lead to an increase or decrease in the value of obligations relating to accrued benefits. The following table, which takes the main economic and demographic assumptions into account, shows the potential impact of a difference of 0.25% in the value of obligations for the four main pension plans, i.e. RREGOP — regular service; the PPMP — regular service; the TPP and the CSSP. The table also shows the impact of a half-year difference in life expectancy. According to current assumptions for the RREGOP, the life expectancy of beneficiaries aged 60 is 24.1 years for a man and 27.7 years for a woman.

Impact of a change in the main assumptions on the value of obligations relating to accrued benefits as at March 31, 2013

		Impact
Assumptions	Change	$M	%

- Yield, net of inflation	- Increase of 0.25%	(2 030)	– 2.8
	- Decrease of 0.25%	2 140	+ 3.0

- Inflation rate	- Increase of 0.25%	(630)	– 0.9
	- Decrease of 0.25%	690	+ 1.0

- Salary escalation rate, net of inflation	- Increase of 0.25%	450	+ 0.6
	- Decrease of 0.25%	(440)	– 0.6

- Life expectancy	- Increase of 0.5 year	610	+ 0.9
	- Decrease of 0.5 year	(630)	– 0.9

15.           Pension plans and other employee future benefits (cont’d)

Change in the adjusted market value of the RPSF and specific pension plan funds

(in millions of dollars)

	2013						2012
					Other
			SPMSQ	PPUQ	pension
	RPSF		fund	fund	plan funds	Total	Total
Adjusted market value, beginning of year	38 981		145	2 576	814	42 516	41 316
Forecast return on investments	2 546	(1)	12	148	24	2 730	2 659
Deposit from the general fund of the Consolidated Revenue Fund	1 000		149			1 149	1 000
Contributions paid(2)				108	205	313	305
Benefits paid			(3)	(109)	(234)	(346)	(328)
Actuarial gains (losses)	(1 729)		3	(64)	(4)	(1 794)	(2 409)
Change in the value of assets relating to certain pension credits(3)					(25)	(25)	(27)
Adjusted market value, end of year(4)	40 798		306	2 659	780	44 543	42 516

(1)         For 2012-2013, the forecast return on the RPSF was 6.50% (6.50% in 2011-2012); the realized return, based on the market value of investments, was 8.70% (5.03% in 2011-2012).

(2)         This item includes $55 M ($55 M in 2011-2012) of participants’ contributions as well as $77 M ($66 M in 2011-2012) of contributions from government enterprises and organizations not included in the Government’s reporting entity.

(3)         The Government’s obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or the actuarial value of the fund created to provide for their payment, whichever is higher.

(4)         The respective fair values of the assets of the RPSF, the SPMSQ fund and other specific pension funds deposited with the Caisse de dépôt et placement du Québec were $42 562 M, $313 M and $831 M ($38 222 M, $148 M and $816 M, respectively, as at March 31, 2012). The fair value of the PPUQ fund was $2 790 M ($2 544 M as at March 31, 2012).

RPSF investment policy as at March 31 of the current year

The sums deposited in the RPSF are entrusted to the Caisse de dépôt et placement du Québec. The Caisse manages these sums according to the investment policy set by the Minister of Finance and the Economy. This policy provides for investments in a diversified portfolio that includes fixed income securities (e.g. bonds), inflation-sensitive investments (e.g. real estate assets, infrastructure) and equity.

RPSF benchmark portfolio

(in percent)

	2013	2012
Fixed-income securities	35.75	36.25
Inflation-sensitive investments	15.50	14.50
Equity	45.25	45.75
Other investments	3.50	3.50
	100.00	100.00

15.           Pension plans and other employee future benefits (cont’d)

Pension benefits expense

(in millions of dollars)

	2013		2012

Cost of accrued benefits	2 058		1 966
Participants’ contributions	(81)		(74)
Employers’ contributions	(77)		(66)
	1 900		1 826
Changes to plans	(79	)(1)
Amortization of actuarial (gains) losses	698	(1)	663
Total	2 519		2 489

(1)         The Act to amend the Act respecting the Pension Plan of Management Personnel and other legislative provisions (S.Q. 2012, chapter 6) has changed the qualification period for new participants after December 31, 2012 from 24 to 84 months, as well as certain provisions pertaining to pension eligibility criteria, return to work and the age limit for contributing to the plan. Owing to the reduction in obligations relating to accrued benefits that stemmed from these changes to the pension plans, an additional amortization of $79 M in actuarial losses has also been accounted.

Pension plan debt service expense

(in millions of dollars)

	2013	2012

Interest on obligations relating to accrued benefits	5 205	5 045
Forecast return on fund investments(1)	(2 131)	(2 243)
Total	3 074	2 802

(1)         This income is reduced by $599 M ($416 M in 2011-2012) due to the amortization of $591 M in actuarial losses related to the RPSF and other specific pension plan funds ($411 M in 2011-2012) and an increase of $8 M ($5 M in 2011-2012) in the valuation allowance related to a specific pension plan fund.

Other employee future benefits

The Government has also introduced other future benefit programs for its employees, which provide for the accumulation of sick leave and the payment of survivor’s pensions. The Université du Québec and its constituent universities also offer their employees certain lump-sum payments upon early retirement as well as a retiree group insurance plan. These programs give rise to long-term obligations for the Government, which generally covers all of the costs.

15.           Pension plans and other employee future benefits (cont’d)

Accumulated sick leave

Certain civil service employees can accumulate the unused leave days they are entitled to annually and receive 50% of their value in money in case of termination of employment, retirement or death, up to an amount representing the equivalent of 66 days’ salary. In addition, employees can utilize these unused days as fully paid leave days for preretirement.

The Financial Administration Act authorizes the Minister of Finance and the Economy to deposit money with the Caisse de dépôt et placement du Québec, up to an amount equal to the value of its obligation relating to accumulated sick leave in order to build up the Accumulated Sick Leave Fund. The purpose of this fund is to provide for the payment of some or all of the benefits due to employees for accumulated sick leave.

Survivor’s Pension Plan

The Survivor’s Pension Plan stipulates that a pension is paid to the spouse and dependent children following the death of an eligible person. The plan chiefly covers management and similar personnel in the public and parapublic sectors. The Government pays amounts into a fund at the Caisse de dépôt et placement du Québec, reserved exclusively for the payment of benefits earned by plan beneficiaries.

Breakdown of the other employee future benefits liability

(in millions of dollars)

	Value before	Unamortized
	unamortized	actuarial
	actuarial gains	gains
	and losses	(losses) (1)	2013	2012
Obligations relating to accrued benefits
Accumulated sick leave	781	(105)	676	663
Survivor’s Pension Plan	399	9	408	406
Université du Québec programs	214	(36)	178	174
	1 394	(132)	1 262	1 243
Other employee future benefit funds
Accumulated Sick Leave Fund	(830)	32	(798)	(747)
Survivor’s Pension Plan Fund	(350)	(95)	(445)	(449)
	(1 180)	(63)	(1 243)	(1 196)
	214	(195)	19	47

(1)         The amortization period for actuarial gains and losses varies from 11 to 19 years depending on the employee future benefit program concerned.

15.           Pension plans and other employee future benefits (cont’d)

Change in obligations relating to accrued benefits

(in millions of dollars)

	2013				2012
		Survivor’s	Université du
	Accumulated	Pension	Québec
	sick leave	Plan	programs	Total	Total

Obligations, beginning of year	759	392	202	1 353	1 314
Cost of accrued benefits	60	12	14	86	76
Interest on obligations	47	24	9	80	83
Benefits paid	(102)	(33)	(19)	(154)	(153)
Actuarial (gains) losses	17	4	8	29	33
Obligations, end of year	781	399	214	1 394	1 353

Actuarial valuations

Every three years, the value of obligations relating to accrued other employee future benefits is determined by actuarial valuations. The value of these obligations is extrapolated for the period between two actuarial valuations. The value of the obligations as at March 31, 2013 was determined using actuarial valuations dated March 31, 2013 for accumulated sick leave, December 31, 2012 for the Survivor’s Pension Plan and, March 31, 2012 for Université du Québec programs.

Main long-term economic assumptions used

(in percent)

		Survivor’s	Université du
	Accumulated	Pension	Québec
	sick leave	Plan	programs

Yield, net of inflation	4.45	4.45	—
Inflation rate	2.50	2.50	2.50
Discount rate for obligations relating to accrued benefits	6.95	6.95	4.25
Salary escalation rate, net of inflation	0.50	—	0.50

15.           Pension plans and other employee future benefits (cont’d)

Change in the adjusted market value of other employee future benefit funds

(in millions of dollars)

	2013			2012
	Accumulated	Survivor’s
	Sick Leave	Pension
	Fund	Plan Fund	Total	Total

Adjusted market value, beginning of year	767	373	1 140	1 109
Forecast return on investments(1)	50	23	73	71
Deposits from the general fund of the Consolidated Revenue Fund		10	10	12
Benefits paid		(33)	(33)	(32)
Actuarial gains (losses)	13	(23)	(10)	(20)
Adjusted market value, end of year(2)	830	350	1 180	1 140

(1)         For 2012-2013, the forecast returns on the assets of the Accumulated Sick Leave Fund and the Survivor’s Pension Plan Fund both amounted to 6.50%  (6.50% in 2011-2012); the respective realized returns, based on the market value of investments, were 8.17% and 9.05% (4.65% and 5.60% in 2011-2012).

(2)         The respective fair values of the assets of the Accumulated Sick Leave Fund and the Survivor’s Pension Plan Fund, deposited with the Caisse de dépôt et placement du Québec, were $860 M and $372 M ($795 M and $364 M as at March 31, 2012).

Accrued benefits expense relating to other employee future benefits

(in millions of dollars)

	2013				2012
		Survivor’s	Université du
	Accumulated	Pension	Québec
	sick leave	Plan	programs	Total	Total

Cost of accrued benefits	60	12	14	86	76
Amortization of actuarial (gains) losses	8	(1)		7	15
Total	68	11	14	93	91

15.           Pension plans and other employee future benefits (cont’d)

Debt service expense relating to other employee future benefits

(in millions of dollars)

	2013				2012
		Survivor’s	Université du
	Accumulated	Pension	Québec
	sick leave	Plan	programs	Total	Total
Interest on obligations relating to accrued benefits	47	24	9	80	83
Forecast return on fund investments(1)	(51)	(19)		(70)	(69)
Total	(4)	5	9	10	14

(1)         This income is increased by the amortization of $1 M ($1 M in 2011-2012) in actuarial gains related to the Accumulated Sick Leave Fund and reduced by the amortization of $4 M ($3 M in 2011-2012) in actuarial losses related to the Survivor’s Pension Plan Fund.

16.           Risk management and derivative instruments

To meet the financial requirements arising from its operations and investment activities and from the repayment of borrowings that are maturing, the Government has provided itself with an annual financing and debt-management program targeting Canadian and international financial markets.

Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies using the different derivative instruments at its disposal.

Foreign exchange risk

Foreign exchange risk is the risk that the cash flows needed to pay the interest and repay the principal on borrowings in foreign currency will vary according to exchange market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. The purpose of such contracts is to exchange cash flows from one currency to another. These contracts will mature at various dates until 2037.

After taking into account derivative instruments used to manage foreign exchange risk, the structure of the debt was 100.0% in Canadian dollars (as at March 31, 2012: 99.8% in Canadian dollars, -0.2% in U.S. dollars, 0.2% in yen, 0.1% in Swiss francs and 0.1% in euros). These percentages are calculated on the basis of the Government’s gross debt.1 A change of 1.0% in the Canadian dollar in relation to foreign currencies would not lead to any change in the gross debt1 and debt service.

Debt service takes into account foreign exchange gains of $7 million ($12 million in 2011-2012).

Interest rate risk

Interest rate risk is the risk that debt service will vary according to interest rate fluctuations. To reduce its exposure to interest rate risk, the Government uses interest rate swap contracts or other types of derivative instruments. Interest rate swap contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates, or vice versa, on the basis of a reference par value.

After taking into account derivative instruments used to manage interest rate risk, the structure of the debt was 87.2% at fixed interest rates and 12.8% at variable interest rates (as at March 31, 2012, 88.0% at fixed interest rates and 12.0% at variable interest rates). These percentages are calculated on the basis of the Government’s gross debt.1

The fixed-rate debt is the debt that will not mature, and whose rates will not change, over the coming year.

1  Gross debt including advance borrowings.

16.           Risk management and derivative instruments (cont’d)

Credit risk

Credit risk is the risk that a counterparty will default on its contractual obligations. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential counterparty losses.

A credit limit is set for each counterparty based mainly on its credit rating. When this limit is exceeded, a process is implemented to ensure that the amounts owed by the counterparty concerned fall within the limits set.

The Government deals with major financial institutions that receive credit ratings from at least two credit rating agencies, one of which must be Standard & Poor’s or Moody’s. When a transaction agreement comes into effect, the institution must have a rating of A or higher from at least one of these agencies. As at March 31, 2013, all of the Government’s counterparties had met this criterion.

Liquidity risk

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the general fund of the Consolidated Revenue Fund has lines of credit totalling C$1 165 million with various Canadian banking institutions. As at March 2013, the outstanding balance on these lines of credit was $7 million ($1 million as at March 31, 2012).

The general fund of the Consolidated Revenue Fund has also concluded a credit agreement totalling U.S. $3 500 million with a Canadian and international banking syndicate. There were no transactions under this credit agreement in fiscal years 2011-2012 and 2012-2013.

In addition, since fiscal 2012-2013, the general fund of the Consolidated Revenue Fund has kept, in the sinking fund for government borrowings, prudential liquid assets invested in highly liquid securities of the Government of Canada. In the event of major disruptions in financial markets, these securities can be sold and the liquid assets recovered rapidly, thus enabling the Government to honour its financial commitments. As at March 31, 2013, these prudential liquid assets totalled C$3 869 million.

17.           Debts

Debts by source and by currency

(in millions of dollars)

	2013			2012
	Equivalent in Canadian dollars
	Debts before		Debts after	Debts after
	impact of	Derivative	impact of	impact of
Debts contracted on financial	derivative	instruments	derivative	derivative
markets	instruments	- net	instruments	instruments

In Canadian dollars	146 062	33 647	179 709 (1)	166 736	(1)
In U.S. dollars	17 247	(15 902)	1 345 (1)	944	(1)
In yen	2 492	(2 493)	(1)	392
In euros	7 890	(7 904)	(14)	163
In Swiss francs	2 680	(2 682)	(2)	218
Other currencies(2)	1 261	(1 261)	—	—
	177 632	3 405	181 037	168 453
Less

Sinking funds relating to borrowings(1),(3)			10 683	6 408
Sub-total			170 354	162 045
Debts arising from private-public partnership agreements and capital leases
In Canadian dollars			3 226	2 641
Total debts before deferred foreign exchange gains (losses)			173 580	164 686
Deferred foreign exchange gains (losses)			747	796
			174 327	165 482

(1)         The Government held $5 063 M in securities ($5 134 M as at March 31, 2012), i.e. $3 871 M ($3 685 M as at March 31, 2012) in sinking funds relating to borrowings, $447 M ($623 M as at March 31, 2012) in short-term investments, $166 M ($123 M as at March 31, 2012) in loans and portfolio investments and $579 M ($703 M as at March 31, 2012) in investments in government enterprises.

(2)         For 2012 and 2013, other currencies include the pound sterling, the Mexican peso, the Australian dollar, the New Zealand dollar and the Hong Kong dollar.

(3)         Payments to the sinking funds relating to borrowings stem from commitments made by the Government in contracts concluded when the borrowings were issued. These sinking funds were associated with $16 040 M in debts ($10 930 M as at March 31, 2012). They will be used to repay $9 367 M ($5 377 M as at March 31, 2012) of the debts in Canadian dollars and $1 316 M ($1 031 M as at March 31, 2012) of the debt in U.S. dollars.

17.           Debts (cont’d)

Breakdown of debts by category

(in millions)

	2013		2012
		Equivalent in		Equivalent in
Debts contracted on	In monetary	Canadian	In monetary	Canadian
financial markets	units	dollars	units	dollars
IN CANADIAN DOLLARS
Short-term borrowings(1)	5 173	5 173	5 519	5 519
Treasury bills	3 317	3 317	3 318	3 318
Savings products	8 149	8 149	7 389	7 389
Bonds and notes	129 305	129 305	116 463	116 463
Mortgage loans	65	65	122	122
Other financial products	53	53	46	46
Currency swap contracts	33 647	33 647	33 879	33 879
	179 709	179 709	166 736	166 736
IN U.S. DOLLARS
Commercial paper	1 618	1 644	1 775	1 773
Bonds and notes	15 364	15 603	14 664	14 651
Other financial products			2	2
Currency swap contracts	(15 657)	(15 902)	(15 496)	(15 482)
	1 325	1 345	945	944
IN YEN
Bonds and notes	230 692	2 492	247 037	2 989
Currency swap contracts	(230 800)	(2 493)	(214 654)	(2 597)
	(108)	(1)	32 383	392
IN EUROS
Bonds and notes	6 049	7 890	7 045	9 386
Currency swap contracts	(6 060)	(7 904)	(6 923)	(9 223)
	(11)	(14)	122	163
IN SWISS FRANCS
Bonds and notes	2 498	2 680	2 247	2 487
Currency swap contracts	(2 500)	(2 682)	(2 050)	(2 269)
	(2)	(2)	197	218
IN POUNDS STERLING
Bonds and notes	50	77	50	79
Currency swap contracts	(50)	(77)	(50)	(80)
	—	—	—	(1)
Total carried forward		181 037		168 452

17.           Debts (cont’d)

Breakdown of debts by category (cont’d)

(in millions)

	2013		2012
		Equivalent in		Equivalent in
Debts contracted on	In monetary	Canadian	In monetary	Canadian
financial markets	units	dollars	units	dollars

Total brought forward		181 037		168 452
IN MEXICAN PESOS
Bonds and notes	1 500	123	1 500	117
Currency swap contracts	(1 500)	(123)	(1 500)	(117)
	—	—	—	—
IN AUSTRALIAN DOLLARS
Bonds and notes	674	713	674	698
Currency swap contracts	(674)	(713)	(673)	(697)
	—	—	1	1
IN NEW ZEALAND DOLLARS
Bonds and notes	300	255	300	245
Currency swap contracts	(300)	(255)	(300)	(245)
	—	—	—	—
IN HONG KONG DOLLARS
Bonds and notes	712	93	712	92
Currency swap contracts	(712)	(93)	(712)	(92)
	—	—	—	—
		181 037		168 453
Less
Sinking funds relating to borrowings		10 683		6 408
Sub-total		170 354		162 045
Debts arising from agreements and contracts
IN CANADIAN DOLLARS
Private-public partnership agreements	3 083	3 083	2 497	2 497
Capital leases	143	143	144	144
Sub-total	3 226	3 226	2 641	2 641
Total debts before deferred foreign exchange gains (losses)		173 580		164 686
Deferred foreign exchange gains (losses)		747		796
		174 327		165 482

(1)         Short-term borrowings included banker’s acceptances, bank loans and lines of credit totalling $3 377 M ($3 432 M as at March 31, 2012) and discounted notes totalling $1 700 M ($2 001 M as at March 31, 2012) and other financial products totaling $96 M ($86 M as at March 31, 2012).

17.           Debts (cont’d)

Sinking funds relating to borrowings
Change in fund balance
for the fiscal year ended March 31, 2013

(in millions of dollars)

	2013	2012

Opening balance	6 408	5 907
Plus
Payments from the general fund of the Consolidated Revenue Fund and from other entities included in the Government’s reporting entity	3 975	119
Net revenue	405	445
	10 788	6 471

Less
Sums used to repay debts	105	63

Closing balance	10 683	6 408

Sinking funds relating to borrowings
Financial position
as at March 31, 2013

(in millions of dollars)

	2013	2012

Investments
Banker’s acceptances	425	190
Treasury bills	3 869	20
Deposit certificates	190	126
Bonds and notes	6 137	5 987
	10 621	6 323

Other asset items
Cash	1
Accounts receivable and accrued interest	65	63
Deferred foreign exchange (gains) losses	(4)	22
	62	85

Fund balance	10 683	6 408

17.           Debts (cont’d)

Debt repayment schedule

(in millions of dollars)

	In
Maturing on	Canadian	In U.S.			In Swiss	Other
March 31(1)	dollars	dollars	In yen	In euros	francs	currencies	Total

2014	22 393	(124)					22 269
2015	14 095	8		(3)			14 100
2016	10 651	17					10 668
2017	13 755	18	(1)	(6)			13 766
2018	10 624	139			(3)		10 760
	71 518	58	(1)	(9)	(3)	—	71 563
2019-2023	50 099	667		(5)	1		50 762
2024-2028	8 696	(913)					7 783
2029-2033	7 544	217					7 761
2034-2038	7 936						7 936
2039 and thereafter	27 775						27 775
	173 568	29	(1)	(14)	(2)	—	173 580

(1)         This schedule takes into account, for 2014, the repayment of $3 317 M in treasury bills and $5 173 M in short-term borrowings. In regard to savings products redeemable on demand, the schedule provides for the repayment of $1 737 M in 2014, $706 M in 2015, $522 M in 2016, $609 M in 2017, $960 M in 2018, $3 597 M in 2019-2023 and $18 M in 2024-2028.

Repayment of debts by the sinking funds relating to borrowings

(in millions of dollars)

Maturing	In Canadian
on March 31	dollars	In U.S. dollars	Total

2014	73		73
2015	119		119
2016	32		32
2017	21		21
2018	510		510
	755	—	755
2019-2023	2 853		2 853
2024-2028	3 074	1 316	4 390
2029-2033	2 685		2 685
	9 367	1 316	10 683

17.           Debts (cont’d)

Weighted average interest rate

(in percent)

	2013	2012

In Canadian dollars	4.04	4.29
In U.S. dollars	4.82	4.93
In yen	3.45	3.45
In euros	4.21	4.23
In Swiss francs	2.78	2.97

Global	4.00	4.22

Note: The interest rate for each currency corresponds to the weighted average effective rate on short- and long-term borrowings in effect as at March 31. The global rate also includes the impact of interest rate and currency swap contracts.

18.           Fixed assets

Fixed assets are recorded at cost. They are depreciated on a straight-line basis over their useful life.

Category	Useful life

Buildings(1) (Institutional and operational buildings, leasehold improvements)	10 to 50 years

Facilities(1) (Organization and development of natural spaces: land, parks, forests, watercourses, etc.)	5 to 20 years

Complex networks(2) (Road, maritime and air transportation infrastructures, natural resource development networks, dams and other large structures, etc.)	10 to 60 years

Equipment(1) (Transport vehicles, machinery, furniture, data processing and office automation equipment, specialized medical and educational equipment, etc.)	3 to 30 years

Development of data processing systems (Design, production and implementation of data processing systems, including the cost of equipment and software acquired for this purpose)	5 to 10 years

(1)         These categories include fixed assets rented under capital leases.

(2)         Except for certain Laval metro infrastructures that are depreciated on a straight-line basis over a period of 100 years.

18.           Fixed assets (cont’d)

(in millions of dollars)

						Development
						of data
				Complex		processing	2013
	Land	Buildings	Facilities	networks	Equipment	systems	Total

Cost
Restated opening balance	2 026	39 023	836	32 116	14 154	4 165	92 320
Acquisitions	112	3 253	97	3 213	1 233	394	8 302
Impact of disposals and reductions in value	16	(168)	(2)	(308)	(553)	(123)	(1 138)
Restatements and other adjustments							—
Closing balance	2 154	42 108	931	35 021	14 834	4 436	99 484

Accumulated depreciation

Restated opening balance		16 528	313	12 485	8 857	2 315	40 498
Depreciation expenses		992	37	957	947	336	3 269
Impact of disposals and reductions in value		(71)		(289)	(541)	(67)	(968)
Restatements and other adjustments							—

Closing balance	—	17 449	350	13 153	9 263	2 584	42 799

Net book value	2 154	24 659	581	21 868	5 571	1 852	56 685	(1) (2)

(1)         The total for fixed assets included:

•                  fixed assets rented under capital leases totalling $136 M, including $21 M for equipment and $108 M for buildings. The depreciation expense for these fixed assets was $12 M;

•                  fixed assets acquired under private-public partnership agreements totalling $4 740 M, including $2 251 M for complex networks and $2 388 M for buildings. The depreciation expense for these fixed assets was $30 M;

•                  fixed assets in the form of property under construction, improvements or development totalling $6 934 M including $4 690 M for buildings, $103 M for facilities, $687 M for complex networks, $745 M for equipment and $679 M for the development of data processing systems. No depreciation expense is associated with these fixed assets.

(2)         Financing charges of $32 M were capitalized during the fiscal year in the cost of the fixed assets. In addition, fixed assets acquired through donation or for a nominal value during the fiscal year were recorded at their fair value, i.e. $78 M.

18.           Fixed assets (cont’d)

(in millions of dollars)

						Development
						of data	2012
				Complex		processing	Total
	Land	Buildings	Facilities	networks	Equipment	systems	(restated)

Cost

Opening balance:
Previously established opening balance	1 940	35 950	707	29 196	13 201	3 888	84 882
Restatements (Note 3)	(9)			(276)			(285)
Restatement of fixed assets in the assets intended for sales	(30)						(30)
Adjusted opening balance	1 901	35 950	707	28 920	13 201	3 888	84 567
Acquisitions	136	3 182	146	3 435	1 373	420	8 692
Impact of disposals and reductions in value	(15)	(130)	(12)	(154)	(448)	(135)	(894)
Restatements and other adjustments	4	21	(5)	(85)	28	(8)	(45)
Closing balance	2 026	39 023	836	32 116	14 154	4 165	92 320

Accumulated depreciation

Opening balance
Previously established opening balance		15 641	285	11 819	8 313	2 073	38 131
Restatements (Note 3)				(53)			(53)

Adjusted opening balance		15 641	285	11 766	8 313	2 073	38 078
Depreciation expenses		925	31	904	930	312	3 102
Impact of disposals and reductions in value		(30)	(3)	(158)	(413)	(55)	(659)
Restatements and other adjustments		(8)		(27)	27	(15)	(23)
Closing balance	—	16 528	313	12 485	8 857	2 315	40 498

Net book value	2 026	22 495	523	19 631	5 297	1 850	51 822	(1) (2)

(1)         The total for fixed assets included:

•                  fixed assets rented under capital leases totalling $137 M, including $18 M for equipment and $113 M for buildings. The depreciation expense for these fixed assets was $14 M;

•                  fixed assets acquired under private-public partnership agreements totalling $3 359 M, including $1 888 M for complex networks and $1 397 M for buildings. The depreciation expense for these fixed assets was $14 M;

•                  fixed assets in the form of property under construction, improvements or development totalling $6 862 M, i.e. $3 265 M for buildings, $114  M for facilities, $2 048 M for complex networks, $641 M for equipment and $794 M for the development of data processing systems. No depreciation expense is associated with these fixed assets.

(2)         Financing charges of $15 M were capitalized during the fiscal year in the cost of the fixed assets. In addition, fixed assets acquired through donation or for a nominal value during the fiscal year were recorded at their fair value, i.e. $34 M.

19.           Contractual obligations

Contractual obligations related to expenditures

Contractual obligations by expenditure category

(in millions of dollars)

	2013	2012
		(restated)	(5),(6)

Transfers - principal(1),(2),(3)
Grants for repayment of the principal on borrowings contracted by recipients	7 697	7 099
Grants for repayment of the principal on borrowings to be contracted by recipients	4 629	4 675
Grants for repayment of the cost of recipients’ fixed assets	969	1 059
Transfers - agreements concerning non-capital expenditures(1),(2),(3)	9 590	9 009
	22 885	21 842
Operating
Capital leases	3 163	3 121
Supplies of goods and services(2),(4)	13 683	9 962
Other	81	219
	39 812	35 144

(1)         The portion of transfer agreements that does not meet the criteria for the recognition of a transfer expenditure on the date of the financial statements is presented in contractual obligations. A transfer expenditure is recognized once it has been duly authorized in accordance with the governance rules of the entity that granted the transfer and the recipient has satisfied all the eligibility criteria.

(2)         Contractual obligations have been reduced to take into account an amount of $424 M in contributions by the federal government and other third parties. ($432 M in 2011-2012). These contributions were granted to repay the cost of fixed assets covered by the recipients or to support employment and training measures and services in Québec.

(3)         In addition to this amount, the Government subsidizes the interest, under these transfer agreements, which will be covered by the recipients in subsequent years, estimated at $4 492 M ($4 047 M as at March 31, 2012).

(4)         Contractual obligations related to the supply of goods and services included an amount of $7 661 M ($7 675 M as at March 31, 2012) stemming from private-public partnership agreements.

(5)         The data for fiscal 2011-2012 have been restated to take into account the recommendations of the revised accounting standard on government transfers (PS 3410) of the Public Sector Accounting Board (PSAB).

This has reduced contractual obligations by $1 445 M, i.e. $1 296 M for “Transfers — principal: grants for repayment of the principal on borrowings contracted by recipients”, $124 M for “Transfers — principal: grants for repayment of the principal on borrowings to be contracted by recipients”, and $25 M for “Transfers — agreements concerning non-capital expenditures”.

(6)         The 2012 data were revised to reflect the contracts respecting the conditions of a contractual obligation. It resulted in a downward adjustment of $1 137 M of the value of contractual obligations for this fiscal year.

19.           Contractual obligations (cont’d)

Schedule of contractual obligations by expenditure category

(in millions of dollars)

			Transfers –
	Transfers –		grants for
	grants for		repayment of		Transfers –	Transfers –
	repayment of		the principal		grants for	agreements
	the principal		on borrowings		repayment of	concerning			Supplies of
Maturing on	on borrowings		to be		the cost of	non-capital		Capital	goods and
March 31	contracted	(1),(2)	contracted	(1),(3)	fixed assets	expenditures	(1)	leases	services	Other	Total

2014	927		241		659	2 047		531	2 266	40	6 711
2015	852		278		112	985		449	1 308	9	3 993
2016	797		299		160	561		382	905	6	3 110
2017	750		312		13	459		331	823	4	2 692
2018	672		313		7	349		268	471	3	2 083
	3 998		1 443		951	4 401		1 961	5 773	62	18 589
2019-2023	2 103		1 421		3	1 525		784	1 417	10	7 263
2024-2028	829		819		1	1 322		330	1 256	4	4 561
2029-2033	581		781			751		56	1 337	2	3 508
2034-2038	175		163			603		11	1 512	2	2 466
2039 and thereafter	3		2			1 203		21	2 509		3 738
	7 689		4 629		955	9 805		3 163	13 804	80	40 125
No fixed maturity date	8				20	53			29	1	111
	7 697		4 629		975	9 858		3 163	13 833	81	40 236
Contributions by the federal government and other third parties					(6)	(268)			(150)		(424)
	7 697		4 629		969	9 590		3 163	13 683	81	39 812

(1)   In addition to this amount, the Government subsidizes the interest, under these transfer agreements, which will be covered by the recipients in subsequent years, estimated at $4 492 M ($4 047 M as at March 31, 2012).

(2)   The borrowings were contracted by the recipients as follows:

	2013	2012

Borrowings contracted with government bodies
Financement-Québec	2 691	2 400
Financing Fund	459	253
	3 150	2 653
Borrowings contracted with financial institutions	4 603	4 523
Contribution from the sinking fund relating to borrowings by university establishments not included in the Government’s reporting entity	(56)	(77)
	7 697	7 099

(3)         In the case of grants for the repayment of the principal on borrowings that are to be contracted by recipients and for which there is no maturity date, the date is established on the basis of grants’ probable payment periods depending on the type of recipients, i.e. 25 years for university establishments, 20 years for municipalities and municipal bodies and 5 years for other recipients.

19.           Contractual obligations (cont’d)

Contractual obligations related to transfer expenditures — agreements concerning non-capital expenditures

Agreements between the Gouvernement du Québec and the Québec Cree

An agreement was signed by the Government and the Québec Cree in February 2002 to help the Cree achieve autonomy and take charge of their development. The agreement also aims to more fully engage the Cree in economic development activities in the territory covered by the James Bay and Northern Québec Agreement (JBNQA).

This agreement provides in particular for annual transfer payments to the James Bay Cree over a period of 50 years, i.e. from 2002-2003 to 2051-2052. In return, the Cree must assume the obligations of the Gouvernement du Québec, Hydro-Québec and the Société d’énergie de la Baie-James under certain provisions of the JBNQA pertaining to the Cree’s economic and community development. The payments to be made in the coming years, i.e. until 2052, correspond to the higher of $70 million or that amount indexed to take into account the change in the value of hydroelectric production, mining and forest harvesting in JBNQA territory. The payment in 2013 amounted to $89 million ($81 million in 2012). Considering the indexation for 2013, the minimum annual payments provided for in the coming years amount to $85 million. As at March 31, 2013, the minimum balance payable was $3 319 million ($3 435 million as at March 31, 2012).

Another agreement was concluded in May 2007 between the Gouvernement du Québec, the Grand Council of the Crees and the Cree Regional Authority to improve the administration of justice and in correctional services in Cree communities. The minimum annual payments provided for in the coming years amount to $16 million and they are subject to indexation until 2027. As at March 31, 2013, the minimum balance payable was $231 million ($240 million as at March 31, 2012).

Agreement respecting global funding for the Kativik Regional Government

An agreement was signed by the Gouvernement du Québec and the Kativik Regional Government in March 2004 to simplify the terms and conditions for transfers from various Québec government departments to the Kativik Regional Government. The agreement also grants the Kativik Regional Government greater autonomy in allocating funds based on regional priorities.

The minimum annual payments provided for in the coming years amount to $50 million and they are subject to indexation until 2028. As at March 31, 2013, the minimum balance payable was $785 million ($794 million as at March 31, 2012).

19.           Contractual obligations (cont’d)

Contractual obligations related to transfer expenditures — agreements concerning non-capital expenditures (cont’d)

Partnership agreement on economic and community development in Nunavik

A partnership agreement on economic and community development in Nunavik was signed in April 2002 between the Gouvernement du Québec, the Makivik Corporation and the Kativik Regional Government to meet the specific needs of the people in Nunavik. To that end, the Government will fund economic and community projects, thus providing local communities with better economic and community development prospects.

The minimum annual payments provided for in the coming years amount to $32 million and they are subject to indexation until 2027. As at March 31, 2013, the minimum balance payable was $469 million ($480 million as at March 31, 2012).

Other transfer agreements1

The contractual obligations related to other transfer agreements stem in particular from agreements on access to places in residential and long-term care facilities, totalling $1 383 million ($1 143 million as at March 31, 2012) and the fiscal and financial partnership with the municipalities, totalling $288 million ($575 million as at March 31, 2012). They also include contractual obligations stemming from agreements on block funding for northern villages in the Kativik region, totalling $214 million ($217 million as at March 31, 2012), the promotion and development of the metropolitan region, totalling $198 million ($80 million as at March 31, 2012), the subsidy agreement reached with Ville de Montréal, totalling $114 million ($122 million as at March 31, 2012), support for caregivers, totalling $102 million ($113 million as at March 31, 2012), the development of young children, totalling $103 million ($113 million as at March 31, 2012), and other contributions, totalling $2 384 million ($1 697 million as at March 31, 2012).

1  In addition to these amounts, the Government covers, through the payment of grants, the interest on borrowings related to certain agreements.

19.           Contractual obligations (cont’d)

Contractual obligations related to investments

Contractual obligations by investment category

(in millions of dollars)

	2013	2012

Acquisition of fixed assets	6 518	7 050
Loan and investment pledges	1 881	647
	8 399	7 697

Acquisition of fixed assets

The Government has concluded various agreements for the acquisition of fixed assets. These agreements provide for the payment, in the coming years, of a total of $6 518 million ($7 050 million as at March 31, 2012), including $2 770 million for the acquisition of fixed assets stemming from private-public partnership agreements ($3 794 million as at March 31, 2012). The contractual obligations related to these agreements for the acquisition of fixed assets have been reduced to take into account an amount of $138 million ($522 million as at March 31, 2012) in contributions by the federal government and other third parties.

Loan and investment pledges

In addition, the Government has promised businesses an amount of $1 881 million ($647 million as at March 31, 2012) under various loan and investment pledge agreements.

20.           Loan guarantees

Under its various financial assistance programs, the Government has guaranteed borrowings contracted by third parties totalling $10 569 million ($10 257 million as at March 31, 2012). The guarantees ensure the payment of all or part of the principal, interest or both the principal and interest on debts if the borrower fails to pay.

Loan guarantees by category

(in millions of dollars)

	2013	2012

Enterprises	1 785	1 788
Non-profit organizations and cooperatives	1 538	1 402
Forest, farm and fisheries producers	4 474	4 442
Students	3 465	3 307
Other	3	9
	11 265	10 948
Allowance for losses on guaranteed financial initiatives - other liabilities	(696)	(691)
	10 569	10 257

Guarantees — Borrowings contracted by enterprises

(in millions of dollars)

	2013		2012
	Contingent liabilities		Contingent liabilities

Guarantees granted by the Economic Development Fund(1)	1 773	(2),(3)	1 770	(2),(3)
Other	12		18
	1 785		1 788
Allowance for losses on guaranteed financial initiatives	(267)		(274)
	1 518		1 514

(1)         The guarantees were granted by the Government under the Act respecting Investissement Québec (CQLR, chapter I-16.0.1). In addition to loan guarantees, the guarantees include loss and payment guarantees introduced to facilitate the funding of aircraft purchasers.

(2)         This total excluded $770 M in authorized loan guarantees that were not yet in effect ($994 M as at March 31, 2012).

(3)         The total value of securities and surety received against guarantees was $1 110 M ($1 160 M as at March 31, 2012).

20.           Loan guarantees (cont’d)

Guarantees — Borrowings contracted by non-profit organizations and cooperatives

(in millions of dollars)

	2013	2012
	Contingent	Contingent
	liabilities	liabilities

Guarantees granted by the Société d’habitation du Québec(1)
Loan guarantees(2)	1 286	1 131
Other guarantees(3)	252	271
	1 538	1 402
Allowance for losses on guaranteed financial initiatives	(38)	(34)
	1 500	1 368

(1)         These guarantees are granted by the Government under the Act respecting the Société d’habitation du Québec (CQLR, chapter S-8).

(2)         The Government guarantees borrowings with financial institutions contracted by non-profit organizations and cooperatives for periods of 25 or 35 years following the approval of an extension by the Government. The principal and interest associated with these borrowings are covered by the organization. The borrowings finance the cost of acquiring buildings.

(3)         The Government has concluded agreements with the Canada Mortgage and Housing Corporation (CMHC), through the Société d’habitation du Québec, under which it is committed to buying property taken over by the CMHC when a borrower defaults on a borrowing, for an amount equal to the value of the claim paid to the approved lender plus incidental expenses. The guarantees granted cover 25-year periods, except if they are related to borrowings granted for projects in urban regions under the private non-profit housing program, in which case they cover periods of 35 years. The payment of the principal and interest associated with these borrowings are covered by the organizations concerned. The borrowings finance the cost of acquiring buildings.

Guarantees — Borrowings contracted by forest, farm and fisheries producers

(in millions of dollars)

	2013		2012
	Contingent		Contingent
	liabilities		liabilities

Guarantees granted by La Financière agricole du Québec(1)	4 371	(2)	4 337	(2)
Other	103		105
	4 474		4 442
Allowance for losses on guaranteed financial initiatives	(96)		(101)
	4 378		4 341

(1)         These guarantees are granted by the Government under the Act respecting La Financière agricole du Québec (CQLR, chapter L-0.1). This amount corresponds to balances of principal and interest on borrowings for which La Financière agricole du Québec reimburses the lenders’ residual losses and related charges. The producers’ assets are held as security by the lenders; they consist particularly of farm or forest production units, milk quotas and surety.

(2)         This amount excluded $32 M in authorized loan guarantees not yet in effect ($34 M as at March 31, 2012).

20.           Loan guarantees (cont’d)

Guarantees — Borrowings contracted by students

(in millions of dollars)

	2013	2012
	Contingent	Contingent
	liabilities	liabilities

Borrowings for which the Government pays interest as long as the borrower is a student(1),(2)	1 564	1 454
Borrowings for which borrowers are responsible for paying principal and interest(2)	1 900	1 851

Borrowings for the purchase of a personal computer for which borrowers are responsible for paying interest(2)	1	2
	3 465	3 307
Allowance for losses on guaranteed financial initiatives	(295)	(282)
	3 170	3 025

(1)         These borrowings, bear interest at the banker’s acceptance rate plus 150 basis points. The interest that will be subsidized by the Government in subsequent years is estimated at $90 M.

(2)         These guarantees are granted by the Government under the Act respecting financial assistance for education expenses (CQLR, chapter A-13.3). It guarantees the reimbursement of losses of principal and interest to lending institutions.

21.           Contingencies

Legal proceedings and disputes

A number of claims have been instituted against the Government, which is also involved in legal proceedings before the courts. These different disputes result from breaches of contract and damages suffered by individuals or property. In some cases, the amounts claimed are mentioned, in others, no mention is made of them. Claims for which an amount has been established total $992 million, after deducting the allowances taken by the Government in this regard. Since the outcome of these disputes is uncertain, the Government cannot determine its potential losses. The Government records an allowance for a given claim under “Accounts payable and accrued expenses” only once it appears likely that the claim will give rise to a disbursement and the amount payable can be reasonably estimated.

Some of Québec’s Aboriginal communities have instituted legal proceedings involving $6 050 million in damages and interest against the Government for land claims, the recognition of certain ancestral rights and other related questions. These files are at different stages (some proceedings being currently suspended or inactive) and should eventually be resolved through negotiations, rulings or the abandonment of proceedings by applicants. Since the outcome of these files is uncertain, the Government cannot determine its potential losses.

Environmental liability

The Government has recorded an environmental liability for the cost of remediating contaminated land under its responsibility or likely to come under its responsibility to the extent that the amount can be estimated.

An amount of $3 173 million is presented as at March 31, 2013 under the heading “Other liabilities” for the 2 130 properties inventoried. Different methods are used to estimate remediation and management costs. The amount estimated for each file has been increased to take into account the degree of precision of the method used. Thus, the environmental liability recorded as at March 31, 2013 takes into account an increase of $1 007 million in costs ($991 million as at March 31, 2012).

In some cases, the probability that the Government will have to cover the remediation cost could not be established. In others, the value of the costs it will have to assume could not be estimated.

22.           Cash flow information

Change in financial assets and liabilities related to operations

(in millions of dollars)

	2013	2012

Financial assets
Cash and notes on hand and outstanding deposits	(119)	33
Accounts receivable	(2 165)	(2 786)
Accrued interest on loans and portfolio investments	8	(14)
Inventories and other assets intended for sale	(17)	(24)
Deferred expenses related to debts	(319)	(119)
	(2 612)	(2 910)

Liabilities
Outstanding cheques	86	223
Accounts payable and accrued expenses	17	235
Federal government transfers to be repaid	(238)	(367)
Other liabilities	(140)	66
Deferred revenue	1 920	796
	1 645	953
	(967)	(1 957)

Interest paid	7 276	6 745

Net financial requirements and financing transactions

(in millions of dollars)

	2013	2012

Liquid assets provided by operating activities	3 265	3 087
Liquid assets used for investment activities	(775)	(1 861)
Liquid assets used for fixed asset investment activities	(6 608)	(6 740)
Net financial requirements	(4 118)	(5 514)

Liquid assets provided by financing activities	3 218	5 363
Change in liquid assets during the fiscal year	900	151
Financing transactions	4 118	(5 514)

22.           Cash flow information (cont’d)

Non-monetary transactions not included in the statement of cash flow

(in millions of dollars)

	2013	2012

Operating activities
Accounts receivable	65	146
Outstanding cheques		(7)
Accounts payable and accrued expenses	139	102
Other liabilities		(21)
Deferred revenue		(15)
	204	205

Equity investment activities
Investment in government enterprises
Investments disposed of and other		(119)

Loans and portfolio investments
Loans and portfolio investments disposed of and other		252
	—	133

Fixed asset investment activities
Acquisition of fixed assets	(1 551)	(1 762)
Disposal of fixed assets		35
	(1 551)	(1 727)

Financing activities
Borrowings made	1 412	1 656
Borrowings repaid	(65)	(267)
	1 347	1 389

Note: The non-monetary transactions not included in the statement of cash flow stem mainly from private-public partnership agreements.

23.           Asset-backed term notes (ABTNs)

Asset-backed term notes (ABTNs)

On January 21, 2009, an agreement was concluded between the Pan-Canadian Investors Committee and protection buying banks on the restructuring of asset-backed commercial paper (ABCP) issued by third parties. This ABCP was replaced by longer term notes, or asset-backed term notes (ABTNs). This agreement also led to the creation of three new trusts called “master asset vehicles” (MAV 1, MAV 2 and MAV 3).

ABTNs are securities backed by a range of financial instruments, whose maturities better match those of the underlying assets. The underlying assets for MAV 1 and MAV 2 are basically credit default swaps, while MAV 3 contains traditional assets such as commercial or residential mortgage debts.

As at March 31, 2013, ABTNs with a face value of $340 million ($373 million as at March 31, 2012) and a net value of $284 million ($284 million as at March 31, 2012) were held by:

•                  certain line-by-line consolidated bodies, for a face value of $220 million ($242 million as at March 31, 2012);

•                  government enterprises, for a face value of $120 million ($131 million as at March 31, 2012).

ABTNs held as at March 31, 2013 by category

(in millions of dollars)

Face
value
Pan-Canadian Investors Committee restructuring plan
MAV 2
Class A-1	154
Class A-2	110
Class B	20
Class C	9
Tracking notes for high-risk assets	5
298
MAV 3
Tracking notes for traditional assets	5
Tracking notes for high-risk assets	24
29
Total	327
Other restructured ABTNs(1)	13
340

(1)              Certain entities in the Government’s reporting entity hold bank-sponsored ABTNs that were issued by financial-institution-sponsored trusts. These ABTNs were also restructured in 2008, outside the Pan-Canadian Investors Committee restructuring plan.

23.           Asset-backed term notes (ABTNs) (cont’d)

ABTNs were also held through participation units in funds entrusted to the Caisse de dépôt et placement du Québec (CDPQ). On January 1, 2010, the CDPQ created a specialized ABTN portfolio and, at the same time, all the assets and liabilities related to third-party and bank-sponsored ABTNs were transferred from the specialized bond portfolio to this new specialized portfolio. Entities in the Government’s reporting entity do not hold these ABTNs directly.

Share of ABTNs held through participation units in the specialized ABTN portfolio

(in millions of dollars)

	Share of	Share of cost		Share of fair value
	ABTNs held	2013	2012	2013	2012

Retirement Plans
Sinking Fund	21.3%	2 374	2 443	2 141	1 874
Generations Fund	0.5%	51	53	46	40
Other	0.9%	101	103	91	79
		2 526	2 599	2 278	1 993

In addition to the amounts invested in the ABTNs that it presents in its financial statements, the CDPQ also mentions contingencies stemming from the guarantees it issued as part of the restructuring efforts. The share of these guarantees allocated to participation units held by entities in the Government’s reporting entity amounted to $1 400 million ($1 400 million as at March 31, 2012).

Establishing the fair value of ABTN securities

Since there was no active market as at March 31, 2013 for ABTN securities issued in the wake of the restructuring efforts, entities in the Government’s reporting entity that held such securities established fair values for the various types of securities using a discounted cash flow model. These valuations take into account specific aspects of the restructuring plan and use, as much as possible, observable market data such as interest rates and credit quality and price as at March 31, 2013. The calculations are based partially on assumptions that are not supported by prices or rates observed on the market. The main assumptions used in the model are related to the default rates on the underlying assets, the loss rates associated with each default, ABTN returns and discounted cash flow rates.

23.           Asset-backed term notes (ABTNs) (cont’d)

The value of ABTNs held by the CDPQ and issued by MAV 2 and MAV 3 has been determined using a similar method. The CDPQ used a different method for its MAV 1 ABTNs and certain other restructured ABTNs, but the results are consistent with those obtained by the entities in the Government’s reporting entity.

Impact on the Government’s results as at March 31, 2013

ABTNs of entities in the Government’s reporting entity

This valuation led to the recognition of valuation gains of $13 million ($3 million in 2011-2012) in the Government’s results for the year ended March 31, 2013.

Taking into account the impact of writing off certain ABTNs, the accumulated total valuation losses recorded amounted to $56 million ($89 million as at March 31, 2012).

CDPQ participation units

As for valuation losses related to ABTNs held through participation units in funds entrusted to the CDPQ by entities in the Government’s reporting entity, they will be recognized in the Government’s consolidated operations, where applicable, in accordance with its accounting policies. Accordingly, $77 million was recorded in the Government’s results in regard to these losses ($61 million in 2011-2012).

Measurement uncertainty

The current value of ABTNs may vary in relation to their definitive value in subsequent periods particularly because of changes to the main assumptions used for discount rates, credit spreads, anticipated returns, the credit risk of underlying assets and the value of commitments and guarantees.

24.           Comparative figures

Certain comparative figures for 2012 were reclassified for consistency with the presentation adopted in 2013.

APPENDIX 1

National Assembly, designated persons, government departments and bodies whose financial transactions were conducted from the general fund of the Consolidated Revenue Fund

National Assembly

Persons designated by the National Assembly

Auditor General

Chief Electoral Officer — Commission de la représentation

Lobbyists Commissioner

Public Protector

The Ethics Commissioner

Departments and bodies

Affaires municipales, Régions et Occupation du territoire

Commission municipale du Québec

Régie du logement

Agriculture, Pêcheries et Alimentation

Commission de protection du territoire agricole du Québec

Régie des marchés agricoles et alimentaires du Québec

Conseil du trésor

Commission de la fonction publique

Conseil exécutif

Commission d’accès à l’information

Culture et Communications

Conseil du patrimoine culturel

Développement durable, Environnement, Faune et Parcs

Bureau d’audiences publiques sur l’environnement

Éducation, Loisir et Sport

Commission consultative de l’enseignement privé

Emploi et Solidarité sociale

Commission des partenaires du marché du travail

Conseil du statut de la femme

Enseignement supérieur, Recherche, Science et Technologie

Commission de l’éthique en science et en technologie

Commission d’évaluation de l’enseignement collégial

Conseil supérieur de l’éducation

APPENDIX 1

National Assembly, designated persons, government departments and bodies whose financial transactions were conducted from the general fund of the Consolidated Revenue Fund (cont’d)

Famille

Finances et Économie

Immigration et Communautés culturelles

Commission de toponymie

Conseil supérieur de la langue française

Office québécois de la langue française

Justice

Comité de la rémunération des juges

Comité de la rémunération des procureurs aux poursuites criminelles et pénales

Commission des droits de la personne et des droits de la jeunesse

Conseil de la justice administrative

Conseil de la magistrature

Directeur des poursuites criminelles et pénales

Office de la protection du consommateur

Tribunal des droits de la personne

Relations internationales, Francophonie et Commerce extérieur

Ressources naturelles

Revenu1

Santé et Services sociaux

Commissaire à la santé et au bien-être

Curateur public

Office des personnes handicapées du Québec

Sécurité publique

Bureau du coroner

Comité de déontologie policière

Commissaire à la déontologie policière

Commissaire à la lutte contre la corruption

Commission québécoise des libérations conditionnelles

Régie des alcools, des courses et des jeux

Transports

Commission des transports du Québec

Travail

Commission de l’équité salariale

(1)         Transactions of the general fund of the Consolidated Revenue Fund related to the enforcement or administration of any statute under the responsibility of the Minister of Revenue are administered by the Agence du revenu du Québec.

APPENDIX 2

Government bodies, special funds and sinking funds

Bodies1

Agence du revenu du Québec

Agence métropolitaine de transport (December 31)

Autorité des marchés financiers

Bibliothèque et Archives nationales du Québec

Centre de la francophonie des Amériques

Centre de recherche industrielle du Québec

Centre de services partagés du Québec

Commission de la capitale nationale du Québec

Commission des normes du travail

Commission des services juridiques

Conseil des arts et des lettres du Québec

Conservatoire de musique et d’art dramatique du Québec (June 30)

Corporation d’urgences-santé

École nationale de police du Québec2 (June 30)

École nationale des pompiers du Québec2 (June 30)

Financement-Québec

Fondation de la faune du Québec

Fonds d’aide aux recours collectifs

Fonds de l’assurance médicaments

Fonds de recherche du Québec—Nature et technologies — Québec Research Fund—Nature and Technology

Fonds de recherche du Québec—Santé — Québec Research Fund—Health

Fonds de recherche du Québec—Société et culture — Québec Research Fund—Society and Culture

Héma-Québec

Infrastructure Québec

Institut de la statistique du Québec

Institut de tourisme et d’hôtellerie du Québec (June 30)

Institut national d’excellence en santé et en services sociaux

Institut national de santé publique du Québec

Institut national des mines

La Financière agricole du Québec

Musée d’art contemporain de Montréal

Musée de la civilisation

Musée national des beaux-arts du Québec

Office de la sécurité du revenu des chasseurs et piégeurs cris — Cree Hunters and Trappers Income Security Board (June 30)

Office des professions du Québec

Office Québec-Amériques pour la jeunesse

Office Québec-Monde pour la jeunesse

Régie de l’assurance maladie du Québec

Régie de l’énergie

Régie des installations olympiques (October 31)

APPENDIX 2

Government bodies, special funds and sinking funds (cont’d)

Bodies (cont’d)

Régie du bâtiment du Québec

Régie du cinéma

Services Québec

Société d’habitation du Québec

Société de développement de la Baie-James (December 31)

Société de développement des entreprises culturelles

Société de financement des infrastructures locales du Québec

Société de l’assurance automobile du Québec (December 31)

Société de la Place des Arts de Montréal (August 31)

Société de télédiffusion du Québec (Télé-Québec) (August 31)

Société des établissements de plein air du Québec

Société des parcs de sciences naturelles du Québec

Société des traversiers du Québec

Société du Centre des congrès de Québec

Société du Grand Théâtre de Québec (August 31)

Société du Palais des congrès de Montréal

Société du parc industriel et portuaire de Bécancour

Société immobilière du Québec

Société nationale de l’amiante

Société québécoise d’information juridique

Société québécoise de récupération et de recyclage

Special funds

Access to Justice Fund

Administrative Tribunal of Québec (Fund of the)

Assistance Fund for Independent Community Action

Bureau de décision et de révision (Fund of the)

Caregiver Support Fund

Commission des lésions professionnelles (Fund of the)

Commission des relations du travail (Fund of the)

Early Childhood Development Fund

Financing Fund

Fonds d’aide aux victimes d’actes criminels

Fonds de fourniture de biens ou de services du ministère de l’Emploi et de la Solidarité sociale

Fonds du centre financier de Montréal

Fonds québécois d’initiatives sociales

Economic Development Fund

Fund for the Promotion of a Healthy Lifestyle

APPENDIX 2

Government bodies, special funds and sinking funds (cont’d)

Special funds (cont’d)

Fund to Finance Health and Social Services Institutions

Generations Fund

Green Fund

Health and Social Services Information Resources Fund

Health Services Fund

Highway Safety Fund

Information Technology Fund of the Ministère de l’Emploi et de la Solidarité sociale

Labour Market Development Fund

Land Transportation Network Fund

Natural Disaster Assistance Fund

Natural Resources Fund

Northern Plan Fund

Police Services Fund

Québec Cultural Heritage Fund

Regional Development Fund

Register Fund of the Ministère de la Justice

Rolling Stock Management Fund

Sports and Physical Activity Development Fund

Tax Administration Fund

Territorial Information Fund

Tourism Partnership Fund

University Excellence and Performance Fund

Sinking funds

Accumulated Sick Leave Fund

Retirement Plans Sinking Fund

Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec

Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies

Sinking Fund relating to Borrowings by Québec School Boards

Sinking Fund relating to Borrowings by Québec University Establishments

Sinking Fund relating to Government Borrowings

Sinking fund set up for and on behalf of municipalities

Survivor’s Pension Plan Fund

(1)         When a fiscal year ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the fiscal year and March 31.

(2)         No data are available for the period between the end of the fiscal year and March 31.

APPENDIX 3

Organizations in the Government’s health and social services and education networks

Health and social services network

Agencies and other regional authorities

Agence de la santé et des services sociaux de Chaudière-Appalaches

Agence de la santé et des services sociaux de l’Abitibi-Témiscamingue

Agence de la santé et des services sociaux de l’Estrie

Agence de la santé et des services sociaux de l’Outaouais

Agence de la santé et des services sociaux de la Capitale-Nationale

Agence de la santé et des services sociaux de la Côte-Nord

Agence de la santé et des services sociaux de la Gaspésie—Îles-de-la-Madeleine

Agence de la santé et des services sociaux de la Mauricie et du Centre-du-Québec

Agence de la santé et des services sociaux de la Montérégie

Agence de la santé et des services sociaux de Lanaudière

Agence de la santé et des services sociaux de Laval

Agence de la santé et des services sociaux de Montréal

Agence de la santé et des services sociaux des Laurentides

Agence de la santé et des services sociaux du Bas-Saint-Laurent

Agence de la santé et des services sociaux du Saguenay—Lac-Saint-Jean

Régie régionale de la santé et des services sociaux du Nunavik — Nunavik Regional Board of Health Social Networks

Public institutions

Centre André-Boudreau

Centre d’accueil Dixville inc. — Dixville Home Inc.

Centre de protection et de réadaptation de la Côte-Nord

Centre de réadaptation Constance-Lethbridge — Constance Lethbridge Rehabilitation Centre

Centre de réadaptation de l’Ouest de Montréal — West Montreal Readaptation Centre

Centre de réadaptation de la Gaspésie (Le)

Centre de réadaptation en déficience intellectuelle de Québec

Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de Chaudière-Appalaches

Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de la Mauricie et du Centre-du-Québec

Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de la Montérégie-Est

Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de Laval

Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de Montréal

Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement du Bas-Saint-Laurent

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement du Saguenay—Lac-Saint-Jean

Centre de réadaptation en déficience physique Chaudière-Appalaches

Centre de réadaptation en déficience physique Le Bouclier

Centre de réadaptation en dépendance de Chaudière-Appalaches

Centre de réadaptation en dépendance de l’Estrie

Centre de réadaptation en dépendance de l’Outaouais

Centre de réadaptation en dépendance de Montréal

Centre de réadaptation en dépendance de Québec

Centre de réadaptation en dépendance Domrémy de la Mauricie—Centre-du-Québec

Centre de réadaptation en dépendance Le Virage

Centre de réadaptation Estrie inc.

Centre de réadaptation Foster

Centre de réadaptation Interval

Centre de réadaptation La Maison

Centre de réadaptation La Myriade

Centre de santé et de services sociaux Alphonse-Desjardins

Centre de santé et de services sociaux Cavendish

Centre de santé et de services sociaux Champlain—Charles-Le Moyne

Centre de santé et de services sociaux Cléophas-Claveau

Centre de santé et de services sociaux d’Ahuntsic et Montréal-Nord

Centre de santé et de services sociaux d’Antoine-Labelle

Centre de santé et de services sociaux d’Argenteuil

Centre de santé et de services sociaux d’Arthabaska-et-de-l’Érable

Centre de santé et de services sociaux de Beauce

Centre de santé et de services sociaux de Bécancour—Nicolet-Yamaska

Centre de santé et de services sociaux de Bordeaux-Cartierville-Saint-Laurent

Centre de santé et de services sociaux de Charlevoix

Centre de santé et de services sociaux de Chicoutimi

Centre de santé et de services sociaux de Dorval-Lachine-Lasalle

Centre de santé et de services sociaux de Gatineau

Centre de santé et de services sociaux de Jonquière

Centre de santé et de services sociaux de Kamouraska

Centre de santé et de services sociaux de l’Énergie

Centre de santé et de services sociaux de l’Hématite

Centre de santé et de services sociaux de l’Ouest-de-l’Île

Centre de santé et de services sociaux de la Baie-des-Chaleurs

Centre de santé et de services sociaux de la Basse-Côte-Nord

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de santé et de services sociaux de la Côte-de-Gaspé

Centre de santé et de services sociaux de la Haute-Côte-Nord

Centre de santé et de services sociaux de la Haute-Gaspésie

Centre de santé et de services sociaux de la Haute-Yamaska

Centre de santé et de services sociaux de la Matapédia

Centre de santé et de services sociaux de la Minganie

Centre de santé et de services sociaux de la Mitis

Centre de santé et de services sociaux de la Montagne

Centre de santé et de services sociaux de la MRC-de-Coaticook

Centre de santé et de services sociaux de la Pointe-de-l’Île

Centre de santé et de services sociaux de la région de Thetford

Centre de santé et de services sociaux de la Vallée-de-l’Or

Centre de santé et de services sociaux de la Vallée-de-la-Batiscan

Centre de santé et de services sociaux de la Vallée-de-la-Gatineau

Centre de santé et de services sociaux de la Vieille-Capitale

Centre de santé et de services sociaux de Lac-Saint-Jean-Est

Centre de santé et de services sociaux de Laval

Centre de santé et de services sociaux de Manicouagan

Centre de santé et de services sociaux de Maskinongé

Centre de santé et de services sociaux de Matane

Centre de santé et de services sociaux de Memphrémagog

Centre de santé et de services sociaux de Montmagny-L’Islet

Centre de santé et de services sociaux de Papineau

Centre de santé et de services sociaux de Port-Cartier

Centre de santé et de services sociaux de Portneuf

Centre de santé et de services sociaux de Québec-Nord

Centre de santé et de services sociaux de Rimouski-Neigette

Centre de santé et de services sociaux de Rivière-du-Loup

Centre de santé et de services sociaux de Rouyn-Noranda

Centre de santé et de services sociaux de Saint-Jérôme

Centre de santé et de services sociaux de Saint-Léonard et Saint-Michel

Centre de santé et de services sociaux de Sept-Îles

Centre de santé et de services sociaux de Témiscouata

Centre de santé et de services sociaux de Thérèse-De Blainville

Centre de santé et de services sociaux de Trois-Rivières

Centre de santé et de services sociaux de Vaudreuil-Soulanges

Centre de santé et de services sociaux des Aurores-Boréales

Centre de santé et de services sociaux des Basques

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de santé et de services sociaux des Collines

Centre de santé et de services sociaux des Etchemins

Centre de santé et de services sociaux des ÎIes

Centre de santé et de services sociaux des Pays-d’en-Haut

Centre de santé et de services sociaux des Sommets

Centre de santé et de services sociaux des Sources

Centre de santé et de services sociaux Domaine-du-Roy

Centre de santé et de services sociaux Drummond

Centre de santé et de services sociaux du Coeur-de-l’Île

Centre de santé et de services sociaux du Granit

Centre de santé et de services sociaux du Haut-Saint-François

Centre de santé et de services sociaux du Haut-Saint-Laurent

Centre de santé et de services sociaux du Haut-Saint-Maurice

Centre de santé et de services sociaux du Lac-des-Deux-Montagnes

Centre de santé et de services sociaux du Nord de Lanaudière

Centre de santé et de services sociaux du Pontiac

Centre de santé et de services sociaux du Rocher-Percé

Centre de santé et de services sociaux du Sud de Lanaudière

Centre de santé et de services sociaux du Sud-Ouest-Verdun

Centre de santé et de services sociaux du Suroît

Centre de santé et de services sociaux du Témiscamingue

Centre de santé et de services sociaux du Val-Saint-François

Centre de santé et de services sociaux Haut-Richelieu-Rouville

Centre de santé et de services sociaux — Institut universitaire de gériatrie de Sherbrooke

Centre de santé et de services sociaux Jardins-Roussillon

Centre de santé et de services sociaux Jeanne-Mance

Centre de santé et de services sociaux La Pommeraie

Centre de santé et de services sociaux Les Eskers de l’Abitibi

Centre de santé et de services sociaux Lucille-Teasdale

Centre de santé et de services sociaux Maria-Chapdelaine

Centre de santé et de services sociaux Pierre-Boucher

Centre de santé et de services sociaux Pierre-De Saurel

Centre de santé et de services sociaux Richelieu-Yamaska

Centre de santé Inuulitsivik — Inuulitsivik Health Centre

Centre de santé Tulattavik de l’Ungava — Ungava Tulattavik Health Center

Centre de soins prolongés Grace Dart — Grace Dart Extended Care Centre

Centre du Florès

Centre hospitalier de l’Université de Montréal

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre hospitalier de St. Mary — St. Mary’s Hospital Centre

Centre hospitalier universitaire de Sherbrooke

Centre hospitalier universitaire Sainte-Justine

Centre jeunesse Chaudière-Appalaches

Centre jeunesse de l’Abitibi-Témiscamingue (CJAT)

Centre jeunesse de l’Estrie

Centre jeunesse de la Mauricie et du Centre-du-Québec (Le)

Centre jeunesse de la Montérégie

Centre jeunesse de Laval

Centre jeunesse de Montréal (Le)

Centre jeunesse de Québec

Centre jeunesse des Laurentides

Centre jeunesse du Bas-Saint-Laurent

Centre jeunesse du Saguenay—Lac-Saint-Jean (Le)

Centre jeunesse Gaspésie—Les Îles

Centre Miriam — Miriam Home and Services

Centre montérégien de réadaptation

Centre Normand

Centre régional de réadaptation La Ressourse

Centre régional de santé et de services sociaux de la Baie-James1

Centre universitaire de santé McGill — McGill University Health Centre

Centres de la jeunesse et de la famille Batshaw (Les) — Batshaw Youth and Family Centres

Centres jeunesse de Lanaudière (Les)

Centres jeunesse de l’Outaouais (Les)

CHSLD juif de Montréal — Jewish Eldercare Centre

CHU de Québec

Clair Foyer inc.

CLSC Naskapi

Conseil cri de la santé et des services sociaux de la Baie-James — Cree Board of Health and Social Services of James Bay1

Corporation du Centre de réadaptation Lucie-Bruneau (La)

Corporation du Centre hospitalier gériatrique Maimonides (La) — Maimonides Geriatric Centre

Hôpital chinois de Montréal (1963) (L’) — Montreal Chinese Hospital (1963)

Hôpital du Sacré-Coeur de Montréal

Hôpital général juif Sir Mortimer B. Davis (L’) — Sir Mortimer B. Davis Jewish General Hospital

Hôpital Jeffery Hale - Saint Brigid’s

Hôpital juif de réadaptation — Jewish Rehabilitation Hospital

Hôpital Maisonneuve-Rosemont

Hôpital Mont-Sinaï — Mount Sinai Hospital

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Hôpital Rivière-des-Prairies

Hôpital Santa Cabrini

Institut canadien-polonais du bien-être inc.

Institut de cardiologie de Montréal — Montréal Heart Institute

Institut de réadaptation en déficience physique de Québec

Institut de réadaptation Gingras-Lyndsay-de-Montréal

Institut Nazareth et Louis-Braille

Institut Philippe-Pinel de Montréal

Institut Raymond-Dewar

Institut universitaire de cardiologie et de pneumologie de Québec

Institut universitaire de gériatrie de Montréal

Institut universitaire en santé mentale de Montréal

Institut universitaire en santé mentale de Québec

Institut universitaire en santé mentale Douglas — Douglas Mental Health University Institute

La Résidence de Lachute — Lachute Residence

Pavillon du Parc inc.

Services de réadaptation du Sud-Ouest et du Renfort (Les)

Education networks

School boards2

Commission scolaire au Coeur-des-Vallées

Commission scolaire Central Québec — Central Québec School Board

Commission scolaire crie — Cree School Board

Commission scolaire de Charlevoix

Commission scolaire de Kamouraska—Rivière-du-Loup

Commission scolaire de l’Estuaire

Commission scolaire de l’Énergie

Commission scolaire de l’Or-et-des-Bois

Commission scolaire de la Baie-James

Commission scolaire de la Beauce-Etchemin

Commission scolaire de la Capitale

Commission scolaire de la Côte-du-Sud

Commission scolaire De La Jonquière

Commission scolaire de la Moyenne-Côte-Nord

Commission scolaire de la Pointe-de-l’Île

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

School boards (cont’d)

Commission scolaire de la Région-de-Sherbrooke

Commission scolaire de la Riveraine

Commission scolaire de la Rivière-du-Nord

Commission scolaire de la Seigneurie-des-Mille-Îles

Commission scolaire de la Vallée-des-Tisserands

Commission scolaire de Laval

Commission scolaire de Montréal

Commission scolaire de Portneuf

Commission scolaire de Rouyn-Noranda

Commission scolaire de Saint-Hyacinthe

Commission scolaire de Sorel-Tracy

Commission scolaire des Affluents

Commission scolaire des Appalaches

Commission scolaire des Bois-Francs

Commission scolaire des Chênes

Commission scolaire des Chic-Chocs

Commission scolaire des Découvreurs

Commission scolaire des Draveurs

Commission scolaire des Grandes-Seigneuries

Commission scolaire des Hautes-Rivières

Commission scolaire des Hauts-Bois-de-l’Outaouais

Commission scolaire des Hauts-Cantons

Commission scolaire des Îles

Commission scolaire des Laurentides

Commission scolaire des Monts-et-Marées

Commission scolaire des Navigateurs

Commission scolaire des Patriotes

Commission scolaire des Phares

Commission scolaire des Portages-de-l’Outaouais

Commission scolaire des Premières-Seigneuries

Commission scolaire des Rives-du-Saguenay

Commission scolaire des Samares

Commission scolaire des Sommets

Commission scolaire des Trois-Lacs

Commission scolaire du Chemin-du-Roy

Commission scolaire du Fer

Commission scolaire du Fleuve-et-des-Lacs

Commission scolaire du Lac-Abitibi

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

School boards (cont’d)

Commission scolaire du Lac-Saint-Jean

Commission scolaire du Lac-Témiscamingue

Commission scolaire du Littoral

Commission scolaire du Pays-des-Bleuets

Commission scolaire du Val-des-Cerfs

Commission scolaire Eastern Shores — Eastern Shores School Board

Commission scolaire Eastern Townships — Eastern Townships School Board

Commission scolaire English-Montréal — English Montreal School Board

Commission scolaire Harricana

Commission scolaire Kativik — Kativik School Board

Commission scolaire Lester-B.-Pearson — Lester B. Pearson School Board

Commission scolaire Marguerite-Bourgeoys

Commission scolaire Marie-Victorin

Commission scolaire New Frontiers — New Frontiers School Board

Commission scolaire Pierre-Neveu

Commission scolaire René-Lévesque

Commission scolaire Riverside — Riverside School Board

Commission scolaire Sir-Wilfrid-Laurier — Sir Wilfrid Laurier School Board

Commission scolaire Western Québec — Western Québec School Board

Comité de gestion de la taxe scolaire de l’île de Montréal

General and vocational colleges (CEGEPs)2

Cégep André-Laurendeau

Cégep Beauce-Appalaches

Cégep d’Ahuntsic

Cégep de Baie-Comeau

Cégep de Bois-de-Boulogne

Cégep de Chicoutimi

Cégep de Drummondville

Cégep de Granby—Haute-Yamaska

Cégep de Jonquière

Cégep de l’Abitibi-Témiscamingue

Cégep de l’Outaouais

Cégep de la Gaspésie et des Îles

Cégep de La Pocatière

Cégep de Lévis-Lauzon

Cégep de Maisonneuve

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

General and vocational colleges (CEGEPs) (cont’d)

Cégep de Matane

Cégep de Rimouski

Cégep de Rivière-du-Loup

Cégep de Rosemont

Cégep de Saint-Félicien

Cégep de Saint-Hyacinthe

Cégep de Saint-Jérôme

Cégep de Saint-Laurent

Cégep de Sainte-Foy

Cégep de Sept-Îles

Cégep de Sherbrooke

Cégep de Sorel-Tracy

Cégep de Thetford

Cégep de Trois-Rivières

Cégep de Valleyfield

Cégep de Victoriaville

Cégep du Vieux Montréal

Cégep Édouard-Montpetit

Cégep François-Xavier-Garneau

Cégep Gérald-Godin

Cégep Limoilou

Cégep Lionel-Groulx

Cégep Marie-Victorin

Cégep Montmorency

Cégep régional de Lanaudière

Cégep Saint-Jean-sur-Richelieu

Champlain Regional College of General and Vocational Education

Collège d’Alma

Collège Shawinigan

Dawson College

Heritage College

John Abbott College

Vanier College of General and Vocational Education

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

Université du Québec and its constituent universities3

École de technologie supérieure

École nationale d’administration publique

Institut national de la recherche scientifique

Télé-université

Université du Québec

Université du Québec à Chicoutimi

Université du Québec à Montréal

Université du Québec à Rimouski

Université du Québec à Trois-Rivières

Université du Québec en Abitibi-Témiscamingue

Université du Québec en Outaouais

(1)         These entities act as agencies and public institutions.

(2)         School boards and colleges have a fiscal year that ends on June 30. Interim data are used for the period between the end of their fiscal year and March 31.

(3)         The financial data of the Université du Québec and its constituent universities that were used for consolidation purposes cover the period from May 1, 2012 to April 30, 2013, the date on which their fiscal year ends. Operations and events relating to these entities that occurred between April 1 and 30, 2013 did not have a material financial impact on the Government’s financial position and consolidated results.

APPENDIX 4

Government enterprises

Capital Financière agricole inc.

Hydro-Québec (December 31)

Investissement Québec

Loto-Québec

Société des alcools du Québec (fiscal year ended on the last Saturday of the month of March)

Société Innovatech du Grand Montréal

Société Innovatech du Sud du Québec

Société Innovatech Québec et Chaudière-Appalaches

Société Innovatech Régions ressources

Note:  When the fiscal year of an enterprise ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the periodbetween the end of the enterprise’s fiscal year and March 31.

APPENDIX 5

Government departments and bodies that conduct fiduciary transactions not included in the Government’s reporting entity

Agence du revenu du Québec

Fonds des pensions alimentaires

Unclaimed property (December 31)

Autorité des marchés financiers

Fonds d’indemnisation des services financiers

Caisse de dépôt et placement du Québec (December 31)

Comité Entraide — public and parapublic sectors (December 31)

Commission administrative des régimes de retraite et d’assurances (December 31)

Commission de la construction du Québec (December 31)

Commission des partenaires du marché du travail

Workforce Skills Development and Recognition Fund

Conseil de gestion de l’assurance parentale (December 31)

Parental Insurance Fund (December 31)

Curateur public

Accounts under administration (December 31)

La Financière agricole du Québec

Fonds d’assurance-récolte

Fonds d’assurance-stabilisation des revenus agricoles

Ministère de la Sécurité publique

Fonds central de soutien à la réinsertion sociale (December 31)

Ministère des Finances

Trust fund

Office de la protection du consommateur

Cautionnements individuels des agents de voyages

Fonds d’indemnisation des clients des agents de voyages

Régie des marchés agricoles et alimentaires du Québec

Fonds d’assurance-garantie

Régie des rentes du Québec (December 31)

Société de l’assurance automobile du Québec

Fonds d’assurance automobile du Québec (December 31)

Société québécoise de récupération et de recyclage

Régime de compensation pour les organismes municipaux

Note: When a fiscal year ends on a date other than March 31, the date is indicated in parentheses.

APPENDIX 6

Revenue

FISCAL YEAR ENDED MARCH 31, 2013

Revenue by source

(in millions of dollars)

				2012
	2013			(restated)
			Actual	Actual
	Budget	(1)	results	results
Income and property taxes
Personal income tax			25 070	24 498
Contributions dedicated to health services			6 391	5 776
Corporate tax			6 034	5 822
School property tax			1 577	1 526
	39 782		39 072	37 622
Consumption taxes
Sales			12 542	12 103
Fuel			2 150	2 064
Tobacco			907	913
Alcoholic beverages			480	440
	17 168		16 079	15 520
Duties and permits
Motor vehicles			1 092	1 048
Natural resources			260	360
Other			732	733
	2 245		2 084	2 141
Miscellaneous revenue
Sales of goods and services			5 017	4 513
User contributions			1 506	1 454
Tuition fees			282	278
Interest			875	836
Fines, forfeitures and recoveries			803	617
Third-party donations			569	585
	8 096		9 052	8 283
Revenue from government enterprises
Société des alcools du Québec			1 030	1 000
Loto-Québec			1 194	1 196
Hydro-Québec			919	2 549
Other			89	4
	4 895		3 232	4 749
Generations Fund revenue	911		961	840
Total own-source revenue	73 097		70 480	69 155
Federal government transfers
Equalization			7 391	7 815
Protection payment			362	369
Health transfers			4 792	4 511
Transfers for post-secondary education and other social programs			1 486	1 488
Compensation for harmonisation of the QST with the GST			733
Other programs			2 753	2 930
Total federal government transfers	17 631		17 517	17 113
Total revenue	90 728		87 997	86 268

(1)         Based on the data presented in Budget 2012-2013 of the Ministère des Finances on March 20, 2012.

APPENDIX 7

Expenditure

FISCAL YEAR ENDED MARCH 31, 2013

Expenditure by supercategory and category

(in millions of dollars)

2012
	2013			(restated)
			Actual	Actual
	Budget	(1)	results	results
Transfers
Remuneration			2 498	2 455
Operating			1 232	1 261
Capital			1 852	1 951
Interest			407	414
Support			19 372	19 303
			25 361	25 384
Remuneration			37 977	36 838
Operating(2)			16 497	15 523
Doubtful accounts and other allowances			838	938
Sub-total	80 633		80 673	78 683
Debt service
Interest on debt(3)			7 238	7 116
Less
Investment income of the sinking funds for borrowings			405	445
Short-term investment income			78	36
			6 755	6 635
Interest on pension plan and other employee future benefit obligations			5 285	5 128
Less
Investment income of the Retirement Plans Sinking Fund and specific pension funds			2 131	2 243
Investment income of employee future benefit program funds			70	69
			3 084	2 816
Debt service	10 384		9 839	9 451

Total expenditure	91 017		90 512	88 134

(1)         Based on the data presented in Budget 2012-2013 of the Ministère des Finances on March 20, 2012.

(2)         The operating expenditure included an amount of $3 269 M ($3 102 M in 2011-2012) related to the depreciation of fixed assets.

(3)         The interest charge on the debt included an amount of $9 M related to the amortization of deferred foreign exchange gains ($16 M in 2011-2012).

APPENDIX 8

Investment in government enterprises

AS AT MARCH 31, 2013

Financial information on government enterprises

(in millions of dollars)

	2013
	Hydro-Québec			Investissement Québec		Loto- Québec
		Adjustments
		for the
	December 31	three-month
	2012	period (1)	March 31
STATEMENT OF OPERATIONS
Revenue	12 228	243	12 471	859		3 610
Expenditure	9 492	219	9 711	758		2 328
Operating result	2 736	24	2 760	101		1 282
Result from discontinued
operations(2)	(1 876)		(1 876)
Net result			884	101		1 282
Consolidation adjustments(3)			35	(9)		(88)
REVENUE FROM GOVERNMENT ENTERPRISES			919	92		1 194
OTHER COMPREHENSIVE INCOME ITEMS	(67)	(275)	(342)	(18)		—
STATEMENT OF FINANCIAL POSITION
Assets
Financial assets	10 884	(279)	10 605	7 138		316
Non-financial assets	59 633	233	59 866	308		979
Total assets	70 517	(46)	70 471	7 446		1 295
Liabilities
Long-term debts	43 524	(505)	43 019 (4)	4 001	(5)	333	(6)
Other liabilities	8 011	(775)	7 236 (7)	911	(6)	872
Total liabilities	51 535	(1 280)	50 255	4 912		1 205
Shareholders’ equity
Cumulative total of other comprehensive income items	(225)	(126)	(351)	138
Other shareholders’ equity items	19 207	1 360	20 567	2 396		90
Total shareholders’ equity	18 982	1 234	20 216	2 534		90
Consolidation adjustments(8)			6	21
Equity value			20 222	2 555		90
Loans(6)				415		333
INVESTMENT IN GOVERNMENT ENTERPRISES			20 222	2 970		423

APPENDIX 8

2013								2012
					Société
			Société	Société	Innovatech	Société
Société des	Capital		Innovatech	Innovatech	Québec et	Innovatech
alcools du	Financière		du Grand	du Sud du	Chaudière-	Régions
Québec	agricole inc.	(9)	Montréal	Québec	Appalaches	ressources	Total	Total

2 964	2				(4)		19 902	19 593
1 934	1						14 732	14 635
1 030	1		—	—	(4)	—	5 170	4 958

							(1 876)	(82)
1 030	1		—	—	(4)	—	3 294	4 876
							(62)	(127)

1 030	1		—	—	(4)	—	3 232	4 749

—	—		—	—	—	—	(360)	(376)

464	19		5	13	29	24	18 613	17 188
297							61 450	61 014
761	19		5	13	29	24	80 063	78 202

	6	(6)					47 359	45 707
716							9 735	9 504
716	6		—	—	—	—	57 094	55 211

							(213)	144
45	13		5	13	29	24	23 182	22 847
45	13		5	13	29	24	22 969	22 991
	(1)						26	1
45	12		5	13	29	24	22 995	22 992
	6						754	674

45	18		5	13	29	24	23 749	23 666

APPENDIX 8

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2013

(1)         The data presented in the “Adjustments for the three-month period” column represent adjustments needed to account for the Hydro-Québec data on the basis of the Government’s fiscal year, which ends on March 31. The fiscal year of Hydro-Québec ends on December 31.

(2)         The result from discontinued operations of $1 876 M stems from the closure of the Gentilly-2 nuclear generating station. More detailed information is presented under the heading “Discontinued operations” in this appendix.

(3)         The adjustment of the enterprises’ net results stems from contributions made by Loto-Québec to entities within the Government’s reporting entity (decrease of $88 M) and charged to its shareholders’ equity and from the elimination of unrealized gains and losses on transactions with entities in the Government’s reporting entity.

(4)         The Government guarantees borrowings contracted by Hydro-Québec in different currencies. The net value of these borrowings stood at $39 800 M as at March 31, 2013 ($40 219 M as at March 31, 2012).

(5)         The Government guarantees payment of the principal on certain debts, which totalled $4 001 M as at March 31, 2013 ($3 532 M as at March 31, 2012).

(6)         The loans to Investissement Québec do not bear interest and are repayable on demand; the loans to Loto-Québec bear interest at rates of 1.95% to 4.12% and mature between May 2014 and December 2043; and the loans to Capital Financière agricole inc. bore interest at rates of 0% to 1.30% and matured in April 2013.

The value of the maturing loans will be $6 M in 2014, $100 M in 2015, $75 M in 2016, $50 M in 2017, $40 M in 2018, $43 M during the 2019-2023 period and $25 M beyond that period.

These loans are presented in long-term debts or in the other liabilities of the enterprise concerned, as the case may be.

(7)         The Government granted a financial guarantee of $685 M ($685 M as at March 31, 2012) for the Gentilly-2 nuclear generating station, for which Hydro-Québec set up a trust of $94 M ($81 M as at March 31, 2012).

(8)         The equity value adjustments stem from the elimination of unrealized gains and losses on transactions with entities in the Government’s reporting entity.

(9)         The percentage of the Government’s investment in this enterprise is 90.10%.

APPENDIX 8

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2013

Debt repayment schedule

(in millions of dollars)

	Repayment of long-term debts over the
	coming fiscal years(1)
						2019 and
	2014	2015	2016	2017	2018	thereafter	Total

Hydro-Québec(2)	694	2 084	2 376	1 530	1 038	35 802	43 524
Investissement Québec	528	819	785	810	1 059		4 001
	1 222	2 903	3 161	2 340	2 097	35 802	47 525

(1)         The repayments correspond to the amortized cost as determined using the effective interest rate method.

(2)         Since the fiscal year of this enterprise ends on a different date from that of the Government, the repayments for fiscal 2013-2014 presented in the above schedule cover the period from January 1 to December 31, 2013. This is also the case of the repayments for subsequent years.

APPENDIX 8

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2013

Discontinued operations

Hydro-Québec

In automn 2012, the decision was made to abandon the project to refurbish the Gentilly-2 nuclear generating station, and to terminate the facility’s nuclear power operations. The nuclear generating station continued to generate electricity up to the end of 2012, in accordance with the conditions of its operating licence. Subsequently, Hydro-Québec undertook the necessary preparations for decommissioning the plant, with a view to dismantling it by 2060.The abandonment of the refurbishment project led to the write-off by Hydro-Québec, as at December 31, 2012, of the tangible fixed assets worth $990 million under construction for the project. The enterprise also had to depreciate all of its assets related to nuclear operations by $827 million, in order to reduce the book value of these assets to zero.

Results from discontinued operations

(in millions of dollars)

	December 31	December 31
	2012	2011
Operating results
Revenue	144	147
Expenditure	203	222
	(59)	(75)

Write-off of tangible fixed assets under construction	(990)	—

Depreciation of the nuclear generating station’s assets
Tangible fixed assets	(795)
Equipment, fuel and supplies	(32)
	(827)	—
Results from discontinued operations	(1 876)	(75)

APPENDIX 8

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2013

Main contractual obligations of enterprises

Hydro-Québec

Hydro-Québec has made a commitment to Churchill Falls (Labrador) Corporation Limited to buy almost all of the power produced by the Churchill Falls generating station, which has a rated capacity of 5 428 megawatts. This contract, which expires in 2016, will be renewed automatically for a further 25 years, according to the terms and conditions already agreed upon. A contract guaranteeing the availability of 682 megawatts of additional power until 2041 for the November 1 to March 31 winter period has also been concluded with this enterprise.

As at December 31, 2012, Hydro-Québec was also committed under 134 contracts to purchasing electricity from other producers, for an installed capacity of roughly 5 741 megawatts. Most of the contracts, which extend to 2052, include renewal clauses.

Taking into account electricity purchase contracts as a whole, Hydro-Québec plans to make the following minimum payments, in millions of dollars, in the coming fiscal years:

December 31

2013	1 182
2014	1 457
2015	1 656
2016	1 760
2017	1 772
2018 and thereafter	33 008

Total	40 835

APPENDIX 8

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2013

Main contractual obligations of enterprises (cont’d)

Hydro-Québec (cont’d)

Hydro-Québec has provided for investments of about $4.9 billion in tangible fixed assets and intangible assets for the 2013 calendar year. The enterprise’s commitments arising from these investment projects totalled the same amount as at March 31, 2013.

In addition, the enterprise’s commitments under various agreements with local communities affected by certain tangible fixed asset investment projects amounted to $618 million as at December 31, 2012; these agreements provide for annual payments as of 2021, for a maximum of 51 years.

Investissement Québec

Investissement Québec has contracted various financing and investment commitments during the normal course of its activities. The financing agreements, authorized by the enterprise, pending acceptance by clients, represented a total of $63 million as at March 31, 2013. The agreements accepted by clients, which include amounts not disbursed on loans, shares and units, amounts for which disbursement has not been authorized for financial contributions and amounts that have not yet been used for guarantees, represented a total of $558 million at that date. In addition, under agreements with partners, Investissement Québec was committed as at March 31, 2013 to investing $204 million, through units of limited partnerships, in regional economic intervention funds (FIER) and other venture capital agencies.

These commitments do not necessarily represent future cash requirements of Investissement Québec, as several will expire or may be cancelled without resulting in an outflow of cash.

Investissement Québec has contracted various other commitments during the normal course of its activities. These commitments, totalling $81 million, are authorized commitments that had not been disbursed as at March 31, 2013.

Loto-Québec

As at March 31, 2013, Loto-Québec was committed, under lease agreements, to paying undiscounted minimum payments due, totalling $137 million.

In addition, a subsidiary of Loto-Québec had commitments totalling $97 million for the acquisition of video lottery machines and site controllers.

APPENDIX 8

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2013

Société des alcools du Québec

As at March 31, 2013, the Société des alcools du Québec was committed, under lease agreements, to paying undiscounted minimum payments due, totalling $396 million, for the rental of outlets.

Main contingencies of enterprises

Hydro-Québec

In accordance with the terms and conditions for the issue of certain debt securities outside Canada, Hydro-Québec has undertaken to increase the interest paid to non-residents if changes are made to Canadian tax legislation concerning tax on the income of non-resident persons. The enterprise is unable to estimate the maximum amount it could be required to pay. If such an amount becomes payable, Hydro-Québec would have the option of repaying most of the securities in question. As at December 31, 2012, the amortized cost of the debt concerned was $5 427 million.

Investissement Québec

When a corporation is sold in whole or in part, in addition to any potential indemnification arising from the failure to execute restrictive clauses or from non-compliance with a declaration of guarantee, Investissement Québec may agree to give a guarantee against any claim resulting from past activities. In general, the terms and conditions and amount of such indemnification are limited to the agreement. Investissement Québec did not recognize an amount on its consolidated statement of financial position for these sales because it is not probable that an outflow of resources will be required to settle the obligation and such an amount cannot be reliably estimated.

To contribute to Québec’s economic development, Investissement Québec guarantees borrowings and other financial commitments contracted by corporations. As at March 31, 2013, the guarantees granted by this enterprise totalled $541 million; $127 million in allowances for losses have been recorded in respect of these guarantees.

APPENDIX 8

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2013

Material transactions and balances of enterprises realized with entities included in the Government’s reporting entity

(in millions of dollars)

	2013	2012

Inter-entity transactions related to results
Revenue	578	577
Expenditure	1 405	1 304

Inter-entity transactions related to shareholder’s equity
Dividends
Hydro-Québec	645	1 958
Loto-Québec	1 194	1 196
Société des alcools du Québec	1 030	1 000
Contributions from Loto-Québec	88	89
Capital stock issued by Investissement Québec		400

Inter-entity balances
Financial assets	4 515	4 127
Non-financial assets	124	140
Deferred revenue related to the acquisition of fixed assets	57	67
Debts and other liabilities with the Government	1 338	1 260

APPENDIX 9

Segment disclosures

AS AT MARCH 31, 2013

Consolidated statement of revenue and consolidated statement of expenditure by government mission

To supplement the consolidated financial statements, the Government provides segmented financial information for each of its main missions. This information is intended to present the resources allocated to support its main missions, and to provide users with relevant information for accountability and decision-making purposes.

The following tables present the revenue sources and costs of each of the Government’s main missions, namely:

•                  Health and Social Services: encompasses the activities of the Ministère de la Santé et des Services sociaux and the bodies and special funds that contribute to this mission;

•                  Education and Culture: encompasses the activities of the Ministère de l’Éducation, du Loisir et du Sport, the Ministère de l’Enseignement supérieur, de la Recherche, de la Science et de la technologie (higher education sector), the Ministère de la Culture et des Communications, the Ministère de l’Immigration et des Communautés culturelles and the bodies and special funds that contribute to this mission;

•                  Economy and Environment: encompasses mainly the activities of the Ministère des Affaires municipales, des Régions et de l’Occupation du territoire, the Ministère des Transports, the Ministère de l’Agriculture, des Pêcheries et de l’Alimentation, the Ministère des Finances et de l’Économie (economic development sector), the Ministère des Ressources naturelles, the Ministère du Développement durable, de l’Environnement, de la Faune et des Parcs, the Ministère des Relations internationales, de la Francophonie et du Commerce extérieur, the Ministère de l’Enseignement supérieur, de la Recherche, de la Science et de la Technologie (research, science and technology sector) and the bodies and special funds that contribute to this mission;

•                  Support for Individuals and Families: encompasses mainly the activities of the Ministère de l’Emploi et de la Solidarité sociale, the Ministère de la Famille, the Ministère de la Justice (access to justice sector) and the bodies and special funds that contribute to this mission;

APPENDIX 9

Segment disclosures (cont’d)

AS AT MARCH 31, 2013

•                  Administration and Justice: encompasses mainly the activities of the Ministère des Affaires municipales, des Régions et de l’Occupation du territoire (sector related to financial assistance to municipalities and compensations in lieu of taxes), the Ministère de la Sécurité publique, the Ministère du Conseil exécutif, the Conseil du trésor et de l’Administration gouvernementale, the Ministère de la Justice, the Ministère des Finances et de l’Économie (sector related to finance, except for debt management), the Ministère du Travail, the National Assembly and persons designated by it and the bodies and special funds that contribute to this mission. In addition, revenue and expenditure related to the application or enforcement of any Act, which are under the responsibility of the Minister of Revenue, are presented in this mission, except for refundable tax credits that meet the definition of a tax-funded transfer. Each of these tax credits is presented in the expenditures of the Government mission with which it is associated.

•                  Debt Service: encompasses activities of the Ministère des Finances et de l’Économie (debt management sector).

The revenue and expenditure of each mission are presented after the eliminations of transactions and balances between the entities in a given mission. In addition, when an entity’s activities are related to several missions, its revenue and expenditure are allocated among the missions concerned.

APPENDIX 9

Segment disclosures (cont’d)

AS AT MARCH 31, 2013

Consolidated statement of revenue by government mission

(in millions of dollars)

	2013
	Health and	Education		Support for
	Social	and	Economy and	Individuals	Administration	Consolidated
	Services	Culture	Environment	and Families	and Justice	total
REVENUE
Income and property taxes	1 002	1 577			36 493	39 072
Consumption taxes	20	62	2 219	30	13 748	16 079
Duties and permits	2	41	1 757	13	271	2 084
Miscellaneous revenue	3 693	1 665	1 251	145	2 298	9 052
Revenue from government enterprises					3 232	3 232
Generations Fund revenue					961	961
Total own-source revenue	4 717	3 345	5 227	188	57 003	70 480
Federal government transfers	213	631	2 150	31	14 492	17 517
Total revenue	4 930	3 976	7 377	219	71 495	87 997

	2012 (restated)
	Health and	Education		Support for
	Social	and	Economy and	Individuals	Administration	Consolidated
	Services	Culture	Environment	and Families	and Justice	total
REVENUE
Income and property taxes	609	1 526			35 487	37 622
Consumption taxes	20	62	2 134	30	13 274	15 520
Duties and permits	2	61	1 811	12	255	2 141
Miscellaneous revenue	3 187	1 603	1 251	154	2 088	8 283
Revenue from government enterprises					4 749	4 749
Generations Fund revenue					840	840
Total own-source revenue	3 818	3 252	5 196	196	56 693	69 155
Federal government transfers	191	669	2 202	25	14 026	17 113
Total revenue	4 009	3 921	7 398	221	70 719	86 268

APPENDIX 9

Segment disclosures (cont’d)

AS AT MARCH 31, 2013

Consolidated statement of expenditure by government mission

(in millions of dollars)

2013
	Health and	Education		Support for
	Social	and	Economy and	Individuals	Administration	Debt	Consolidated
	Services	Culture	Environment	and Families	and Justice	service	total
EXPENDITURE BY SUPERCATEGORY
Transfer	4 410	4 190	7 075	8 532	1 154		25 361
Remuneration	21 424	11 656	1 316	458	3 123		37 977
Operating	8 309	3 627	2 882	273	1 406		16 497
Doubtful accounts and other allowances	31	55	43	6	703		838
Total expenditure before debt service	34 174	19 528	11 316	9 269	6 386	—	80 673
Debt service						9 839	9 839
Total expenditure	34 174	19 528	11 316	9 269	6 386	9 839	90 512

2012 (restated)
	Health and	Education		Support for
	Social	and	Economy and	Individuals	Administration	Debt	Consolidated
	Services	Culture	Environment	and Families	and Justice	service	total
EXPENDITURE BY SUPERCATEGORY
Transfer	4 232	4 286	7 336	8 352	1 178		25 384
Remuneration	20 640	11 412	1 289	432	3 065		36 838
Operating	7 600	3 582	2 821	281	1 239		15 523
Doubtful accounts and other allowances	28	57	213	9	631		938
Total expenditure before debt service	32 500	19 337	11 659	9 074	6 113	—	78 683
Debt service						9 451	9 451
Total expenditure	32 500	19 337	11 659	9 074	6 113	9 451	88 134

APPENDIX 10

Fiduciary transactions conducted by the Government

AS AT MARCH 31, 2013

Summary of fiduciary transactions conducted
by government departments and bodies

(in millions of dollars)

	2013
					Net assets
	Assets		Liabilities		(liabilities)

Agence du revenu du Québec
Fonds des pensions alimentaires	228		228		—
Unclaimed property(1)	132		80		52
Autorité des marchés financiers
Fonds d’indemnisation des services financiers	25		15		10
Caisse de dépôt et placement du Québec(1)	213 163		37 590		175 573	(2),(3)
Comité Entraide - public and parapublic sector(1)	7				7
Commission administrative des régimes de retraite et d’assurances(1)	122	(2)	122		—
Government pension plans - share paid by participants(1) :
RREGOP	45 011	(2),(4)	46 063	(4)	(1 052)
PPMP	7 961	(2)	9 075		(1 114)
PPPOCS	473	(5)	467		6
SPMSQ	180	(2)	166		14
Other pension plans administered by the Commission(1)	243	(2)	262		(19)
Commission de la construction du Québec
General Fund(1)	228		333		(105)
Supplemental Pension Plan(1) :
general account	3 699	(2)	3 757		(58)
complementary account	5 281	(2)	5 281		—
pensioners’ account	5 640	(2)	6 035		(395)
Other funds(1)	1 732		1 101		631
Commission des partenaires du marché du travail
Workforce Skills Development and Recognition Fund	97		8		89
Conseil de gestion de l’assurance parentale(1)	14		14		—
Parental Insurance Fund(1)	211	(2)	715		(504)

APPENDIX 10

Fiduciary transactions conducted by the Government (cont’d)

AS AT MARCH 31, 2013

Summary of fiduciary transactions conducted
by government departments and bodies (cont’d)

(in millions of dollars)

	2013
				Net assets
	Assets		Liabilities	(liabilities)

Curateur public
Accounts under administration(1)	415	(2)	52	363
La Financière agricole du Québec
Fonds d’assurance-récolte	186	(2)	3	183
Fonds d’assurance-stabilisation des revenus agricoles	18		421	(403)
Ministère de la Sécurité publique
Fonds central de soutien à la réinsertion sociale(1)	2			2
Ministère des Finances
Trust fund	173		173	—
Office de la protection du consommateur
Cautionnements individuels des agents de voyages	5	(2)	4	1
Fonds d’indemnisation des clients des agents de voyages	96	(2)	1	95
Régie des marchés agricoles et alimentaires du Québec
Fonds d’assurance-garantie	7	(2)	0	7
Régie des rentes du Québec
Quebec Pension Plan Fund(1)	40 215	(2)	735	39 480
Fonds de surveillance des régimes complémentaires de retraite(1)	15		1	14
Société de l’assurance automobile du Québec
Fonds d’assurance automobile du Québec(1)	8 220	(2)	8 674	(454)
Société québécoise de récupération et de recyclage
Régime de compensation pour les organismes municipaux	171		171	—

(1)         On the basis of financial statements as at December 31, 2012.

(2)         The funds of certain trusts are entrusted in whole or in part to the Caisse de dépôt et placement du Québec. The net assets of the Caisse, shown at fair value, include $115 776 M in funds entrusted to it by these trusts.

(3)         The net assets of the Caisse de dépôt et placement du Québec include assets taken into account in the Government’s consolidated financial statements, particularly those of the Retirement Plans Sinking Fund and the Generations Fund. The fair value of these assets as at March 31, 2013 was $51 530 M.

(4)         Assets of $627 M and liabilities of $537 M, out of these amounts, are taken into account in the Government’s pension plans liability.

(5)         The assets of this plan include an amount receivable from the Government of $472 M as at December 31, 2012 in respect of participants’ contributions entrusted to the general fund of the Consolidated Revenue Fund. The amount bears interest. The Government has presented this debt in its accrued benefit obligations toward the plan.